As filed with the Securities and Exchange Commission on January 18, 2024.

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM F-1

REGISTRATION STATEMENT

Under

The Securities Act of 1933

JUHEYING INTELLIGENT TECHNOLOGY LTD

(Exact name of Registrant as specified in its charter)

United Kingdom	5063	Not Applicable
(State or other jurisdiction of	(Primary Standard Industrial	(I.R.S. Employer
incorporation or organization)	Classification Code Number)	Identification Number)

ORTON SOUTHGATE SUITE 100,

12 MANASTY RD, PETERBOROUGH

UNITED KINGDOM

Tel:+44 07761684500

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Copies to:

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933. Emerging growth company ☒

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☒

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act, as amended, or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a) may determine.

The information in this preliminary prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell these securities, and we are not soliciting offers to buy these securities in any state where the offer or sale is not permitted.

I

PRELIMINARY PROSPECTUS (Subject to Completion)

Dated January 18, 2024.

PRELIMINARY PROSPECTUS

Ordinary Shares

We are offering ordinary shares. This is the initial public offering of ordinary shares of . The offering price of our ordinary shares in this offering is expected to be $ per share. Prior to this offering, there has been no public market for our ordinary shares.

We have applied to list our ordinary shares on the Nasdaq Capital Market under the symbol “JHY”. There is no assurance that such application will be approved, and if our application is not approved, this offering may not be completed.

Investing in our ordinary shares involves a high degree of risk. Before buying any shares, you should carefully read the discussion of material risks of investing in our ordinary shares in “Risk Factors”.

We are an “emerging growth company” as defined under the federal securities laws and, as such, will be subject to reduced public company reporting requirements. See “Prospectus Summary—Implications of Being an Emerging Growth Company” for additional information.

Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

We are a holding company incorporated in the England as a holding company. The Ordinary Shares offered in this prospectus are shares of the England holding company. For a description of our corporate structure, see “Corporate History and Structure.” See also “Risk Factors – Risks Relating to Our Corporate Structure.”

	PER SHARE	TOTAL
Initial public offering price	$	$
Underwriting discounts and commissions(1)	$	$
Proceeds, before expenses, to us	$	$
(1)	Does not include accountable and non-accountable expense allowance payable to underwriters. Please see the section of this prospectus entitled “Underwriting” for additional information regarding underwriter compensation.

We expect our total cash expenses for this offering (including cash expenses payable to our underwriters for their out-of-pocket expenses) to be approximately $[●], exclusive of the above commissions. In addition, we will pay additional items of value in connection with this offering that are viewed by the Financial Industry Regulatory Authority, or FINRA, as underwriting compensation. These payments will further reduce proceeds available to us before expenses. See “Underwriting.”

II

Neither we nor any of the underwriters have authorized anyone to provide any information or to make any representations other than those contained in this prospectus or in any free writing prospectuses we have prepared. Neither we nor any of the underwriters take responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. This prospectus is an offer to sell only the shares offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this prospectus is current only as of its date, regardless of the time of delivery of this prospectus or of any sale of our common stock.

For investors outside the United States: Neither we nor any of the underwriters have done anything that would permit this offering or possession or distribution of this prospectus in any jurisdiction where action for that purpose is required, other than in the United States. Persons outside the United States who come into possession of this prospectus must inform themselves about, and observe any restrictions relating to, the offering of the shares of our common stock and the distribution of this prospectus outside the United States.

Neither the Securities and Exchange Commission nor any state securities commission nor any other regulatory body has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

III

IV

About This Prospectus

This prospectus is part of a registration statement on Form F-1 that we filed with the Securities and Exchange Commission (the “SEC”). As permitted by the rules and regulations of the SEC, the registration statement filed by us includes additional information not contained in this prospectus. You may read the registration statement and the other reports we file with the SEC at the SEC’s website described below under the heading “Where You Can Find More Information”.

The information contained in this prospectus is accurate as of the date on the front of this prospectus only, regardless of the time of delivery of this prospectus or of any sale of our Common Shares. Our business, financial condition, results of operations and prospects may have changed since that date.

This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information.

In this prospectus, unless the context otherwise requires:

•	references to “Common Shares” or “our shares” refer to common shares of JUHEYING INTELLIGENT TECHNOLOGY LTD;
•	references to the “Company,” “we,” “us,” “our” and “JHY” refer to JUHEYING INTELLIGENT TECHNOLOGY LTD;
•	references to “dollars,” “U.S. dollars,” “USD,” “$,” and “US$” are to United States Dollars;
•	“U.S. GAAP” refers to generally accepted accounting principles in the United States;
•	references to the “SEC” are to the United States Securities and Exchange Commission.

Market data and certain industry data and forecasts used in, or incorporated by reference in, this prospectus were obtained from sources we believe to be reliable, including market research databases, publicly available information, reports of governmental agencies and industry publications and surveys. We have relied on certain data from third-party sources, including internal surveys, industry forecasts and market research, which we believe to be reliable based on our management’s knowledge of the industry. Forecasts are particularly likely to be inaccurate, especially over long periods of time. In addition, we do not necessarily know what assumptions regarding general economic growth were used in preparing the third-party forecasts we cite. Statements as to our market position are based on the most currently available data. While we are not aware of any misstatements regarding the industry data presented in this prospectus, our estimates involve risks and uncertainties and are subject to change based on various factors, including those discussed under the heading “Risk Factors” in this prospectus. Our historical results do not necessarily indicate our expected results for any future periods.

Certain figures included in this prospectus have been subject to rounding adjustments. Accordingly, figures shown as totals in certain tables may not be an arithmetic aggregation of the figures that precede them.

We have obtained the statistical data, market data and other industry data and forecasts used in this prospectus and in our SEC filings incorporated herein by reference from publicly available information. We have not sought the consent of the sources to refer to the publicly available reports in this prospectus.

V

INTERNATIONAL FINANCIAL REPORTING STANDARDS

Our financial statements are prepared in accordance with the International Financial Reporting Standards as issued by the International Accounting Standards Board. Our fiscal year ends on December 31 of each year as does our reporting year.

We have made rounding adjustments to some of the figures included in this prospectus. Accordingly, numerical figures shown as totals in some tables may not be an arithmetic aggregation of the figures that precede them.

MARKET AND INDUSTRY DATA

This prospectus contains references to industry market data and certain industry forecasts. Industry market data and industry forecasts are obtained from publicly available information and industry publications. Industry publications generally state that the information contained therein has been obtained from sources believed to be reliable, but that the accuracy and completeness of that information is not guaranteed. Although we believe industry information to be accurate, it is not independently verified by us. Some data is also based on our good faith estimates, which are derived from our review of internal surveys or data, as well as the independent sources referenced above. Assumptions and estimates of our and our industry’s future performance are necessarily subject to a high degree of uncertainty and risk due to a variety of factors, including those described in “Risk Factors.” These and other factors could cause future performance to differ materially from our assumptions and estimates. See “Cautionary Note Regarding Forward-Looking Statements.”

TRADEMARKS

We own or have rights to various trademarks, service marks and trade names that we use in connection with the operation of our business. This prospectus also contains additional trademarks, trade names and service marks belonging to other companies. Solely for convenience, trademarks, trade names and service marks referred to in this prospectus may appear without the ®, ™ or SM symbols, but such references are not intended to indicate, in any way, that we will not assert, to the fullest extent under applicable law, our rights or the right of the applicable licensor to these trademarks, trade names and service marks. We do not intend our use or display of other parties’ trademarks, trade names or service marks to imply, and such use or display should not be construed to imply, a relationship with, or endorsement or sponsorship of us by, these other parties.

VI

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

Various statements contained in this prospectus, including those that express a belief, expectation or intention, as well as those that are not statements of historical fact, are forward-looking statements. These forward-looking statements may include projections and estimates concerning our possible or assumed future results of operations, financial condition, business strategies and plans, market opportunity, competitive position, industry environment, and potential growth opportunities. In some cases, you can identify forward-looking statements by terms such as “may”, “might”, “will”, “should”, “believe”, “expect”, “could”, “would”, “intend”, “plan”, “anticipate”, “estimate”, “continue”, “predict”, “project”, “potential”, “target,” “goal” or other words that convey the uncertainty of future events or outcomes. You can also identify forward-looking statements by discussions of strategy, plans or intentions. We have based these forward-looking statements on our current expectations and assumptions about future events. While our management considers these expectations and assumptions to be reasonable, because forward-looking statements relate to matters that have not yet occurred, they are inherently subject to significant business, competitive, economic, regulatory and other risks, contingencies and uncertainties, most of which are difficult to predict and many of which are beyond our control. These and other important factors, including, among others, those discussed in this prospectus under the headings “Risk Factors”, “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Business”, may cause our actual results, performance or achievements to differ materially from any future results, performance or achievements expressed or implied by the forward-looking statements in this prospectus, including among other things:

●	our future financial performance, including our expectations regarding our revenue, cost of revenue, operating expenses, including capital expenditures related to asset-intensive offerings, our ability to determine reserves and our ability to achieve and maintain future profitability;
●	our ability to develop and market new products;
●	the continued market acceptance of our products;
●	exposure to product liability claims and actions;
●	risks associated with product recalls;
●	the sufficiency of our cash, cash equivalents and investments to meet our liquidity needs;
●	our ability to manage operations-related risk;
●	our expectations and management of future growth;
●	our expectations concerning relationships with third parties;
●	the impact of COVID-19 on the Company;
●	our ability to maintain, protect and enhance our intellectual property;
●	our ability to successfully acquire and integrate companies and assets;
●	the increased expenses associated with being a public company;
●	exposure to product liability and defect claims;
●	protection of our intellectual property rights;
●	damage to our reputation due to negative publicity;
●	changes in the laws that affect our operations;
●	inflation and fluctuations in foreign currency exchange rates;
●	our ability to obtain all necessary government support;
●	certifications, approvals, and/or licenses to conduct our business;
●	continued development of a public trading market for our securities;
●	the cost of complying with current and future governmental regulations and the impact of any changes in the regulations on our operations;
●	risks associated with expansion into new jurisdictions;
●	managing our growth effectively;
●	fluctuations in operating results;

VII

●	emerging market risks;
●	global economy risks;
●	our ability to maintain and enhance our market position;
●	our ability to obtain and maintain adequate insurance coverage;
●	our ability to identify and integrate strategic acquisitions, investments and partnerships and to manage our growth;
●	dependence on our senior management and key employees;
●	our ability to maintain the listing of our securities on Nasdaq;
●	our ability to continue to develop new technologies and/or upgrade our existing technologies;and
●	other factors set forth under “Risk Factors.”

We caution you that the foregoing list may not contain all of the forward-looking statements made in this prospectus.

You should not rely upon forward-looking statements as predictions of future events. We have based the forward-looking statements contained in this prospectus primarily on our current expectations and projections about future events and trends that we believe may affect our business, financial condition, results of operations and prospects. The outcome of the events described in these forward-looking statements is subject to risks, uncertainties and other factors, including those described in the section titled “Risk Factors” and elsewhere in this prospectus. Moreover, we operate in a very competitive and rapidly changing environment. New risks and uncertainties emerge from time to time and it is not possible for us to predict all risks and uncertainties that could have an impact on the forward-looking statements contained in this prospectus. We cannot assure you that the results, events and circumstances reflected in the forward-looking statements will be achieved or occur, and actual results, events or circumstances could differ materially from those described in the forward-looking statements.

These and other factors are more fully discussed in the “Risk Factors”, “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Business” sections and elsewhere in this prospectus. These risks could cause actual results to differ materially from those implied by the forward-looking statements contained in this prospectus.

All forward-looking statements included herein attributable to us or any person acting on our behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this section. Any forward-looking statement that we make in this prospectus speaks only as of the date of this prospectus. Except as required by applicable law, we do not undertake any obligation to update or revise, or to publicly announce any update or revision to, any of the forward-looking statements in this prospectus, whether as a result of new information, future events or otherwise, after the date of this prospectus.

VIII

As filed with the Securities and Exchange Commission on January 18, 2024.

PROSPECTUS SUMMARY

This summary highlights selected information contained elsewhere in this prospectus that we consider important. This summary does not contain all of the information you should consider before investing in our Common Shares. You should read this summary together with the entire prospectus, including the risks related to our business, our industry, investing in our Common Shares and our location in British that we describe under “Risk Factors” and our consolidated financial statements and the related notes before making an investment in our securities.

Our Mission

JUHEYING INTELLIGENT TECHNOLOGY LTD is a new energy technology company dedicated to the research, development, production and sales of intelligent charging pile equipment, providing convenient charging services for electric vehicles and promoting the popularization of green travel and environmental protection concept. JUHEYING INTELLIGENT TECHNOLOGY LTD maintains the corporate philosophy of "the original heart remains unchanged, to achieve more beautiful", while the corporate culture of JUHEYING INTELLIGENT TECHNOLOGY LTD adheres to the core values of "Innovation, Quality, Service, Responsibility", and is committed to creating a positive and cooperative work environment for employees, providing consumers with excellent products and services, and contributing to the sustainable development of the society. We believe that an excellent corporate culture is an important cornerstone of the company's success and a source of motivation for sustainable development. In order to better serve consumers, JUHEYING INTELLIGENT TECHNOLOGY LTD has established a large number of charging stations in multiple locations simultaneously to provide convenient charging services for electric vehicles. At the same time, JUHEYING INTELLIGENT TECHNOLOGY LTD sells electric cars through the financial program, and cooperates with the national new energy electric car to the countryside business, and expands the new energy electric car ownership industry.

The mission of JUHEYING INTELLIGENT TECHNOLOGY LTD is to innovate for the benefit of our customers, to create the world's best and most innovative products, to give more people access to newer and better technology, to use the lowest total cost of ownership, and to create higher work efficiency. JUHEYING INTELLIGENT TECHNOLOGY LTD possesses the core values of "customer achievement, entrepreneurship and innovation, honesty and integrity, and win-win situation". JUHEYING INTELLIGENT TECHNOLOGY LTD is committed to the satisfaction and success of every customer. We pursue innovations that are critical to both our customers and our company, while driving them to fruition quickly and efficiently. JUHEYING INTELLIGENT TECHNOLOGY LTD believes in trust, honesty and responsibility, both internally and externally. JUHEYING INTELLIGENT TECHNOLOGY LTD promotes mutual understanding, values diversity, and takes a global view of our culture.

Overview of Our Company

JUHEYING INTELLIGENT TECHNOLOGY LTD is a new energy technology company dedicated to the research, development, production and sales of intelligent charging pile equipment, providing convenient charging services for electric vehicles and promoting the popularization of green travel and environmental protection concept.

JUHEYING INTELLIGENT TECHNOLOGY LTD strives to become a global leader in the smart charging field, meeting the growing demand for electric vehicle charging through innovative products and services, while accelerating the company's sustainable growth and market share expansion through IPO. Through technological innovation and green energy solutions, JUHEYING INTELLIGENT TECHNOLOGY LTD realizes its corporate mission by providing efficient, convenient and safe electric vehicle charging services to consumers around the world, and promoting the popularization of sustainable mobility and environmental protection concepts.

1

JUHEYING INTELLIGENT TECHNOLOGY LTD increases the construction of charging facilities, builds a perfect charging network and improves user convenience by creating an intelligent, large-scale and centralized charging pile industry. By setting up reasonable charging piles in shopping malls, residential parking lots, public buildings and other places, it is conducive to the promotion and growth of new energy vehicles, stimulates the development of the new energy vehicle industry in the sinking market, and helps promote the use of clean energy and energy conservation.

JUHEYING INTELLIGENT TECHNOLOGY LTD specializes in customized charging solutions for automotive groups such as operating vehicles, enterprises and institutions, temporary charging during journeys, public fast charging stations and private car owners. Through the popularization and development of charging piles, it plays a positive role in improving and promoting the environmental protection of the natural environment, and contributes to the realization of peak carbon dioxide emissions and carbon neutrality.

History and Development

JUHEYING INTELLIGENT TECHNOLOGY LTD is incorporated in the England and Wales as a Private company limited by shares, this 9th day of January 2024.Since its establishment, the company has been committed to the research and development, production and sales of intelligent charging pile equipment to provide convenient charging services for electric vehicles. New energy vehicle charging piles are an important logistical part of maintaining the energy supply of new energy electric vehicles and guaranteeing the convenience of new energy vehicles. JUHEYING INTELLIGENT TECHNOLOGY LTD adheres to the concept of "the original heart never changes, to achieve more beautiful", focusing on green travel, green life style. By creating an intelligent, large-scale and centralized charging pile industry, we will increase the construction of charging facilities, build a perfect charging network and improve user convenience.

JUHEYING INTELLIGENT TECHNOLOGY LTD has established a large number of charging stations in multiple locations to provide convenient charging services for electric vehicles. At the same time, JUHEYING INTELLIGENT TECHNOLOGY LTD sells electric vehicles through financial programs, and cooperates with the national new energy electric vehicles to the countryside business to expand the new energy electric vehicle ownership industry.

All in all, our company has been committed to the research, development, production and sales of intelligent charging pile equipment since its inception, providing convenient charging services for electric vehicles as well as promoting the popularization of green travel and environmental protection concepts.

The Industry

(1)Industry analysis

Smart charging pile industry belongs to one of the new energy industries. The charging pile industry can be divided into upstream charging pile manufacturers, midstream charging pile operators and downstream new energy vehicle end-use. The upstream is mainly charging pile equipment manufacturers and all kinds of charging pile products, including DC charging piles, AC charging piles, AC and DC integrated piles and other equipment, mainly including, charging modules, motors, chips, contactors, circuit breakers, housings, plugs and sockets, cable materials and so on. The midstream is mainly a charging pile operator, responsible for the construction and operation of charging piles and charging stations, providing charging pile services, capable of coordinating the upstream and downstream as well as meeting the needs of customers, and providing effective and reasonable overall operation solutions. In order to provide a variety of functions and services, some hardware manufacturers will also be involved in the construction and operation of piles, so there will be overlapping roles in the upper reaches of the industry chain. The downstream is mainly utilized for all kinds of electric vehicles and application terminals. New energy electric vehicles mainly include passenger cars and commercial vehicles.

2

With the development of society and the intensification of environmental pollution, the green travel concept and lifestyle is gradually being valued and welcomed by people, when people's living standards reach a certain level, people live in a certain level of environmental pollution has also reached a certain peak, they will invest money and time in environmental governance and reduce pollution, as a new energy industry to meet people's current needs, intelligent charging piles undoubtedly has a broad space for development.

Under the background of Internet development, scientific and technological progress, favorable policies, etc., the new energy industry continues to develop, the new energy industry chain development so far, the charging pile has been the short board of the whole industry chain; charging equipment is less, the charging time is long, etc. These shortcomings are also in the reverse effect of the new energy vehicle sales. However, with the development of fast charging technology and extra high voltage, the profitability of charging pile enterprises has been improved, and the new energy industry is developing rapidly. This shows that the new energy industry has a bright future.

(2)Industry data

Ⅰ. New Energy Industry Market Size The International Energy Agency's (IEA) previously released Global Electricity Market Report 2023 shows that global electricity demand has grown by nearly 2%, spurred by the electrification of transportation energy and record sales of electric vehicles.

In terms of renewable energy distribution and storage market size, the U.S., Europe, and China lead the latest annual capacity growth. Compared to 2021, the U.S. has more than 80% capacity growth in 2022, China has nearly 100% growth, and Europe has about 35% growth. In 2022, the U.S. remains the country with the most cumulative installed energy storage systems, and China surpasses Europe with 10,500 MW of cumulative capacity, compared to Europe's 9,400 MW. In both China and the U.S., more than 45% of the cumulative installed energy storage capacity is deployed in 2022.

Ⅱ. Market structure of the new energy industry The share of renewables in the global electricity generation mix will rise from 29% in 2022 to 35% in 2025. As renewables expand, the share of coal- and gas-fired power generation will decline. Global carbon emissions from electricity generation will level off by 2025, and CO2 emissions intensity (i.e., the amount of CO2 produced per unit of energy) will decline further in the coming years, and is projected to fall by an average of about 3% per year. With the easing of the energy crisis and the growth of Asian economies, global electricity demand is projected to increase by 2.6% in 2023 and by an average of about 3.2% in 2024 and 2025, which is a significant increase from the average 2.4% growth rate in the years prior to COVID-19 pandemic. More than half of this growth will come from China, followed by India and Southeast Asia. By 2025, global electricity demand will be 2,500 terawatt-hours higher than it was in 2022, meaning that the annual increase in electricity consumption over the next three years will be roughly equivalent to that of the UK and Germany combined.

Ⅲ. New energy charging pile market size With the latest The Infrastructure Investment and Jobs Act of the United States through the Parliament, the federal government will increase investment in charging pile infrastructure, while Tesla as a representative of the enterprise is also accelerating the construction of fast charging station in North America, it is expected that the penetration rate of fast charging piles will be gradually increased. In 2021, the U.S. fast charging piles accounted for about 20%, it is expected that by 2025 new charging piles, fast charging pile penetration will reach 35%, corresponding to the new demand for fast charging piles of about 65,000, according to the price of a single pile of 32,000 U.S. dollars / one, the U.S. fast charging piles market space in 2025 is estimated to reach 2.06 billion U.S. dollars. Demand for charging piles in the U.S. is expected to continue to grow rapidly, and the market space is vast. In 2021, the total scale of U.S. charging pile market is relatively small, about 140 million U.S. dollars, with the rapid growth of new energy vehicle ownership brought about by the demand for charging pile supporting the construction of the market is expected to reach a total scale of 2.90 billion U.S. dollars in 2025, compound annual growth rate as high as 114%, the market continues to grow rapidly, and the space of the future market is vast. New energy vehicle ownership continues to increase, supporting charging pile ushered in demand increment. The production and sales of new energy vehicles in the U.S. are growing rapidly, with sales of 652,000 new energy vehicles in 2021 and expected to reach 2.917 million in 2025, a compound annual growth rate of 45.4%, and the number of new energy vehicles in the U.S. will reach 7.90 million. Charging pile is an important infrastructure for new energy vehicles to replenish energy, the rise of new energy vehicle ownership must be synchronized with the supporting charging pile to meet the charging needs of vehicle owners, it is expected that in 2025 the need for supporting charging pile of 560,000, 2025 will be added to the demand for charging pile of 185,000, the demand for a significant release. It is expected that the new slow charging pile demand of 12.0 million in 2025, corresponding to the market size of about 1.6 billion U.S. dollars.

3

The penetration rate of fast charging piles in Europe is high, and the market space is expanding. European new energy vehicle market developed earlier, fast charging technology is mature, the penetration rate of fast charging piles is at a high level, and the fast charging penetration rate will be as high as 51% in 2021. It is expected that among the new charging piles in 2025, the penetration rate of fast-charging piles will continue to rise to 61%, corresponding to the demand of new fast-charging piles of about 213,000 piles, and according to the price of a single pile of 32,000 piles, the market space of fast-charging piles in Europe in 2025 is estimated to be 6.80 billion U.S. dollars. Policy-driven acceleration of charging infrastructure construction in Europe will greatly drive the demand for charging piles. Under the European "Fit for 55 Package" program, the European Commission requires member states to accelerate the construction of infrastructure for new energy vehicles, requiring member states to ensure that there is an electric vehicle charging station every 60 kilometers on major roads. According to a joint report by Eurelectric, with 130 million electric vehicles on the road in Europe by 2035, future infrastructure expansion will cost about $62 billion, and another $72 billion will be needed to install 56 million home charging posts.

Ⅳ.New Energy Charging Pile Market Industrial Structure

In 2022, the U.S. will have approximately 115,900 public charging posts, up 15.0% year-over-year and 1.3% sequentially, accounting for approximately 85% of the total number of charging posts, and approximately 19,900 private charging posts, up 4.1% year-over-year and 0.7% sequentially. The proportion of public charging pile may be further increased in the future under high growth rate. Looking at different charging methods, traditional L2 level slow chargers still dominate the public charging piles in the U.S., while the proportion of DC fast chargers is rapidly increasing. U.S. charging posts are categorized by mode type as L1, L2, and DC fast charging. The L1 level provides charging through a 120-volt AC plug, with charging power of about 1 to 2 kW. By 2021, the L1 level will account for less than 2% of public charging posts in the U.S., and its share will decrease every year. L2 chargers charge at 240 V (residential) or 208 V (commercial) and can deliver up to 19.2 kW of charging power, but most operate at lower power levels, with L2 levels accounting for more than 80% of the total by 2021. DC fast-charging piles will account for nearly 20% in 2021, and maintain strong growth at a high rate. The share is expected to continue to rise on the back of policy support and increased penetration of medium- and large-sized electric vehicles. The U.S. charging pile application scenario is dominated by home charging piles, with a high proportion of AC slow charging pile demand, and the market size maintains growth. Home and workplace charging is typically accomplished through AC charging, with 83% of U.S. EV drivers charging at home, a factor that is expected to drive demand for AC charging and more EVs entering the marketplace, supported by government regulations.

(3)Industry pain points

Ⅰ. Lack of standardization and norms. In the rapid development of new energy and intelligent charging pile industry, the lack of unified standards and norms has led to the uneven quality of charging pile products and the emergence of hidden safety hazards. Some charging pile enterprises neglect product quality and safety in order to reduce costs and competition, bringing hidden dangers to consumer use. Charging pile enterprises need to strengthen the standardized management, establish unified standards, and improve the safety and reliability of charging pile products.

Ⅱ. Market competition is fierce. With the rapid expansion of the charging pile industry, the market competition is becoming increasingly fierce. In this case, companies often engage in price wars in order to compete for market share, resulting in smaller and smaller profit margins within the industry. In order to solve this problem, charging pile enterprises should strengthen technological innovation, improve the added value of products, constantly improve their core competitiveness, and find the path of differentiated development.

4

Ⅲ. High construction cost of charging piles. The construction cost of charging piles is one of the important factors restricting the development of the industry. Especially in some areas, the construction cost of charging piles is even higher due to expensive land prices and other factors. In order to solve this problem, charging pile enterprises need to cooperate with the government to strive for policy support and subsidies to reduce construction costs and accelerate the pace of charging pile construction.

Ⅳ. The use of the Internet traffic dividend is still lacking, charging pile online services are emerging, the traditional offline charging pile services in the face of the Internet wave can not keep pace with the footsteps will be eliminated, through the Internet to explore a more healthy and sustainable development of the business model is more favorable.

Ⅴ. Poor user experience. Some charging pile enterprises ignore the importance of user experience, resulting in users encountering many inconveniences in the charging process. For example, the location of the charging pile is not convenient, the operation interface is not friendly and other problems. In order to improve the user experience, charging pile enterprises need to start from the user demand, product design and service optimization, to provide a more convenient and comfortable charging experience.

(4)Industry Forecast

Ⅰ. Policies drive new energy sector

After the epidemic, in order to further promote the sound development of new energy industry, accelerate the national new energy related industry layout, new energy automobile support policies have been introduced, accompanied by new energy automobile support policies, new energy charging pile supporting the development of demand on the agenda. At the same time, a number of plans for the new energy industry have been issued to encourage the innovative development of the new energy industry. New energy industry development prospects are very broad, the government issued laws and regulations on the new energy industry and policies for the development of the industry provides a strong policy and regulatory basis to better promote the benign development of the new energy industry.

Ⅱ. Increased demand for green mobility fuels new energy industry growth

With the development of society and the intensification of environmental pollution, the green travel concept and lifestyle is gradually being valued and welcomed by people, when people's living standards reach a certain level, people live in a certain level of environmental pollution has also reached a certain peak, they will invest money and time in environmental governance and reduce pollution, as a new energy industry to meet people's current needs, intelligent charging piles undoubtedly has a broad space for development.

Ⅲ. Charging Piles, Charging Stations Intelligent Drive New Energy Industry Development

With the popularization of the Internet and the improvement of technology, the degree of intelligence in the new energy industry has been increasing. The future charging pile will be more intelligent, with remote monitoring, online payment, data statistics and other functions, to improve the convenience of users. Second, fast charging technology will see a major breakthrough. The future development of fast charging technology will effectively shorten the charging time and improve the user experience. In the future, we will continue to increase the construction of charging facilities and build a comprehensive charging network to improve user convenience.

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Ⅳ. New energy comprehensive service market structure is rich in optimization and market penetration is gradually increasing

With the maturity of ultra-high voltage technology and the decline in construction costs, the penetration rate of high-power DC charging pile will be accelerated, and fast charging will become an important development direction of the charging pile industry. Usually for ordinary pure electric vehicles, it takes a few hours to fully charge an AC charging station, while a DC charging station with higher charging power takes only a few minutes to fully charge. For users, the shortening of charging time enhances the convenience of using new energy vehicles, and fast charging is the first choice of the vast majority of users. For operators, shorter charging times can improve profitability. The small number of charging piles, slow charging, difficulty in finding piles, low utilization rate, mileage anxiety, safety anxiety, etc., have seriously affected the user experience of electric vehicles and become an obstacle to the development of new energy vehicles. Accelerating the construction of charging piles will help solve user pain points and promote the development of new energy vehicles. The new energy industry has been emphasized and accelerated penetration, and the new energy charging pile market size is growing rapidly.

Our Solution

(1)Main consumer of the product or service

Ⅰ. New Energy Vehicle Users

The main target customer group of new energy parking lots is new energy vehicle users. This group of users has a clear demand for charging and has high requirements for the convenience and efficiency of charging services. They want to be able to access charging services quickly and conveniently in various scenarios to meet their daily driving needs.

Ⅱ. Urban residents and business people

New energy parking lots can also be positioned as a parking option for urban residents and business people. As the popularity of new energy vehicles is gradually increasing in cities, urban residents and business people are increasingly concerned about parking convenience and green awareness. They are willing to choose new energy parking lots with convenient charging and elegant parking environment to meet their daily life and work parking needs.

(2) The main reason for the product or service purchased by the consumer

Ⅰ. Policy support for development. The government attaches great importance to the development of new energy vehicle charging piles, and vigorously promotes relevant policies and financial support, encouraging enterprises to increase investment in the construction of charging piles by means of tax exemption, land supply and capital subsidies. A number of policies have been put in place, making the development direction and development goals of the new energy charging pile industry gradually clear, which will provide beneficial soil for the development of the new energy charging pile industry.

Ⅱ. The new energy vehicle market is growing rapidly. In recent years, the new energy vehicle market has continued to explode and become the future direction of the automotive industry. With the popularization of new energy vehicles and growing market demand, the demand for charging piles will also expand rapidly. In the face of the new energy vehicle industry that is gradually maturing and improving, new energy charging piles are at the weak end of the supporting facilities. Accelerating the development of the charging pile industry has a crucial role in promoting the development of the entire new energy electric vehicle industry.

Ⅲ. Innovative technology helps development. The accumulation of charging pile technology and service experience will provide strong support for the development of new energy vehicle charging pile. With the advancement and innovation of technology, the charging pile will be more intelligent and efficient, providing a better charging experience to meet the needs of users.JUHEYING INTELLIGENT TECHNOLOGY LTD, as a new energy technology company, provides consumers with more cost-effective and quality services.

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(2)  The company's current position in the industry and its target position

JUHEYING INTELLIGENT TECHNOLOGY LTD is a new energy technology company dedicated to the research, development, production and sales of intelligent charging pile equipment, providing convenient charging services for electric vehicles and promoting the popularization of green travel and environmental protection concept. Our company occupies a place in the industry of new energy and smart charging pile. JUHEYING INTELLIGENT TECHNOLOGY LTD strives to be a global leader in the smart charging field, meeting the growing demand for electric vehicle charging through innovative products and services, while accelerating the company's sustainable growth and market share expansion through IPO.

(3)  Sales channels

Ⅰ. New Media Networking Platform Promotion: Build your brand on social media platforms such as Twitter, Instagram, Tiktok, etc. to promote your services and products, connect with potential customers, and increase exposure and visibility.

Ⅱ. Franchise chain of regional agents: by taking the city, district and county areas of the agency, in the region according to the specific market conditions to open a number of outlets, the formation of JUHEYING INTELLIGENT TECHNOLOGY LTD's exclusive franchise chain platform network, expanding the coverage of the company's business circle.

Ⅲ. Big Data Promotion Platform: Through the analysis of big data, advertisements are placed to potential customers at appropriate times and scenarios, such as providing charging solution management and charging pile positioning for those who have the need to purchase new energy vehicles and charging services for new energy vehicles.

Ⅳ. Offline interactive promotion: through the offline interactive mode, let the customer intuitively detailed understanding of the company's brand and the services provided, more in line with the needs of customers to promote products and services, and improve customer desire to buy.

Ⅴ. Partner Marketing: Cooperate with related business franchisees, such as parking lots and automobile 4S stores, so that they can recommend their services and products to their customers and increase their visibility and exposure.

Ⅵ. Recommendation and word-of-mouth marketing: through the provision of quality services and products, so that customers who buy services and products are satisfied and leave positive feedback, so that more potential customers in the wait-and-see stage to understand and services, to increase visibility and exposure.

Our Products And Services

JUHEYING INTELLIGENT TECHNOLOGY LTD is a new energy technology company dedicated to the research and development, production and sales of intelligent charging pile equipment, providing convenient charging services for electric vehicles and promoting the popularization of green travel and environmental protection concepts, with a number of advanced technologies and patents, and has developed a variety of series of products, which are roughly listed below:

(1) New energy charging pile as the core of the product: JUHEYING INTELLIGENT TECHNOLOGY LTD launched 22kw AC charging pile and 480kw split-type one machine with four terminals and eight guns DC charging pile, for example:

Ⅰ. 22kw AC charging post. The AC charging pile adopts a new structural design, which is more convenient for installation and maintenance, and has an intelligent protection system to provide users with a safer electric experience. Ethernet, 4G, multiple networking methods, diversified intelligent start/stop, smarter multi-scenario charging, making full use of peak-valley price, saving charging cost.Ground protection, lightning protection, leakage protection, emergency stop protection, under/over voltage protection, overload protection and other protection functions make charging safer. The screen displays the two-dimensional code, avoiding artificial wear and tear replacement, making the funds more secure, more thoughtful protection, waterproof, dustproof, anti-theft, charging more hassle-free.

Ⅱ. 480kw split type one machine four terminals eight guns DC charging pile. 480kw split type one machine four terminals eight guns DC charging pile consists of a main power cabinet and four charging terminals charging terminals can be a machine with two guns and a machine with a single gun, the main power cabinet can be installed with a maximum of 24 charging modules, the maximum power can be up to 360kw (15kw module) / 480kw (20kw module).

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(2) New energy charging program management: JUHEYING INTELLIGENT TECHNOLOGY LTD provides new energy charging pile charging program management. Through the customer's regular charging data statistics and analysis, set up different levels of charging programs for customers to choose, and at the same time, according to the customer's different charging consumer demand for the development of personal charging program to meet the general needs of customers.

(3) Installation and after-sales service: JUHEYING INTELLIGENT TECHNOLOGY LTD provides high quality installation and after-sales service, such as:

Ⅰ. Installation and commissioning. When the charging pile is delivered to the customer, the customer can install the charging pile as needed. The installer will follow the installation manual of the charging pile to install the charging pile in the designated location. The staff will carry out debugging and testing of the charging pile to ensure that the charging pile can work normally.

Ⅱ. After-sales service. After the charging pile is successfully installed and commissioned, the after-sales service personnel will provide relevant technical support and services. Customers can contact the after-sales service personnel at any time if they encounter problems during use, and they will solve the problems in time to ensure the normal operation of the charging pile.

In the future, JUHEYING INTELLIGENT TECHNOLOGY LTD will also combine the different needs of consumer groups, continue to develop and improve products and system platforms, with green development as the core development goal, catering to the new era of new energy vehicle consumer demand, to provide high-quality charging solutions and charging pile experience program, to create a well-known new energy charging pile brand.

Our business model

JUHEYING INTELLIGENT TECHNOLOGY LTD makes full use of the combination of innovation and integration, new model and conventional marketing means, and devotes itself to the research and development, production and sales of intelligent charging pile equipment, providing convenient charging services for electric vehicles as well as promoting the popularization of green travel and environmental protection concepts, which is mainly promoted through the following modes:

(1) Service ecosystem model: JUHEYING INTELLIGENT TECHNOLOGY LTD forms a service ecosystem based on user usage. Here are including intelligent charging and parking management, parking space operation, advertising and marketing, training, hosting, sales and insurance services. We can do customized APP and a series of turnkey TK solutions based on customer's needs, such as hosting, construction, installation, maintenance and so on.

(2) New media diversion mode: JUHEYING INTELLIGENT TECHNOLOGY LTD relies on the agent distribution sales system, the use of emerging new media short video trend, the company's products and services for the public domain diversion, the private domain to convert the product penetration. At the same time, lead the first opportunity, through the use of celebrity effect for brand publicity and promotion of products and services, so that the company's brand in the new energy charging pile industry, many well-known veteran companies to stand out.

(3) Regional network construction and pilot mode: through the arrangement of new energy vehicle charging piles, build a regional network specializing in the area. For specific areas through the pilot way, to pilot drive the whole area of the charging pile reasonable distribution. Connecting the regions together, gradually expanding the coverage of new energy vehicle charging piles, and realizing comprehensive coverage.

Our Competitive Strengths

1. Standardization and standardized management Strictly abide by national and international standards: Excellent enterprises strictly abide by industry-related national and international standards to ensure product quality and safety. Self-regulation system construction: establish a perfect internal quality management system to ensure that products meet high standards from design to production.

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2. Strengthen technological innovation and differentiated competition. Technological innovation drive: through continuous technological research and development, innovate the design and function of charging piles and increase the added value of products. Differentiated market strategy: not only rely on price competition, but meet the needs of different customer groups by providing unique products and services.

3. Reduce construction costs and policy cooperation Cost optimization management: reduce unnecessary cost by optimizing design and production process. Government cooperation and subsidy policy: Cooperate with the government and relevant departments, strive for policy support and financial subsidies, and reduce construction and operation costs.

4. Pay attention to the user experience User-centered design: product design always revolves around the needs of users, providing a convenient user experience. Service optimization: provide high-quality customer service, including user guidance, rapid fault response, etc., to enhance user satisfaction.

JUHEYING INTELLIGENT TECHNOLOGY LTD, through its unique and powerful online and offline linkage capabilities, is committed to the research, development, production and sales of intelligent charging pile equipment, providing convenient charging services for electric vehicles as well as promoting the popularization of green mobility and environmental protection concepts by constructing a network of industrial relations with the focus on the new energy charging pile industry, the core of the industrial development and the industrial chain, and linking the new energy charging piles, the customized new energy charging solutions and so on.

Under the trend of economic globalization, the demand for new energy industry is increasing. Combined with the development plan of JUHEYING INTELLIGENT TECHNOLOGY LTD, its competitive advantages can be briefly summarized as follows:

(1) User data.JUHEYING INTELLIGENT TECHNOLOGY LTD, through its unique and powerful on-line and off-line linkage capability, provides accurate charging pile positioning and targeting by accurately matching individual needs with its powerful digital system. The combination of online and offline can attract more user traffic and help JUHEYING INTELLIGENT TECHNOLOGY LTD to expand its market share effectively.

(2) Professional services. JUHEYING INTELLIGENT TECHNOLOGY LTD can, based on the proprietary technology path, carry out a comprehensive digital construction and transformation of the traditional new energy charging pile fixed point and the products and services of the surrounding merchants. Using big data to analyze the object demand data, and according to the data provided by the intelligent system, provide them with faster services and products to maximize the satisfaction of different people's needs.

(3) Brand awareness.JUHEYING INTELLIGENT TECHNOLOGY LTD will create and form a highly recognizable brand benefit through the investment and distribution of various advertisements, as well as the Company's own high-quality products and service levels, diversified service contents, and innovative business scopes that keep pace with the times to help the Company stand out from the fierce competition in the market.

(4) Diversified service content.JUHEYING INTELLIGENT TECHNOLOGY LTD will provide diversified service content according to the different needs of social groups, including online service and offline service, to help users better meet their needs and improve user satisfaction and loyalty, so as to lock the user traffic.

(5) Social media channels. JUHEYING INTELLIGENT TECHNOLOGY LTD will be promoted through various social media channels. This will help the company to promote its services and attract more users, and at the same time, through the online social media platform, it will help JUHEYING INTELLIGENT TECHNOLOGY LTD to better promote the communication and interaction between the company and the users, and better understand the users' needs for new energy vehicle charging piles and charging stations related to new energy vehicle charging piles and charging stations under the economic conditions and cultural background of the contemporary society. and charging stations under the economic conditions and cultural background of contemporary society.

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Our Challenges

(1) Competition in the market is fierce. When it comes to new energy charging pile companies, we have to mention Blink Charging Co. Blink Charging Co. was founded in 2009 and is headquartered in Florida, U.S.A. Its primary sources of revenue are charging post sales and charging fees. Blink Charging Co.'s self-operated charging station business accounted for the second largest share of revenue at 14.22%. Secondly, Blink Charging Co. also generates revenue from other businesses such as advertising and shared mobility. Using Blink Charging Co.'s software, Blink Network, owners can operate, maintain and track various Blink EV charging stations and associated billing data. In order to generate additional revenues from the charging station business and to demonstrate Blink Charging Co.'s continued competitive advantage in the charging station market, Blink Charging Co. offers a wide range of charging equipment and services to its consumers and partners.

Founded in 2007 and headquartered in California, ChargePoint, Inc. was one of the first charging station operators in the world to go public in an IPO. As a leading charging station company in the U.S., ChargePoint, Inc. has a market share of more than 75% in the U.S., has built 112,800 charging stations globally, and plans to complete the construction of 2.5 million charging stations by 2025. ChargePoint, Inc. offers a wide variety of charging ports to match the SAECombo (BMW, Volkswagen, etc.) standard interface used in Europe and CHAdeMO (Nissan, etc.) standard interface used in Japan.

There is intense competition in the new energy market, with major companies venturing into the space to offer a variety of innovative solutions. It is difficult for a start-up new energy technology company to stand out in the market compared to competitors with established brands and customer bases.

(2) Technical difficulties. New energy technology companies need to be equipped with advanced technological capabilities to meet user demand for technologies such as real-time data, virtual reality and augmented reality. However, the research and development and application of these technologies require significant investment in capital and human resources, especially for startups, which often find it difficult to bear these risks and costs.

(3) Lack of stable profit model. In the field of new energy service management and operation, the profit model is not clear, with a single mode of income, which can only rely on the service fee, and the inefficiency of charging utilization, together with the cost of rent, leads to difficulties in making money. Plus, charging station low entry threshold, many competitors, long-term price war. Due to the fierce competition in the market, advertisers are willing to invest money in a limited number of platforms, and cooperation with brands also needs to establish a reliable user base and brand image, which is a challenge for startups.

(4) User cultivation and retention is difficult. New energy technology companies need to attract users, cultivate user stickiness and keep them active. However, this requires constant delivery of valuable content and experiences, as well as interaction and engagement with users. For companies that are just starting out, they often lack sufficient resources and capabilities to meet users' needs, which can lead to user attrition.

(5) Regulatory and policy restrictions. The operation of new energy services involves the collection, storage and use of user data, and some countries and regions have established strict regulations and policies regarding personal privacy and data security. New energy technology companies need to spend a lot of energy and resources to ensure compliance with relevant protection of user privacy and data security.

Overall, new energy technology companies face operational vulnerabilities in terms of fierce market competition, technical difficulties, unstable profit models, difficulties in user cultivation and retention, and regulatory and policy restrictions. Solving these problems requires companies to have innovative capabilities, financial strength and effective marketing strategies, as well as to cooperate with relevant government departments and industry organizations to jointly promote the development of the new energy charging pile industry.

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Our market opportunity

Under the current background of Internet development, technological progress and favorable policies, the new energy industry is showing a trend of continuous development. Charging pile is a device to supplement electric energy to new energy electric vehicles, which is like a gas station for fuel vehicles. But the development of new energy industry chain so far, charging pile has been the short board in the whole industry chain; charging equipment is less, charging time is long and other shortcomings are also inversely affecting the sales of new energy vehicles. However, with the development of fast charging technology and extra high voltage, the profitability of charging pile enterprises has been improved However, in the open social field, it is difficult to form a dominant situation. Due to the diversification of market demand, people have different preferences for the use of new energy charging piles, so there is a situation where multiple competitors compete together. Although the market competition is fierce, it also provides an opportunity for JUHEYING INTELLIGENT TECHNOLOGY LTD to seize the market opportunity.

JUHEYING INTELLIGENT TECHNOLOGY LTD, as a competitive enterprise, should take the initiative to adapt to the changes in market demand, actively look for development opportunities and seize the first opportunity under the current international situation. Firstly, the company should pay close attention to the demand and preference of consumers for new energy charging piles and charging solutions, and launch more personalized and differentiated products and services for different groups of people. Secondly, the company should strengthen cooperation with relevant enterprises in the upstream and downstream industrial chain of the new energy charging pile industry to realize rapid development through resource sharing and mutually beneficial cooperation mode. At the same time, the Company also needs to increase its investment in scientific and technological innovation, and utilize advanced technological means such as artificial intelligence and big data analysis to improve the efficiency of product research and development and operation, so as to provide consumers with a better experience.

In addition, when facing the international market, JUHEYING INTELLIGENT TECHNOLOGY LTD should also actively expand the overseas market to find more partners and customers. By formulating a scientific internationalization strategy and combining local market demand and cultural characteristics, the company will be able to promote its rapid development in overseas markets.

In conclusion, the current international situation provides a broad development space for JUHEYING INTELLIGENT TECHNOLOGY LTD to seize the market opportunities. The company can realize its rapid development and market leading position by paying close attention to market demand, strengthening cooperation, increasing investment in scientific and technological innovation and expanding overseas markets.

What we do

JUHEYING INTELLIGENT TECHNOLOGY LTD is a new energy technology company dedicated to the research, development, production and sales of intelligent charging pile equipment, providing convenient charging services for electric vehicles and promoting the popularization of green travel and environmental protection concept. JUHEYING INTELLIGENT TECHNOLOGY LTD upholds the concept of "the original heart never changes, to achieve more beautiful", focusing on green travel, green life style. By building an intelligent, large-scale and centralized charging pile industry, JUHEYING INTELLIGENT TECHNOLOGY TECHNOLOGY LTD will intensify the construction of charging facilities, build a perfect charging network, and improve the convenience of users. Promote the use of clean energy and energy conservation. Tailor-made charging solutions for automobile groups such as operating vehicles, enterprises and institutions, temporary charging during journeys, public fast charging stations and private car owners.

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Our Corporate Structure

Our company implements the general manager responsibility system under the leadership of the board of directors, with the financial director and general manager under the chairman of the board of directors, and the general manager coordinating the marketing director, the production director, the personnel director, the customer service director, the administrative director and other related departments. Mr. Xinzhuang Wang is the chairman of the board, Mr. Yafei Sun and Mr. Yiming Chen are the directors, Ms. Ruiling Jing is the chief executive officer, Mr. Fei Wang is the chief financial officer, and there are several core personnel in the management team to ensure that the company operates in a legal and compliant manner. The management team has several core personnel to ensure that the company operates in a legal and compliant manner, and also to ensure the company's business development.

Company Organization Chart

Our Strategy

JUHEYING INTELLIGENT TECHNOLOGY LTD's development strategy for the company's production and operation products mainly includes the following aspects:

(1) Product R&D and technological innovation: We are committed to continuously improving the performance, reliability and user experience of our charging piles, and creating high-quality and high-efficiency intelligent charging piles through the research and development of new technologies and processes. At the same time, we follow the domestic and international charging pile industry standards to ensure product compatibility and versatility.

(2) Market Expansion and Cooperation: Actively expand domestic and international markets, establish cooperative relationships with local governments, enterprises and operators, and strive for more orders and market share. Meanwhile, by joining hands with other industry leaders and upstream and downstream industry chain partners, we will jointly promote the rapid development of the charging pile industry.

(3) Industrial chain integration: Integrate upstream and downstream high-quality resources to optimize the supply chain and reduce production costs. Establish long-term cooperative relationships with high-quality suppliers in raw materials and parts procurement to ensure product quality and production efficiency. At the same time, strengthen communication and cooperation with operators, financial institutions and other partners to jointly explore business innovation and profit models.

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(4) Service and operation and maintenance: Improve the quality of after-sales service, provide a full range of technical support, training and maintenance services to ensure the efficient and stable operation of the charging pile. Through the establishment of a perfect operation and maintenance system, improve the utilization rate of charging piles and increase user satisfaction.

(5) Data and application: Make full use of all kinds of data collected by charging piles, conduct big data analysis, and provide users with personalized and intelligent charging services. At the same time, through the deep integration with new energy, intelligent transportation, smart city and other fields, it expands the application scenarios of charging piles in energy management, car networking and other aspects.

(6) Brand building and publicity: Strengthen the brand image of the enterprise, improve visibility and reputation, and establish a reputation in the industry. By participating in domestic and international industry exhibitions, forums and other activities, strengthen communication and cooperation with industry insiders, and show the strength of enterprises and product advantages.

(7) Policies and Compliance: Pay close attention to domestic and international policy developments, and actively respond to government calls for policy support and project subsidies. At the same time, we strictly comply with industry regulations and safety standards to ensure the sustainable development of the enterprise.

(8)Talent cultivation and introduction: We emphasize talent cultivation, attract excellent talents in the industry, and create a professional and efficient talent team. Through internal training and external introduction, we improve the business level and comprehensive quality of the staff, and provide manpower support for the sustainable development of the enterprise.

In short, the development strategy of smart charging pile company should focus on product research and development, market expansion, industry chain integration, service and operation and maintenance, data application, brand building, policy compliance, and talent cultivation, in order to enhance the core competitiveness of the enterprise, seize the market opportunity, and help the industry to develop rapidly.

Risk Factors Summary

JUHEYING INTELLIGENT TECHNOLOGY LTD is a new energy technology company dedicated to the research and development, production and sales of intelligent charging pile equipment, providing convenient charging services for electric vehicles and promoting the popularization of green mobility and environmental protection concepts. Factors affecting its operation can be broadly classified into social objective factors and internal company factors.

(1) Objective social factors

Ⅰ. The degree of pollution in the living environment. The level of pollution in the living environment also affects the market prospects of new energy technology companies. In cities and countries with a high level of environmental pollution, the market prospects of New Energy Technology Company may be better, and the demand for green transportation will be greater. In cities and countries with low levels of pollution, people don't tend to choose a green lifestyle, and the market outlook for new energy technology companies will be limited.

Ⅱ. Level of economic development. The level of economic development also has a certain impact on the market prospects of new energy technology companies. When the level of economic development is high, people will begin to choose a more comfortable living environment after meeting the basic needs of survival, and at the same time will pay attention to environmental governance, and people's demand for green living and green traveling will increase, which will promote the development of new energy technology companies.

Ⅲ. Socio-cultural context. The socio-cultural context also affects the market prospects of a new energy technology company. In a society that is highly polluted and does not pay attention to environmental management, the development of new energy technology companies may be limited; while in a society that pays attention to environmental protection and green mobility, the market prospects of new energy technology companies may be better.

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Ⅳ. Social legal system. The social legal system has an impact on the operation of the new energy technology company, if the social legal system is sound, the new energy technology company will have greater opportunities. If the social legal system is not sound, the new energy technology company will face greater risks.Ⅴ. Internet Technology. The development of Internet technology has an impact on the operation of new energy technology companies. The level of digitization and intelligence in today's society is gradually rising, and the development of new energy technology companies is affected by the development of contemporary Internet technology, and they will face the risk of being eliminated if they cannot adapt to the needs of Internet technology.

Ⅵ. Economic globalization. Economic globalization makes the market competition of new energy technology companies more intense, the countries are closely connected, the technology is updated quickly, and the parts of smart charging piles are produced all over the world. Therefore, companies need to improve their competitiveness by improving service quality.

(1) Internal company factors

Ⅰ. Cultural values. The cultural values of a new energy technology company will determine the company's ethical bottom line and code of conduct, directly affecting employees and customers within the company.

Ⅱ. Recruitment and Training. Companies need to recruit good people to ensure the long-term development of the company. In addition, training employees is also an important task for a company to ensure that they are equipped to meet the company's development needs.

Ⅲ. Organizational structure and management model: The organizational structure and management model of an enterprise affects the working atmosphere and incentives of internal employees, which in turn affects the performance of the enterprise and customer satisfaction.

Ⅳ. Financial status. New energy technology companies need a stable financial position to support their operations and development, which requires them to plan their budgets rationally, control costs and seek financial support.

Ⅴ. Product or service innovation. New energy technology companies need to constantly innovate to ensure the competitiveness of their products, which requires innovative people in the organization to constantly explore and experiment with new products or services.

Ⅵ. Customer Satisfaction. Customer satisfaction is one of the key indicators of enterprise development, which determines the loyalty and recommendation of customers to the enterprise and has a positive impact on the enterprise.

Ⅶ. Branding and publicity. Enterprises need to increase their visibility and reputation through branding and publicity, which helps to attract more talented people and customers and increase their market share.

Ⅷ. Partnership. Enterprises need to establish good cooperative relationships with other related enterprises to achieve the purpose of resource sharing and mutual benefit, and to further expand their business scope.

Overall, the market prospect of JUHEYING INTELLIGENT TECHNOLOGY LTD as a new energy technology company depends on many factors, but with the development of the society and the increasing demand of the people, as well as the good construction of its own brand, the new energy technology company still has a great potential for development.

Trademarks

The trademark of JUHEYING INTELLIGENT TECHNOLOGY LTD is shown in Figure Ⅰ. The trademark of JUHEYING INTELLIGENT TECHNOLOGY LTD consists of the opening letters of the Chinese name in capital letters and the graphics of the charging cable and the charging in the main body, highlighting the company's name. The purpose of this design is to create a link between the company name and the logo, and it can be recognized at a glance by the customer, creating an impression that will be firmly remembered in the customer's mind. The "H" and "Y" in the main body of the trademark are fused together to better reflect the positive and cooperative corporate philosophy. The right half of the letter "Y" is a typical graphic representing a charging device, while the periphery of the main body of the mark uses a graphic of a charging cable, both of which are closely associated with the company's smart charging post business. In addition, the main color of our logo consists of blue and green. Blue represents calm and professional, green represents healthy and environmental protection, and green also has the meaning of "charging" in the use of electronic products. The mark is a good mapping of the main business of JUHEYING INTELLIGENT TECHNOLOGY LTD, which is closely related to the corporate objective of providing efficient, convenient and safe electric vehicle charging services to consumers around the globe through scientific and technological innovations and green energy solutions to promote the popularization of the concepts of sustainable mobility and environmental protection.

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Figure Ⅰ

In addition to trademarks, we are involved in a number of intellectual property issues in the course of our business, of which JUHEYING INTELLIGENT TECHNOLOGY LTD is most likely to be involved in the following types of intellectual property:

(1) Invention Patent: If a company has a unique technological innovation in the development of smart charging piles or new energy technologies, it can apply for an invention patent to protect its exclusive rights in the field. Invention patents are for real technological innovations, which require "novelty", "creativity" and "practicability".

(2) Utility Model Patents: In addition to invention patents, companies can also apply for utility model patents to protect new structures, shapes or combinations of products. Utility model patents are less demanding than invention patents and focus on product design and functional innovation. For example, a company can apply for a utility model patent for the design and structure of a smart charging pile to gain an advantage in market competition.

(3) Trademarks: Trademarks are signs used to distinguish the source of a product or service, and can be words, patterns, graphics, colors, etc. A company may use a distinctive trademark for the new energy service solutions it produces so that consumers can recognize and identify the company's products. Registration of a trademark provides legal protection against unauthorized use of the same or similar trademarks.

(4) Copyright: Smart charging piles may involve the creation of software programs, algorithms, interface designs, and so on. These creations can be protected through copyright law. The company can register the source code and related documents for copyright after the software development is completed to ensure exclusive rights and interests in these creations.

(5) Industrial Design Patents: The design of smart charging piles and charging stations can also be protected through industrial design patents to ensure that other companies do not copy the look of the product. Industrial design patents focus on the appearance and shape of the product and ensure that the company has a competitive advantage in the market through patent protection.

In addition to the types of intellectual property mentioned above, there are other intellectual property rights that can be applied to related products such as product assembly methods and trial programs for new energy technologies, such as patents for layout designs of integrated circuits, copyrights for training materials, etc. Specific protection strategies need to be formulated based on the company's business model, technological innovations, and market needs. Before applying for patents or trademarks, we conduct thorough patent and trademark searches to ensure that the applied-for intellectual property rights do not infringe on the rights and interests of others. In addition, timely filing and maintenance of intellectual property rights is very important to prevent others from infringing on the company's technology and brand, and to protect the company's interests and competitive advantage.

Implications of Our Being an “Emerging Growth Company”

On September 9, 2022, the SEC adopted inflation adjustments mandated by the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”). As a result, an “emerging growth company” will lose its emerging growth company status on the last day of the fiscal year in which it has $1.235 billion or more in total. As a company with less than $1.235 billion in revenue during our last fiscal year, we qualify as an “emerging growth company” as defined in the JOBS Act. “An “emerging growth company” may take advantage of reduced reporting requirements that are otherwise applicable to larger public companies. In particular, as an emerging growth company, we:

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●	may present only two years of audited financial statements and only two years of related Management’s Discussion and Analysis of Financial Condition and Results of Operations;
●	are not required to provide a detailed narrative disclosure discussing our compensation principles, objectives and elements and analyzing how those elements fit with our principles and objectives, which is commonly referred to as “compensation discussion and analysis”;
●	are not required to obtain an attestation and report from our auditors on our management’s assessment of our internal control over financial reporting pursuant to the Sarbanes-Oxley Act of 2002;
●	are not required to obtain a non-binding advisory vote from our shareholders on executive compensation or golden parachute arrangements (commonly referred to as the “say-on-pay,” “say-on frequency” and “say-on-golden-parachute” votes);
●	are exempt from certain executive compensation disclosure provisions requiring a pay-for-performance graph and CEO pay ratio disclosure;
●	are eligible to claim longer phase-in periods for the adoption of new or revised financial accounting standards under §107 of the JOBS Act; and
●	will not be required to conduct an evaluation of our internal control over financial reporting until our second annual report on Form 20-F following the effectiveness of our initial public offering.

We intend to take advantage of all of these reduced reporting requirements and exemptions, including the longer phase-in periods for the adoption of new or revised financial accounting standards under §107 of the JOBS Act. Our election to use the phase-in periods may make it difficult to compare our financial statements to those of non-emerging growth companies and other emerging growth companies that have opted out of the phase-in periods under §107 of the JOBS Act.

Under the JOBS Act, we may take advantage of the above-described reduced reporting requirements and exemptions until we no longer meet the definition of an emerging growth company. The JOBS Act provides that we would cease to be an “emerging growth company” at the end of the fiscal year in which the fifth anniversary of our initial sale of common equity pursuant to a registration statement declared effective under the Securities Act of 1933, as amended (the “Securities Act”) occurred, if we have more than $1.235 billion in annual revenue, have more than $700 million in market value of our Class A Ordinary Share held by non-affiliates, or issue more than $1 billion in principal amount of non-convertible debt over a three-year period.

Foreign Private Issuer Status

We are a foreign private issuer within the meaning of the rules under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). As such, we are exempt from certain provisions applicable to United States domestic public companies. For example:

●	We are not required to provide as many Exchange Act reports, or as frequently, as a domestic public company;
●	For interim reporting, we are permitted to comply solely with our home country requirements, which are less rigorous than the rules that apply to domestic public companies;
●	We are not required to provide the same level of disclosure on certain issues, such as executive compensation;
●	We are exempt from provisions of Regulation FD aimed at preventing issuers from making selective disclosures of material information;
●	We are not required to comply with the sections of the Exchange Act regulating the solicitation of proxies, consents, or authorizations in respect of a security registered under the Exchange Act; and
●	We are not required to comply with Section 16 of the Exchange Act requiring insiders to file public reports of their share ownership and trading activities and establishing insider liability for profits realized from any “short-swing” trading transaction.

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Implications of Being a Controlled Company

Controlled companies are exempt from the majority of independent director requirements. Controlled companies are subject to an exemption from Nasdaq standards requiring that the board of a listed company consist of a majority of independent directors within one year of the listing date.

Public Companies that qualify as a “Controlled Company” with securities listed on the Nasdaq Stock Market (Nasdaq), must comply with the exchange’s continued listing standards to maintain their listings. Nasdaq has adopted qualitative listing standards. Companies that do not comply with these corporate governance requirements may lose their listing status. Under the Nasdaq rules, a “controlled company” is a company with more than 50% of its voting power held by a single person, entity or group. Under Nasdaq rules, a controlled company is exempt from certain corporate governance requirements including:

●	The requirement that a majority of the board of directors consist of independent directors;
●	The requirement that a listed company have a nominating and governance committee that is composed entirely of independent directors with a written charter addressing the committee’s purpose and responsibilities;
●	The requirement that a listed company have a compensation committee that is composed entirely of independent directors with a written charter addressing the committee’s purpose and responsibilities; and
●	The requirement for an annual performance evaluation of the nominating and governance committee and compensation committee.

Controlled companies must still comply with the exchange’s other corporate governance standards. These include having an audit committee and the special meetings of independent or non-management directors.

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THE Offering
Issuer	JUHEYING INTELLIGENT TECHNOLOGY LTD

Securities Being Offered	Ordinary Shares, par value US$0.0001 per share

Offering Price	We expect that the initial public offering price will be US$4.00 per Ordinary Share.

Ordinary Shares Outstanding Immediately Before This Offering	Ordinary Shares

Ordinary Shares Outstanding Immediately After This Offering	Ordinary Shares (or Ordinary Shares if the underwriters exercise their option to purchase additional Ordinary Shares in full).

Voting Rights	Each Ordinary Share is entitled to one vote.

Use of Proceeds

Product Development

Build upstream and downstream ecological chain

Development and implementation of customer retention plans

Online and offline media promotion

Talent Team Building

Construction of charging stations

Sales channel laying

Business Negotiation

Proposed Nasdaq Trading Symbol and Listing	We plan to apply to list our Ordinary Shares on the Nasdaq Capital Market under the symbol “JHY” This offering is contingent upon us listing our Ordinary Shares on Nasdaq Capital Market or another national exchange. No assurance can be given that such listing will be approved or that a liquid trading market will develop for our Ordinary Shares.

Lock-up	Our directors, executive officers, and shareholder who own 5% or more of the outstanding Ordinary Shares intended agreed with the underwriters not to offer for sale, issue, sell, contract to sell, pledge or otherwise dispose of any of our Ordinary Shares or securities convertible into Ordinary Shares for a period of 6 months commencing on the date of this prospectus. The Company is also prohibited from conducting offerings during this period and from re-pricing or changing the terms of existing options and warrants. See “Underwriting” for additional information.

Risk factors	See “Risk Factors” for a discussion of risks you should carefully consider before investing in our Ordinary Shares.

Transfer Agent

Payment and settlement

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RISK FACTORS

An investment in our Ordinary Shares involves a high degree of risk. Before deciding whether to invest in our Ordinary Shares, you should consider carefully the risks described below, together with all of the other information set forth in this prospectus, including the section titled “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our consolidated financial statements and related notes. If any of these risks actually occurs, our business, financial condition, results of operations or cash flow could be materially and adversely affected, which could cause the trading price of our Ordinary Shares to decline, resulting in a loss of all or part of your investment. The risks described below and in the documents referenced above are not the only ones that we face. Additional risks not presently known to us or that we currently deem immaterial may also affect our business. You should only consider investing in our Ordinary Shares if you can bear the risk of loss of your entire investment.

Risks Related to Our Business

We have grown rapidly in recent years and have limited experience operating at our current scale of operations. If we are unable to manage our growth effectively, our brand, company culture and financial results may suffer.

We have grown rapidly in the past year and our recent growth rates and financial results should not be considered indicators of our future performance. In order to effectively manage and leverage our growth, we must continue to expand our sales and marketing, focus on innovative product and website development, and upgrade our management information systems. Our continued growth has in the past and may in the future strain our existing resources and we may experience ongoing operational difficulties in managing our operations in numerous jurisdictions, including difficulties in recruiting, training and managing a dispersed and growing employee base. Failure to expand and maintain our company culture through growth may harm our future success, including our ability to retain and recruit personnel and to effectively focus on and pursue our corporate goals.

WHOLESALE-ELECTRICAL APPARATUS & EQUIPMENT, WIRING SUPPLIES industry is evolving rapidly and may not evolve as we expect. Even if our net sales continue to grow, our net sales growth rate may decline in the future due to a variety of factors, including macroeconomic factors, changes in supply and supply chain, changes in consumer preferences, increased competition and the maturation of our business. Accordingly, you should not rely on our net sales growth rates for any prior period as an indicator of our future performance. Our overall growth in net sales will depend on many factors, including our ability to:

1) price our products and services effectively so that we can attract new customers and expand our relationships with existing customers.

2) accurately forecast our net sales and plan our operating expenses.

3) compete successfully with other companies that are or may be entering our competitive market in the future and respond to developments in those competitors, such as pricing changes and the introduction of new products and services.

4) Complying with existing and new laws and regulations that apply to our business.

5) Successfully expanding into existing markets and entering new markets, including new geographic areas and categories.

6) The successful introduction of new products and enhancements to our products and services and their features, including in response to new trends or competitive dynamics or customer needs or preferences.

7) Successfully identifying and acquiring or investing in businesses, products or technologies that we believe will complement or expand our business.

8) Avoiding disruptions or interruptions in the distribution of our products and services.

9) Providing quality support to our customers that meets their needs.

10) Hiring, integrating and retaining talented sales, customer service and other personnel.

11) Effectively managing the growth of our business, personnel and operations, including the opening of new showrooms.

12) Effectively managing the costs associated with our business and operations.

13) Maintaining and enhancing our reputation and brand value.

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Because of our limited history of operating our business at our current scale, it is difficult to assess our current operations and future prospects, including our ability to plan for and model future growth. Our limited operating experience at this scale, combined with the rapidly evolving nature of the markets in which we sell our products and services, the significant uncertainty about how these markets will develop and other economic factors beyond our control, reduces our ability to accurately forecast quarterly or annual revenues. Failure to effectively manage our future growth could adversely affect our business, financial condition and results of operations.

We have limited sources of working capital and will need substantial additional financing.

The working capital required to implement our business strategy and R&D efforts will most likely be provided by funds obtained through offerings of our equity, debt, debt-linked securities, and/or equity-linked securities, and revenues generated by us. No assurance can be given that we will have revenues sufficient to sustain our operations or that we would be able to obtain equity/debt financing in the current economic environment. If we do not have sufficient working capital and are unable to generate sufficient revenues or raise additional funds, we may delay the completion of or significantly reduce the scope of our current business plan; delay some of our development and clinical or marketing efforts; postpone the hiring of new personnel; or, under certain dire financial circumstances, substantially curtail or cease our operations.

We may need to engage in capital-raising transactions in the near future. Such financing transactions may well cause substantial dilution to our shareholders and could involve the issuance of securities with rights senior to the outstanding shares. Our ability to complete additional financings is dependent on, among other things, the state of the capital markets at the time of any proposed offering, market reception of the Company and the likelihood of the success of its business model and offering terms. There is no assurance that we will be able to obtain any such additional capital through asset sales, equity or debt financing, or any combination thereof, on satisfactory terms or at all. Additionally, no assurance can be given that any such financing, if obtained, will be adequate to meet our capital needs and to support our operations. If we do not obtain adequate capital on a timely basis and on satisfactory terms, our revenues and operations and the value of our Ordinary Shares and Ordinary Share equivalents would be materially negatively impacted and we may cease our operations.

We may not be able to prevent others from unauthorized use of our intellectual property, which could harm our business and competitive position.

We rely on a wide portfolio of intellectual property to operate our businesses and we may not be able to effectively protect these intellectual property and proprietary rights against infringement, misappropriation or other violation, or efforts to safeguard our intellectual property may be costly.

We rely on a combination of trademark, copyright and trade secret protection laws in the U.S., the England and other jurisdictions, as well as confidentiality procedures and contractual provisions, to protect our intellectual property rights. We enter into confidentiality agreements with our employees and any third parties who may access our proprietary information, and we rigorously control access to our technology and information. However, we cannot guarantee that we have entered into confidentiality agreements with each party that may have or have had access to our trade secrets or proprietary information. Such agreements may be breached by counterparties, who may disclose our proprietary information, including our trade secrets, or claim ownership in intellectual property that we believe is owned by us, and there may not be adequate remedies available to us for any such breach. In addition, we do not enter into intellectual property assignment agreements in the ordinary course and rely on the intellectual property rights we obtain from our employees by operation of law. The intellectual property rights we obtain by operation of law may not extend to all intellectual property rights developed by our employees and contractors and individuals not subject to invention assignment agreements may make adverse ownership claims to our current and future intellectual property rights. We therefore may not possess ownership rights in all intellectual property rights that we regard as our own or that are necessary for the conduct of our business.

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Intellectual property protection may not be sufficient in the regions in which we operate. Our trademarks or other intellectual property rights may be challenged by others through administrative process or litigation, and our pending trademark applications may not be allowed. In addition, policing any unauthorized use of our intellectual property is difficult, time-consuming and costly, and the steps we have taken may be inadequate to prevent the misappropriation of our intellectual property. In the event that we resort to litigation to enforce our intellectual property rights, such litigation could result in substantial costs and a diversion of our managerial and financial resources. We can provide no assurance that we will prevail in such litigation and some courts in the U.S. and certain foreign jurisdictions are less willing or unwilling to protect trade secrets. Furthermore, it is often difficult to maintain and enforce intellectual property rights in the England. Statutory laws and regulations in the England are subject to judicial interpretation and enforcement and may not be applied consistently due to the lack of clear guidance on statutory interpretation. Confidentiality and non-compete agreements may be breached by counterparties, and there may not be adequate remedies available to us for any such breach. Accordingly, we may not be able to effectively protect our intellectual property rights or the intellectual properties licensed from third parties, or to enforce our contractual rights in the England and other jurisdictions we operate.

In addition, our trade secrets may be leaked or otherwise become available to, or be independently discovered by, our competitors. If any of our trade secrets were to be lawfully obtained or independently developed by a competitor or other third parties, we would have no right to prevent them from using that technology or information to compete with us. Any failure in protecting or enforcing our intellectual property rights could have a material adverse effect on our business, financial condition and results of operations.

We may not be able to protect and enforce our trademarks and trade names, or build name recognition in our markets of interest thereby harming our competitive position.

The registered or unregistered trademarks or trade names that we own may be challenged, infringed, circumvented, declared generic, lapsed or determined to be infringing on or dilutive of other marks. We may not be able to protect our rights in these trademarks and trade names, which we need in order to build name recognition. In addition, third parties have filed, and may in the future file, for registration of trademarks similar or identical to our trademarks, thereby impeding our ability to build brand identity and possibly leading to market confusion. If they succeed in registering or developing common law rights in such trademarks, and if we are not successful in challenging such rights, we may not be able to use these trademarks to develop brand recognition of our technologies, products or services. In addition, there could be potential trade name or trademark infringement claims brought by owners of other registered trademarks or trademarks that incorporate variations of our registered or unregistered trademarks or trade names. Further, we may in the future enter into agreements with owners of such third-party trade names or trademarks to avoid potential trademark litigation which may limit our ability to use our trade names or trademarks in certain fields of business.

If we fail to maintain an effective quality control system, our business could be materially and adversely affected.

We place great emphasis on product quality and adhere to stringent quality control measures and have obtained quality control certifications for our products. To meet our customers’ requirements and expectations for the quality and safety of our products, we have adopted a stringent quality control system to ensure that every step of the production process is strictly monitored and managed. Failure to maintain an effective quality control system or to obtain or renew our quality standards certifications may result in a decrease in demand for our products or cancellation or loss of purchase orders from our customers. Moreover, our reputation could be impaired. As a result, our business and results of operations could be materially and adversely affected.

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If we fail to manage our inventory effectively, our results of operations, financial condition and liquidity may be materially and adversely affected.

Our business model requires us to manage a large volume of inventory effectively. We procure products from third-party manufacturers and sell as our own inventory through our Marketplace and off-platform ecommerce. We depend on our demand forecasts for various kinds of products to make purchase decisions and to manage our inventory. Demand for products, however, can change significantly between the time inventory is ordered and the date by which we target to sell it. Demand may be affected by seasonality, new product launches, changes in product cycles and pricing, product defects, changes in consumer spending patterns, changes in consumer tastes with respect to our products and other factors, and our customers may not order products in the quantities that we expect. In addition, when we begin selling a new product, we may not be able to accurately forecast demand. The procurement of certain types of inventory may require significant lead time and prepayment, and they may not be returnable. If we are unable to anticipate or respond to changes in customer preferences or fail to bring products that satisfy new customer preferences to our Marketplace and off-platform ecommerce in a timely manner, our results of operations, financial condition and liquidity could be adversely affected.

Any lack of requisite approvals, licenses or permits applicable to our business operations may harm our business.

We may not be able to obtain all the licenses and approvals that may be deemed necessary to operate our business. Because we operate in multiple jurisdictions, the relevant laws and regulations, as well as their interpretations, could be different from the U.S. This can make it difficult to know which licenses and approvals are necessary, or the processes for obtaining them. For these same reasons, we also cannot be certain that we will be able to maintain the licenses and approvals that we have previously obtained, or that once they expire we will be able to renew them. We cannot be sure that our interpretations of the rules and their exemptions have always been or will be consistent with those of the local regulators.

As we expand our businesses, we may be required to obtain new licenses and will be subject to additional laws and regulations in the markets we plan to operate in. If we fail to obtain, maintain or renew any required licenses or approvals or make any necessary filings or are found to require licenses or approvals that we believed were not necessary or we were exempted from obtaining, we may be subject to various penalties, such as confiscation of the revenues or assets that were generated through the unlicensed business activities, imposition of fines, suspension or cancelation of the applicable license, written reprimands, termination of third-party arrangements, criminal prosecution and the discontinuation or restriction of our operations. Any such penalties may disrupt our business operations and materially and adversely affect our business, financial condition and results of operations.

We may experience significant fluctuations in our results of operations and growth rate.

We have grown significantly in recent years, and we intend to continue to expand the scope and geographic reach of the services we provide. Our anticipated future growth will likely place significant demands on our management and operations. Our success in managing our growth will depend, to a significant degree, on the ability of our executive officers and other members of senior management to operate effectively and on our ability to further improve and develop our financial and management information systems, controls and procedures. In addition, we expect to have to adapt our existing systems and introduce new systems, train and manage our employees and improve and expand our sales and marketing capabilities.

Revenue growth may slow down or decline for any number of reasons, including our inability to attract and retain sellers and buyers, decreased buyer spending, increased competition, slowing overall growth of the e-commerce market, the emergence of alternative business models, changes in government policies and general economic conditions. We may also lose buyers and sellers for other reasons, such as a failure to deliver satisfactory customer or transaction experience or high-quality services. If we are unable to properly and prudently manage our operations as they continue to grow, or if the quality of our services deteriorates due to mismanagement, our brand name and reputation could be significantly harmed, and our business, prospects, financial condition and results of operations could be materially and adversely affected.

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Our results of operations may fluctuate significantly as a result of a variety of factors, including those described above. As a result, historical period-to-period comparisons of our results of operations are not necessarily indicative of future period-to-period results. You should not rely on the results of a single fiscal quarter as an indication of our annual results or our future performance.

If we fail to effectively promote our business and attract new and retain current buyers and sellers, our business, results of operations and prospects may be materially and adversely affected.

We believe that the effective promotion of our business is of significant importance to our success. Enhancing our brand recognition in the e-commerce market is critical to increasing the quantity and depth of engagement of sellers and buyers with our platform, which, in turn, enhances the appeal and assortment of products and services to buyers. We have conducted and will continue to conduct various marketing and promotional activities, including through both digital channels and offline media, aimed at increasing the visibility of our business, the attractiveness of our platform for our sellers and buyers and the growth of buyer traffic on our websites and mobile apps. We cannot assure you, however, that these activities will be effective in achieving the intended promotional impact on our business. In addition, our buyers and sellers may have conflicting views regarding some of the new initiatives we introduce to improve our platform, which can diminish our attempts to maintain a positive network effect and negatively affect our buyer and seller base. Further, any negative publicity relating to our products or services, regardless of its veracity, could harm our reputation and cause buyers and sellers to leave our platform, which would have a material adverse effect on our business, financial condition and results of operations. If our marketing efforts are not successful in attracting new and retaining current buyers, our business, prospects, financial condition and results of operations could be materially and adversely affected.

We are subject to risks related to online transactions and payment methods.

We accept payments using a variety of methods, including credit card, debit card, PayPal, credit accounts (including promotional financing) and customer invoicing. As we offer new payment options to our customers, we may be subject to additional regulations, compliance requirements and fraud. For certain payment methods, including credit and debit cards, we pay interchange and other fees, which may increase over time and raise our operating costs and lower profitability. We are also subject to payment card association operating rules and certification requirements, including the Payment Card Industry Data Security Standard and rules governing electronic funds transfers, which could change or be reinterpreted to make it difficult or impossible for us to comply. As our business changes, we may also be subject to different rules under existing standards, which may require new assessments that involve costs above what we currently pay for compliance. If we fail to comply with the rules or requirements of any provider of a payment method we accept, if the volume of fraud in our transactions limits or terminates our rights to use payment methods we currently accept, or if a data breach occurs relating to our payment systems, we may, among other things, be subject to fines or higher transaction fees and may lose, or face restrictions placed upon, our ability to accept credit card and debit card payments from customers or to facilitate other types of online payments. If any of these events were to occur, our business, financial condition and operating results could be materially adversely affected.

We occasionally receive orders placed with fraudulent credit card data. We may suffer losses as a result of orders placed with fraudulent credit card data even if the associated financial institution approved payment of the orders. Under current credit card practices, we may be liable for fraudulent credit card transactions. We may also suffer losses from other online transaction fraud, including fraudulent returns. If we are unable to detect or control credit card or transaction fraud, our liability for these transactions could harm our business, financial condition and operating results.

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If we fail to maintain and enhance our brand, our business, prospects and results of operations may be materially and adversely affected.

We believe that maintaining and enhancing our brand is significantly important to the success of our business. A well-recognized brand is critical to increasing the number of buyers and sellers and the level of their engagement and, in turn, enhancing the attractiveness of our products and services to them. Despite conducting a number of brand promotion and recognition activities from time to time, we cannot assure you that these activities will be successful in the future or that we will be able to achieve the brand promotion effects that we expect. In addition, our competitors may increase the intensity of their marketing campaigns, which may force us to increase our advertising spend to maintain our brand awareness. If our brand is harmed or we are forced to increase our marketing expenses, our business, prospects, financial condition and results of operations could be materially and adversely affected.

We operate in a competitive market. If we fail to retain our current market position, our business and results of operations could be materially and adversely affected.

The markets for our products and services are competitive and rapidly evolving. The successful execution of our strategy depends on our ability to continuously attract and retain sellers and buyers, expand the market for our products and services, continue technological innovation and offer new capabilities to sellers and buyers. We have many competitors not only among other energy technology companies, but also physical stores and a large and fragmented group of other offline retailers. We compete with these current and potential competitors for both sellers and buyers. From time to time, our buyers may decide not to continue purchasing products on our platform for various reasons, including choosing to shop in offline retail stores once more. Our sellers may also decide to switch to our competitors’ services. Some of our existing or potential competitors may have greater resources, capabilities and expertise in management, technology, finance, product development, sales, marketing and other areas. Further, the internet facilitates competitive entry and comparison shopping, which enhances the ability of new, smaller or lesser known businesses, including businesses from outside England, to compete against us. As a result of these various types of current and potential competitors, we may fail to retain or may lose our current market position, we may fail to continue to attract new and maintain our existing buyers and sellers, and we may be required to increase our spending or maintain lower prices, which could materially and adversely affect our business, prospects, financial condition and results of operations.

If we are not able to respond successfully to technological or industry developments, including changes to the business models deployed in our industry, our business may be materially and adversely affected.

The energy technology market is characterized by rapid technological developments, frequent launches of new products and services, changes in buyer needs and behavior and evolving industry standards. As a result, participants in the energy technology industry constantly change their product offerings and business models and adopt new technologies to, among other things, increase cost efficiency and adapt to buyer preferences. There can be no assurances that our key competitors will not adopt a more effective business strategy than us or that our competitors will not be able to more quickly adapt to industry changes than we will. If we fail to successfully and timely respond to technological or industry developments, it could result in a loss of sellers and buyers, and our brand, business, prospects, financial condition and results of operations could be materially and adversely affected.

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We rely on many counterparties and third-party providers in our business, and the nonperformance or loss of a significant third-party provider through bankruptcy, consolidation, or otherwise, could adversely affect our operations.

We are party to agreements with third-party companies in various aspects of our business model, including the lessors of our fulfillment centers and various logistics providers. If we are unable to maintain or renew leases, or lease other suitable premises on acceptable terms, or if our existing leases are terminated for any reason (including in connection with a lessor’s loss of its ownership rights to such premises), or if a lease’s terms (including rental charges) are revised to our detriment, such matters could have a material adverse effect on our business, financial condition and results of operations. If these third parties do not comply with applicable legal or administrative requirements, were to default on their obligations, or if we lose a significant provider through bankruptcy, consolidation or otherwise, we may be subject to litigation with these third-party providers, fail to renew the respective agreements on commercially acceptable terms and, therefore, face the need of switching to new third-party providers, who may provide services to us at higher prices, and any of the following of which could have a material adverse effect on our business, prospects, financial condition and results of operations.

Computer viruses, undetected software errors and hacking may cause delays or interruptions on our systems and may reduce the use of our services and damage our brand reputation.

Our online systems, including our websites, mobile apps and our other software applications, products and systems, could contain undetected errors, or “bugs,” that could adversely affect their performance. While we regularly update and enhance our websites and IT platform and introduce new versions of our mobile apps, the occurrence of errors in any such updates or enhancements may cause disruptions in the provision of our services and may, as a result, cause us to lose market share, and our reputation and brand, business, prospects, financial condition and results of operations could be materially and adversely affected.

In addition, computer viruses and cyber security compromises have in the past, which to date have not been material, and may in the future cause delays or other service interruptions on our systems. However, we may be subject to hacking attempts by malicious actors who seek to gain unauthorized access to our information or systems or to cause intentional malfunctions, loss or corruption of data or leakages of our buyers’ and sellers’ personal data. While we employ various antivirus and computer protection software in our operations, we cannot provide any assurance that such protections will successfully prevent all hacking attempts (whether through the use of “denial of service” attacks or otherwise) or the transmission of any computer viruses which, if not prevented, could significantly damage our software systems and databases, cause disruptions to our business activities (including to our e-mail and other communications systems), result in security breaches and the inadvertent disclosure of confidential and/or sensitive information and hinder access to our platform.

We may incur significant costs to protect our systems and equipment against the threat of, and to repair any damage caused by, computer viruses and hacking. Moreover, if a computer virus or other compromise of our systems becomes highly publicized, our reputation could be materially damaged, resulting in a decrease in the use of our products and services. The inadvertent transmission of computer viruses could also expose us to liability and legal action, which may adversely affect our business, financial condition and results of operations.

We may be unable to effectively communicate with our buyers and sellers through email, other messages or social media.

We rely on newsletters in the form of emails and other messaging services in order to promote our platform and inform our buyers of our product offerings and/or the status of their orders, or inform our sellers of any updates on the terms and conditions of the sale of their products on our Marketplace. Changes in how webmail services organize and prioritize emails could reduce the number of buyers and sellers opening our emails. For example, some webmail services offer tools and features that could result in our emails and other messages being shown as “spam” or as lower priority to our consumers, which could reduce the likelihood of consumers opening or responding positively to them. Actions by third parties to block, impose restrictions on, or charge for the delivery of emails and other messages, as well as legal or regulatory changes with respect to “permission-based marketing” or generally limiting our right to send such messages or imposing additional requirements on our ability to conduct email marketing or send other messages, could impair our ability to communicate with our buyers and sellers. If we are unable to send emails or other messages to our buyers and sellers, if such messages are delayed or if buyers and sellers do not receive or decline to open them, we would no longer be able to use this free marketing channel. This could impair our marketing efforts or make them more expensive if we have to increase spending on paid marketing channels to compensate and as a result, our business could be adversely affected.

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Additionally, malfunctions of our email and messaging services could result in erroneous messages being sent and buyers and sellers no longer wanting to receive any messages from us. Furthermore, our process of obtaining consent from our buyers to receive newsletters and other messages from us and to allow us to use their data may be insufficient or invalid. As a result, such individuals or third parties may accuse us of sending unsolicited advertisements and other messages, and our use of email and other messaging services could result in claims against us.

Since we also rely on social media to communicate with our buyers, changes to the terms and conditions of relevant providers could limit our ability to communicate through social media. These services may change their algorithms or interfaces without notifying us, which may reduce our visibility. In addition, there could be a decline in the use of such social media by our buyers, in which case we may be required to find other, potentially more expensive, communication channels.

An inability to communicate through emails, other messages or social media could have a material adverse effect on our business, prospects, financial condition and results of operations.

Our business requires significant capital investments and a high level of working capital to sustain our operations and business growth.

We require significant capital investments in our business which consist of building and setting up warehouse facilities, technology, sorting and other types of equipment. These investments support both our existing business and anticipated growth. Forecasting projected volume involves many factors which are subject to uncertainty, such as general economic trends, changes in governmental regulation and competition. If we do not accurately forecast our future capital investment needs, we could have excess capacity or insufficient capacity, either of which would negatively affect our revenues and profitability. In addition to forecasting our capital investment requirements, we adjust other elements of our operations and cost structure in response to adverse economic conditions; however, these adjustments may not be sufficient to allow us to maintain our operating margins.

Our strategic investments or acquisitions may be unsuccessful.

We may also enter into strategic partnerships or cooperation agreements with other businesses to expand our marketplace. Negotiating these transactions can be time-consuming, challenging and expensive, and our ability to close these transactions may often be subject to regulatory approvals that are beyond our control. In addition, investments and acquisitions could result in the use of substantial amounts of cash, potentially dilutive issuances of equity securities, significant amortization expenses related to intangible assets, significant diversion of management attention and exposure to potential unknown liabilities of the acquired business. Moreover, the cost of identifying and consummating investments and acquisitions and integrating the acquired businesses into ours may be significant, and the integration of acquired businesses may be disruptive to our existing business operations. Consequently, these transactions, even if undertaken and announced, may not close. For one or more of those transactions, we may issue additional equity securities that would dilute our shareholders’ ownership interest, use cash that we may need in the future to operate our business, incur debt on terms unfavorable to us or that we are unable to repay, incur expenses or substantial liabilities, encounter difficulties retaining key employees of the acquired company or integrating diverse software codes or business cultures, encounter difficulties in assimilating acquired operations, encounter diversion of management’s attention to other business concerns, and become subject to adverse tax consequences, substantial depreciation, impairment losses, or deferred compensation charges. If our investments and acquisitions are not successful, our business, financial condition, results of operations and prospects may be materially and adversely affected.

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We may be subject to product liability claims when people or property are harmed or damaged by the products that are sold on our platform.

We are exposed to product liability or food safety claims relating to personal injury or illness, death or environmental or property damage caused by the products that are sold by us or through our Marketplace, and we do not maintain any insurance with respect to such product liability. As the products offered by us or through our Marketplace are manufactured by third parties, we have only limited control over the quality of these products. In addition, we cannot always effectively prevent our sellers from selling harmful or defective products on our Marketplace, which could cause death, disease or injury to our buyers or damage their property. We may be seen as having facilitated the sale of such products and may be forced to recall such products. Under our Direct Sales model, where we act directly as seller, we may also have to recall harmful products.

Although we require that our sellers only offer products that comply with the existing product safety rules and monitor such compliance, we may not be able to detect, enforce or collect sufficient damages for breaches of such agreements. In addition, any negative publicity resulting from product recalls or the assertion that we sold defective products could damage our brand and reputation. Any material product liability, food safety or other claim could have an adverse effect on our business, prospects, results of operations and financial condition.

We may be impacted by fraudulent or unlawful activities of sellers, which could have a material adverse effect on our reputation and business and may result in civil or criminal liability.

The law relating to the liability of online service providers is currently unsettled in England, and governmental agencies have in the past and could in the future require changes in the way online businesses are conducted. Our standard agreement with the sellers on our Marketplace provides for monthly payments to sellers for the products sold rather than immediate payment after the sale of a product. Our standard form agreement with our sellers provides that we will directly compensate the buyer for the purchase price if a buyer makes a return and the seller must refund us the price of the returned product. These provisions are designed to prevent sellers from collecting payments, fraudulently or otherwise, in the event that a buyer does not receive the products they ordered or when the products received are materially different from the seller’s descriptions, and to prevent sellers on our Marketplace from selling unlawful, counterfeit, pirated, or stolen goods, selling goods in an unlawful or unethical manner, violating the proprietary rights of others or otherwise violating our product requirements. If our sellers circumvent or otherwise fail to comply with these provisions, it could harm our business or damage our reputation, and we could face civil or criminal liability for unlawful activities by our sellers.

We depend upon talented employees, including our senior management and IT specialists, to grow, operate and improve our business, and if we are unable to retain and motivate our personnel and attract new talent, we may not be able to grow effectively.

Our success depends on our continued ability to identify, hire, develop, motivate and retain talented employees. Our ability to execute and manage our operations efficiently is dependent upon contributions from all of our employees. Competition for senior management and key IT personnel is intense, and the pool of qualified candidates is relatively limited. From time to time, some of our key personnel may choose to leave our company for various reasons, including personal career development plans or alternative compensation packages. An inability to retain the services of our key personnel or properly manage the working relationship among our management and employees may expose us to legal or administrative action or adverse publicity, which could adversely affect our reputation, business, prospects, financial condition and results of operations.

Training new employees with no prior relevant experience could be time consuming and requires a significant amount of resources. We may also need to increase the compensation we pay to our employees from time to time in order to retain them. If competition in our industry intensifies, it may be increasingly difficult for us to hire, motivate and retain highly skilled personnel due to significant market demand. If we fail to attract additional highly skilled personnel or retain or motivate our existing personnel, we may be unable to pursue growth, and our business, prospects, financial condition and results of operations could be materially and adversely affected.

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Employee misconduct is difficult to determine and detect and could harm our reputation and business.

We face a risk that may arise out of our employees’ lack of knowledge or willful, negligent or involuntary violations of laws, rules and regulations or other misconduct. Misconduct by employees could involve, among other things, the improper use or disclosure of confidential information (including trade secrets), embezzlement or fraud, any of which could result in regulatory sanctions or fines imposed on us, as well as cause us serious reputational or financial harm. We have experienced fraudulent misconduct by employees in the past, which to date has not caused any material harm to our business. However, any such further misconduct in the future may result in unknown and unmanaged risks and losses. We have internal audit, security and other procedures in place that are designed to monitor our employees’ conduct. However, despite these controls and procedures there can be no assurance that we will discover employee misconduct in a timely and effective manner, if at all. It is not always possible to guard against employee misconduct and ensure full compliance with our risk management and information policies. The direct and indirect costs of employee misconduct can be substantial, and our business, prospects, financial condition and results of operations could be materially and adversely affected.

The global coronavirus COVID-19 pandemic has caused significant disruptions in our business, which may continue to materially and adversely affect our results of operations and financial condition.

On March 11, 2020, the World Health Organization declared the COVID-19 outbreak a global pandemic. Many businesses and social activities in England and other countries and regions were severely disrupted in 2020, including those of our suppliers, customers and employees. This pandemic has also caused market panics, which materially and negatively affected the global financial markets, such as the plunge of global stocks on major stock exchanges in March 2020. Such disruption and slowdown of the world’s economy in 2020 and beyond had, and may continue to have, a material adverse effect on our results of operations and financial condition. We and our customers experienced significant business disruptions and suspension of operations due to quarantine measures to contain the spread of the pandemic, which caused shortage in the supply of raw materials, reduced our production capacity, increased the likelihood of default from our customers and delayed our product delivery. All of these had resulted in a material adverse effect on our results of operations and financial condition in the fiscal year 2021. The extent to which the COVID-19 pandemic may impact our business, operations and financial results will depend on numerous evolving factors that the Company cannot accurately predict at this time, including the uncertainty on the potential resurgence of the COVID-19 cases in England, the continual spread of the virus globally, and the instability of local and global government policies and restrictions. We are closely monitoring the development of the COVID-19 pandemic and continuously evaluating any further potential impact on our business, results of operations and financial condition. If the pandemic persists or escalates, we may be subject to further negative impact on our business operations and financial condition.

Natural disasters, pandemics, epidemics, acts of war, terrorist attacks and other events could materially and adversely affect our business.

Severe weather conditions and other natural or man-made disasters, including storms, floods, fires, earthquakes, epidemics, pandemics, conflicts, unrest, or terrorist attacks, may disrupt our business and result in decreased revenues. Customers may reduce their demand for logistics services or shipments, or our costs to operate our business may increase, either of which could have a material adverse effect on us. Any such event affecting one of our major facilities could result in a significant interruption in or disruption of our business, financial condition and results of operations.

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Trade restrictions could materially and adversely affect our business, financial condition and results of operations.

Our cross-border logistics services may be affected by trade restrictions implemented by countries or territories in which our customers are located or in which our customers’ products are manufactured or sold.

For example, we are subject to risks relating to changes in trade policies, tariff regulations, embargoes or other trade restrictions adverse to our customers’ business. Actions by governments that result in restrictions on movement of parcel or otherwise could also impede our ability to carry out our cross-border ecommerce solutions and logistics services. In addition, international trade and political issues, tensions and conflicts may cause delays and interruptions to cross-border transportation and result in limitations on our insurance coverage. If we are unable to connect our global customers in our marketplace or provide solutions to transports parcel to and from countries with trade restrictions in a timely manner or at all, our business, financial condition and results of operations could be materially and adversely affected.

Significant merchandise refunds and product warranty claims could have a material adverse effect on our business.

We allow our customers to claim refunds or product warranties for our 1P sales subject to our return policy. See “Business—Logistics Network and Value-added Services—Warranties and Refunds.” If merchandise returns and product warranty claims are significant, our business, financial condition and results of operations could be harmed. Further, we modify our policies relating to returns and warranties from time to time, which may result in customer dissatisfaction or an increase in the number of product returns. Many of our products are large and require special handling and delivery. From time to time our products are damaged in transit, which can increase return rates and harm our brand.

Under the strong supervision of the government, our business may be controlled.

The Company’s business segments may be subject to various government and regulatory interference in the provinces in which they operate. The Company could be subject to regulation by various political and regulatory entities, including various local and municipal agencies and government sub-divisions. The Company may incur increased costs necessary to comply with existing and newly adopted laws and regulations or penalties for any failure to comply. Additionally, the governmental and regulatory interference could significantly limit or completely hinder our ability to offer or continue to offer securities to investors and cause the value of such securities to significantly decline or be worthless.

Furthermore, it is uncertain when and whether the Company will be required to obtain permission from the government to list on U.S. exchanges in the future, and even when such permission is obtained, whether it will be denied or rescinded. Although the Company is currently not required to obtain permission from any of the local government to obtain such permission and has not received any denial to list on the U.S. exchange, our operations could be adversely affected, directly or indirectly, by existing or future laws and regulations relating to its business or industry.

Risks Related to the Offering and Our Ordinary Shares

The initial public offering price of our Ordinary Shares may not be indicative of the market price of our Ordinary Shares after this offering. In addition, an active, liquid and orderly trading market for our Ordinary Shares may not develop or be maintained, and our share price may be volatile.

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Prior to the completion of this offering, our Ordinary Shares were not traded on any market. Any active, liquid and orderly trading market for our Ordinary Shares may not develop or be maintained after this offering. Active, liquid and orderly trading markets usually result in less price volatility and more efficiency in carrying out investors’ purchase and sale orders. The market price of our Ordinary Shares could vary significantly as a result of a number of factors, some of which are beyond our control. In the event of a drop in the market price of our Ordinary Shares, you could lose a substantial part or all of your investment in our Ordinary Shares. The initial public offering price will be determined by us, based on numerous factors and may not be indicative of the market price of our Ordinary Shares after this offering. Consequently, you may not be able to sell our Ordinary Shares at a price equal to or greater than the price paid by you in this offering.

The following factors could affect our share price:

●	our operating and financial performance;
●	quarterly variations in the rate of growth of our financial indicators, such as net income per share, net income and revenues;
●	the public reaction to our press releases, our other public announcements and our filings with the SEC;
●	strategic actions by our competitors;
●	changes in revenue or earnings estimates, or changes in recommendations or withdrawal of research coverage, by equity research analysts;
●	speculation in the press or investment community;
●	the failure of research analysts to cover our Ordinary Shares;
●	sales of our Ordinary Shares by us or other shareholders, or the perception that such sales may occur;
●	changes in accounting principles, policies, guidance, interpretations or standards;
●	additions or departures of key management personnel;
●	actions by our shareholders;
●	domestic and international economic, legal and regulatory factors unrelated to our performance; and
●	the realization of any risks described under this “Risk Factors” section.

The stock markets in general have experienced extreme volatility that has often been unrelated to the operating performance of particular companies. These broad market fluctuations may adversely affect the trading price of our Ordinary Shares. Securities class action litigation has often been instituted against companies following periods of volatility in the overall market and in the market price of a company’s securities. Such litigation, if instituted against us, could result in very substantial costs, diver our management’s attention and resources and harm our business, operating results and financial condition.

There may not be an active, liquid trading market for our Ordinary Shares.

Prior to the completion of this offering, there has been no public market for our Ordinary Shares. An active trading market for our Ordinary Shares may not develop or be sustained following this offering. You may not be able to sell your shares at the market price, if at all, if trading in our shares is not active. The initial public offering price was determined by negotiations between us and our advisors based upon a number of factors. The initial public offering price may not be indicative of prices that will prevail in the trading market.

Because we do not expect to pay dividends in the foreseeable future after this offering, you must rely on a price appreciation of the Ordinary Shares for a return on your investment.

We currently intend to retain most, if not all, of our available funds and any future earnings after this offering to fund the development and growth of our business. As a result, we do not expect to pay any cash dividends in the foreseeable future. Therefore, you should not rely on an investment in the Ordinary Shares as a source for any future dividend income.

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A sale or perceived sale of a substantial number of our Ordinary Shares may cause the price of our Ordinary Shares to decline.

If our shareholders sell substantial amounts of our Ordinary Shares in the public market, the market price of our Ordinary Shares could fall. Moreover, the perceived risk of this potential dilution could cause shareholders to attempt to sell their shares and investors to short our Ordinary Shares. These sales also make it more difficult for us to sell equity-related securities in the future at a time and price that we deem reasonable or appropriate.

There can be no assurance that we will not be a passive foreign investment company (“PFIC”) for United States federal income tax purposes for any taxable year, which could subject United States holders of our Ordinary Shares to significant adverse United States federal income tax consequences.

A non-United States corporation will be a passive foreign investment company, or PFIC, for United States federal income tax purposes for any taxable year if either (i) at least 75% of its gross income for such taxable year is passive income or (ii) at least 50% of the value of its assets (based on average of the quarterly values of the assets) during such year is attributable to assets that that produce or are held for the production of passive income. Based on the current and anticipated value of our assets and the composition of our income assets, we do not expect to be a PFIC for United States federal income tax purposes for our current taxable year ended December 31, 2021 or in the foreseeable future. However, the determination of whether or not we are a PFIC according to the PFIC rules is made on an annual basis and depend on the composition of our income and assets and the value of our assets from time to time. Therefore, changes in the composition of our income or assets or value of our assets may cause us to become a PFIC. The determination of the value of our assets (including goodwill not reflected on our balance sheet) may be based, in part, on the quarterly market value of Ordinary Shares, which is subject to change and may be volatile.

The classification of certain of our income as active or passive, and certain of our assets as producing active or passive income, and hence whether we are or will become a PFIC, depends on the interpretation of certain United States Treasury Regulations as well as certain IRS guidance relating to the classification of assets as producing active or passive income. Such regulations guidance is potentially subject to different interpretations. If due to different interpretations of such regulations and guidance the percentage of our passive income or the percentage of our assets treated as producing passive income increases, we may be a PFIC in one of more taxable years.

If we are a PFIC for any taxable year during which a United States person holds Ordinary Shares, certain adverse United States federal income tax consequences could apply to such United States person.

For as long as we are an emerging growth company, we will not be required to comply with certain reporting requirements, including those relating to accounting standards and disclosure about our executive compensation, that apply to other public companies.

We are classified as an “emerging growth company” under the JOBS Act. For as long as we are an emerging growth company, which may be up to five full fiscal years, unlike other public companies, we will not be required to, among other things, (i) provide an auditor’s attestation report on management’s assessment of the effectiveness of our system of internal control over financial reporting pursuant to Section 404(b) of the Sarbanes-Oxley Act, (ii) comply with any new requirements adopted by the PCAOB requiring mandatory audit firm rotation or a supplement to the auditor’s report in which the auditor would be required to provide additional information about the audit and the financial statements of the issuer, (iii) provide certain disclosure regarding executive compensation required of larger public companies, or (iv) hold nonbinding advisory votes on executive compensation. We will remain an emerging growth company for up to five years, although we will lose that status sooner if we have more than $1.235 billion of revenues in a fiscal year, have more than $700 million in market value of our Ordinary Shares held by non-affiliates, or issue more than $1.0 billion of non-convertible debt over a three-year period.

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To the extent that we rely on any of the exemptions available to emerging growth companies, you will receive less information about our executive compensation and internal control over financial reporting than issuers that are not emerging growth companies. If some investors find our Ordinary Shares to be less attractive as a result, there may be a less active trading market for our Ordinary Shares and our share price may be more volatile.

If we fail to establish and maintain proper internal financial reporting controls, our ability to produce accurate financial statements or comply with applicable regulations could be impaired.

Pursuant to Section 404 of the Sarbanes-Oxley Act, we will be required to file a report by our management on our internal control over financial reporting, including an attention report on internal control over financial reporting issued by our independent registered public accounting firm. However, while we remain an emerging growth company, we will not be required to include an attestation report on internal control over financial reporting issued by our independent registered public accounting firm. The presence of material weakness in internal control over financial reporting could result in financial statement errors, which, in turn, could lead to error our financial reports and/or delays in our financial reporting, which could require us to restate our operating results. We might not identify one or more material weaknesses in our internal controls in connection with evaluating our compliance with Section 404 of the Sarbanes-Oxley Act. In order to maintain and improve the effectiveness of our disclosure controls and procedures and internal controls over financial reporting. We will need to expend significant resources and provide significant management oversight. Implementing any appropriate changes to our internal controls may require specific compliance training of our directors and employees, entail substantial costs in order to modify our existing accounting systems, take a significant period of time to complete and divert management’s attention from other business concerns. These changes may not, however, be effective in maintaining the adequacy of our internal control.

If we are unable to conclude that we have effective internal controls over financial reporting, investors may lose confidence in our operating results, the price of the Ordinary Shares could decline and we may be subject to litigation or regulatory enforcement actions. In addition, if we are unable to meet the requirements of Section 404 of the Sarbanes-Oxley Act, the Ordinary Shares may not be able to remain listed on the exchange.

As a foreign private issuer, we are not subject to certain U.S. securities law disclosure requirements that apply to a domestic U.S. issuer, which may limit the information publicly available to our shareholders.

As a foreign private issuer, we are not required to comply with all of the periodic disclosure and current reporting requirements of the Exchange Act and therefore there may be less publicly available information about us than if we were a U.S. domestic issuer. For example, we are not subject to the proxy rules in the United States and disclosure with respect to our annual general meetings will be governed by England requirements. In addition, our officers, directors and principal shareholders are exempt from the reporting and “short-swing” profit recovery provisions of Section 16 of the Exchange Act and the rules thereunder. Therefore, our shareholders may not know on a timely basis when our officers, directors and principal shareholders purchase or sell our Ordinary Shares.

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As a foreign private issuer, we are permitted to adopt certain home country practices in relation to corporate governance matters that differ significantly from the Nasdaq listing standards. These practices may afford less protection to shareholders than they would enjoy if we complied fully with corporate governance listing standards.

As a foreign private issuer, we are permitted to take advantage of certain provisions in the Nasdaq listing standards that allow us to follow England law for certain governance matters. Certain corporate governance practices in the England may differ significantly from corporate governance listing standards as, except for general fiduciary duties and duties of care, England law has no corporate governance regime which prescribes specific corporate governance standards. Currently, we do not intend to rely on home country practice with respect to our corporate governance after we complete with this offering. However, if we choose to follow home country practice in the future, our shareholders may be afforded less protection than they otherwise would have under corporate governance listing standards applicable to U.S. domestic issuers.

Nasdaq may apply additional and more stringent criteria for our initial and continued listing because we plan to have a small public offering and insiders will hold a large portion of the company’s listed securities.

Nasdaq Listing Rule 5101 provides Nasdaq with broad discretionary authority over the initial and continued listing of securities in Nasdaq and Nasdaq may use such discretion to deny initial listing, apply additional or more stringent criteria for the initial or continued listing of particular securities, or suspend or delist particular securities based on any event, condition, or circumstance that exists or occurs that makes initial or continued listing of the securities on Nasdaq inadvisable or unwarranted in the opinion of Nasdaq, even though the securities meet all enumerated criteria for initial or continued listing on Nasdaq. In addition, Nasdaq has used its discretion to deny initial or continued listing or to apply additional and more stringent criteria in the instances, including but not limited to: (i) where the company engaged an auditor that has not been subject to an inspection by the Public Company Accounting Oversight Board (“PCAOB”), an auditor that PCAOB cannot inspect, or an auditor that has not demonstrated sufficient resources, geographic reach, or experience to adequately perform the company’s audit; (ii) where the company planned a small public offering, which would result in insiders holding a large portion of the company’s listed securities. Nasdaq was concerned that the offering size was insufficient to establish the company’s initial valuation, and there would not be sufficient liquidity to support a public market for the company; and (iii) where the company did not demonstrate sufficient nexus to the U.S. capital market, including having no U.S. shareholders, operations, or members of the board of directors or management. Our public offering will be relatively small, and our company’s insiders will hold a large portion of the company’s listed securities. Nasdaq might apply the additional and more stringent criteria for our initial and continued listing, which might cause delay or even denial of our listing application.

If we cannot satisfy, or continue to satisfy, the initial listing requirements and other rules of Nasdaq Capital Market, although we exempt from certain corporate governance standards applicable to US issuers as a Foreign Private Issuer, our securities may not be listed or may be delisted, which could negatively impact the price of our securities and your ability to sell them.

We will seek to have our securities approved for listing on the Nasdaq Capital Market upon consummation of this offering. We cannot assure you that we will be able to meet those initial listing requirements at that time. Even if our securities are listed on the Nasdaq Capital Market, we cannot assure you that our securities will continue to be listed on the Nasdaq Capital Market.

In addition, following this offering, in order to maintain our listing on the Nasdaq Capital Market, we will be required to comply with certain rules of Nasdaq Capital Market, including those regarding minimum stockholders’ equity, minimum share price, and certain corporate governance requirements. Even if we initially meet the listing requirements and other applicable rules of the Nasdaq Capital Market, we may not be able to continue to satisfy these requirements and applicable rules. If we are unable to satisfy the Nasdaq Capital Market criteria for maintaining our listing, our securities could be subject to delisting.

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If the Nasdaq Capital Market does not list our securities or subsequently delists our securities from trading, we could face significant consequences, including:

●	limited availability for market quotations for our securities;
●	reduced liquidity with respect to our securities;
●	a determination that our Ordinary Share is a “penny stock,” which will require brokers trading in our Ordinary Share to adhere to more stringent rules and possibly result in a reduced level of trading activity in the secondary trading market for our Ordinary Share;
●	limited amount of news and analyst coverage; and
●	a decreased ability to issue additional securities or obtain additional financing in the future.

The market price of our ordinary shares may be volatile or may decline regardless of our operating performance, and you may not be able to resell your shares at or above the public offering price.

The public offering price for our ordinary shares will be determined through negotiations between the underwriters and us and may vary from the market price of our ordinary shares following our public offering. If you purchase our ordinary shares in our public offering, you may not be able to resell those shares at or above the public offering price. We cannot assure you that the public offering price of our ordinary shares, or the market price following our public offering, will equal or exceed prices in privately negotiated transactions of our shares that have occurred from time to time prior to our public offering. The market price of our ordinary shares may fluctuate significantly in response to numerous factors, many of which are beyond our control, including:

●	actual or anticipated fluctuations in our revenue and other operating results;
●	the financial projections we may provide to the public, any changes in these projections or our failure to meet these projections;
●	actions of securities analysts who initiate or maintain coverage of us, changes in financial estimates by any securities analysts who follow our company, or our failure to meet these estimates or the expectations of investors;
●	announcements by us or our competitors of significant services or features, technical innovations, acquisitions, strategic relationships, joint ventures, or capital commitments;
●	price and volume fluctuations in the overall stock market, including as a result of trends in the economy as a whole;
●	lawsuits threatened or filed against us; and
●	other events or factors, including those resulting from war or incidents of terrorism, or responses to these events.

In addition, the stock markets have experienced extreme price and volume fluctuations that have affected and continue to affect the market prices of equity securities of many companies. Stock prices of many companies have fluctuated in a manner unrelated or disproportionate to the operating performance of those companies. In the past, stockholders have filed securities class action litigation following periods of market volatility. In the event that we were to become involved in securities litigation, it could subject us to substantial costs, divert resources and the attention of management from our business, and adversely affect our business.

We have broad discretion in the use of the net proceeds from our public offering and may not use them effectively.

To the extent (i) we raise more money than required for the purposes explained in the section titled “Use of Proceeds” or (ii) we determine that the proposed uses set forth in that section are no longer in the best interests of our Company, we cannot specify with any certainty the particular uses of such net proceeds that we will receive from our public offering. Our management will have broad discretion in the application of such net proceeds, including working capital, possible acquisitions, and other general corporate purposes, and we may spend or invest these proceeds in a way with which our stockholders disagree. The failure by our management to apply these funds effectively could harm our business and financial condition. Pending their use, we may invest the net proceeds from our public offering in a manner that does not produce income or that loses value. As of the date of this Prospectus, Management has not determined the types of businesses that the Company will target or the terms of any potential acquisition.

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We will incur additional costs as a result of becoming a public company, which could negatively impact our net income and liquidity.

Upon completion of this offering, we will become a public company in the United States. As a public company, we will incur significant legal, accounting and other expenses that we did not incur as a private company. In addition, Sarbanes-Oxley and rules and regulations implemented by the SEC and the Nasdaq Capital Market require significantly heightened corporate governance practices for public companies. We expect that these rules and regulations will increase our legal, accounting and financial compliance costs and will make many corporate activities more time-consuming and costly.

We do not expect to incur materially greater costs as a result of becoming a public company than those incurred by similarly sized U.S. public companies. In the event that we fail to comply with these rules and regulations, we could become the subject of a governmental enforcement action, investors may lose confidence in us and the market price of our ordinary shares could decline.

The obligation to disclose information publicly may put us at a disadvantage to competitors that are private companies.

Upon completion of this offering, we will be a publicly listed company in the United States. As a publicly listed company, we will be required to file annual reports with the Securities and Exchange Commission. In some cases, we will need to disclose material agreements or results of financial operations that we would not be required to disclose if we were a private company. Our competitors may have access to this information, which would otherwise be confidential. This may give them advantages in competing with our company. Similarly, as a U.S.-listed public company, we will be governed by U.S. laws that our competitors, which are mostly private British companies, are not required to follow. To the extent compliance with U.S. laws increases our expenses or decreases our competitiveness against such companies, our public listing could affect our results of operations.

Our international operations are subject to a variety of legal, regulatory, political and economic risks.

Our international activities are significant to our revenues and profits, and we plan to further expand internationally. In certain international market segments, we have relatively little operating experience and may not benefit from any first-to-market advantages. It is costly to establish, develop, and maintain international operations, and promote our brand internationally. Our international operations may not become profitable on a sustained basis.

In addition, our international sales and operations are subject to a number of risks, including:

●	local economic, inflation and political conditions;
●	government regulation (such as regulation of our product and service offerings and of competition); restrictive governmental actions (such as trade protection measures, including export duties and quotas and custom duties and tariffs); nationalization; and restrictions on foreign ownership;

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●	restrictions on sales or distribution of certain products or services and uncertainty regarding liability for products, services, and content, including uncertainty as a result of less Internet-friendly legal systems, local laws, lack of legal precedent, and varying rules, regulations, and practices regarding the physical and digital distribution of media products and enforcement of intellectual property rights;
●	business licensing or certification requirements;
●	limitations on the repatriation and investment of funds and foreign currency exchange restrictions;
●	limited fulfillment and technology infrastructure;
●	potential impact of the COVID-19 pandemic on our business operations and the economy in globally;
●	shorter payable and longer inventory and receivable cycles and the resultant negative impact on cash flow;
●	laws and regulations regarding consumer and data protection, privacy, network security, encryption, payments, advertising, and restrictions on pricing or discounts;
●	lower levels of use of the Internet;
●	lower levels of consumer spending and fewer opportunities for growth compared to the U.S., Europe, Japan or the Cayman;
●	difficulty in staffing, developing, and managing foreign operations as a result of distance, language, and cultural differences;
●	different employee/employer relationships and the existence of works councils and labor unions;
●	differing labor regulations where labor laws may be more advantageous to employees as compared to the U.S. and the other jurisdictions we operate in;
●	compliance with the U.S. Foreign Corrupt Practices Act and other applicable U.S. and foreign laws prohibiting corrupt payments to government officials and other third parties;
●	laws and policies of the U.S. and other jurisdictions affecting trade, foreign investment, loans, and taxes; and geopolitical events, including pandemic, war and terrorism.

As international physical, energy technology, and omni-channel retail and other services grow, competition will intensify, including through adoption of evolving business models. Local companies may have a substantial competitive advantage because of their greater understanding of, and focus on, the local customer, as well as their more established local brand names. The inability to hire, train, retain, and manage sufficient required personnel may limit our international growth.

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INDUSTRY AND MARKET DATA

This prospectus contains estimates, projections and other information concerning our industry, our business, and the markets for our product candidates. Information that is based on estimates, forecasts, projections, market research or similar methodologies is inherently subject to uncertainties, and actual events or circumstances may differ materially from events and circumstances that are assumed in this information. Unless otherwise expressly stated, we obtained this industry, business, market and other data from our own internal estimates and research as well as from reports, research surveys, studies and similar data prepared by third parties, industry, medical and general publications, government data and similar sources. While we believe our internal company research as to such matters is reliable, it has not been verified by any independent source.

In addition, assumptions and estimates of our and our industry’s future performance are necessarily subject to a high degree of uncertainty and risk due to a variety of factors, including those described in the section titled “Risk Factors.” These and other factors could cause our future performance to differ materially from our assumptions and estimates. See “Special Note Regarding Forward-Looking Statements.”

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USE OF PROCEEDS

We estimate that we will receive net proceeds from this offering of approximately $ million after deducting estimated underwriting discounts and commissions and the estimated offering expenses payable by us and based upon an assumed initial offering price of $4.00 per ordinary share (excluding any exercise of the underwriters’ over-allotment option).

A $ increase (decrease) in the assumed initial public offering price of $4.00 per share would increase (decrease) the net proceeds to us from this offering by approximately $ million, after deducting the estimated underwriting discounts and commissions and estimated aggregate offering expenses payable by us and assuming no change to the number of ordinary share offered by us as set forth on the cover page of this prospectus, provided, however, that in no case would we decrease the initial public offering price to less than $4.00 per share.

Description of Use	Estimated Amount of Net Proceeds (US $)	Percentage
Product Development		20%
Build upstream and downstream ecological chain		15%
Development and implementation of customer retention plans		10%
Online and offline media promotion		10%
Talent Team Building		10%
Construction of charging stations		15%
Sales channel laying		10%
Business Negotiation		5%
Other operating liquidity		5%
Total project input funds		100.00%

The foregoing represents our current intentions based upon our present plans and business conditions to use and allocate the net proceeds of this offering. Our management, however, will have some flexibility and discretion to apply the net proceeds of this offering. If an unforeseen event occurs or business conditions change, we may use the proceeds of this offering differently than as described in this prospectus. To the extent that the net proceeds we receive from this offering are not imminently used for the above purposes, we intend to invest in short-term, interest-bearing bank deposits or debt instruments.

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DIVIDEND POLICY

We have never declared or paid any cash dividends on our common stock, and we do not currently intend to pay any cash dividends on our common stock in the foreseeable future.

We currently intend to retain all available funds and any future earnings to support operations and to finance the growth and development of our business.

Any future determination to pay dividends will be made at the discretion of our board of directors, subject to applicable laws, and will depend upon, among other factors, our results of operations, financial condition, contractual restrictions, and capital requirements.

From time to time, we may also enter into other loan or credit agreements or similar borrowing arrangements that may further restrict our ability to declare or pay dividends on our common stock. Our board of directors will have sole discretion in making any future determination to pay dividends, subject to applicable laws, taking into account, among other factors, our results of operations, financial condition, contractual restrictions, and capital requirements.

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CAPITALIZATION

The following table sets forth our capitalization as of Dec 31, 2023 as follows:

●	on an actual basis; and

●	on an adjusted basis to reflect the sale of ordinary shares in this offering, at an assumed initial public offering price of $4.00 per share, after deducting the underwriting discounts and commissions and estimated offering expenses payable by us.

The adjustments reflected below are subject to change and are based upon available information and certain assumptions that we believe are reasonable. Total shareholders’ equity and total capitalization following the completion of this offering are subject to adjustment based on the actual initial public offering price and other terms of this offering determined at pricing. You should read this capitalization table in conjunction with “Use of Proceeds,” “Summary Consolidated Financial and Operating Data,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the consolidated financial statements and the related notes appearing elsewhere in this prospectus.

As of December 31, 2022
	Actual	Pro Forma As Adjusted
Shareholder’s Equity:
Ordinary shares, US$0.0001 par value per share
Statutory reserves
Additional paid-in capital
Retained earnings
Accumulated other comprehensive loss
Total shareholders’ equity
Total capitalization

(1)	Gives effect to the sale of Ordinary Shares in this offering at an assumed initial public offering price of $ per share and reflects the application of the proceeds after deducting the underwriting discounts, non-accountable expense allowance and our estimated offering expenses.

(2)	Pro forma adjusted additional paid in capital reflects the net proceeds we expect to receive, after deducting underwriting discounts and non-accountable expense allowance, and other expenses. We expect to receive net proceeds of approximately $ ($ offering, less underwriting discounts of $ , non-accountable expense allowance of $ , accountable expenses of $ and offering expenses of $ ).

Each $1.00 increase (decrease) in the assumed initial public offering price of $ per Ordinary Share would increase (decrease) the pro forma as adjusted amount of total capitalization by $ million, assuming that the number of Ordinary Shares offered by us, as set forth on the cover page of this prospectus, remains the same, and after deducting underwriting discounts, non-accountable expense allowance and estimated offering expenses payable by us. An increase (decrease) of one million in the number of Ordinary Shares offered by us, as set forth on the cover page of this prospectus, would increase (decrease) the pro forma as adjusted amount of total capitalization by $ million, assuming no change in the assumed initial public offering price per Ordinary Share as set forth on the cover page of this prospectus.

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DILUTION

If you invest in our Ordinary Shares, your interest will be diluted to the extent of the difference between the initial public offering price per Ordinary Share and the pro forma net tangible book value per Ordinary Share after the offering. Dilution results from the fact that the offering price per Ordinary Share is substantially in excess of the book value per Ordinary Share attributable to the existing shareholders for our presently outstanding Ordinary Shares. Our net tangible book value attributable to shareholders on December 31, 2023 was $               or approximately $              per Ordinary Share. Net tangible book value per Ordinary Share as of December 31, 2023 represents the amount of total assets less intangible assets and total liabilities, divided by the number of Ordinary Shares outstanding.

Our post offering pro forma net tangible book value, which gives effect to receipt of the net proceeds from the offering and issuance of additional shares in the offering, but does not take into consideration any other changes in our net tangible book value after December 31, 2023, will be $              or approximately $              per Ordinary Share. This would result in dilution to investors in this offering of approximately $              per Ordinary Share or approximately              % from the assumed offering price of $              per Ordinary Share. Net tangible book value per Ordinary Share would increase to the benefit of present shareholders by $ per share attributable to the purchase of the Ordinary Shares by investors in this offering.

The following table sets forth the estimated net tangible book value per Ordinary Share after the offering and the dilution to persons purchasing Ordinary Shares based on the foregoing firm commitment offering assumptions. The number of our Ordinary Shares had been adjusted retrospectively to reflect the increasing of share capital. See “Description of Share Capital” for more details.

Offering
Assumed public offering price per share
Net tangible book value per share as of December 31, 2023
Increase in pro forma net tangible book value per share attributable to price paid by new investors
Pro forma net tangible book value per share after this offering
Dilution in pro forma net tangible book value per share to new investors in this offering

The following table sets forth, on an as adjusted basis as of December 30, 2023, the difference between the number of common stock purchased from us, the total cash consideration paid, and the average price per share paid by our existing shareholders and by new public investors before deducting estimated underwriting discounts and commissions and estimated offering expenses payable by us, using an assumed public offering price of $4.00 per share:

	Shares Purchased		Total Cash Consideration
	Number	Percent	Amount	Percent
Existing shareholders
New investors from public offering
Total

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CORPORATE HISTORY AND STRUCTURE

Corporate History

JUHEYING INTELLIGENT TECHNOLOGY LTD, a British company established on January 19, 2024, is the issuer of the ordinary shares provided in this prospectus.

Corporate Structure

The following chart illustrates our corporate structure:

（The picture of Corporate Structure）

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MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion and analysis of our financial condition and results of operations should be read in conjunction with our financial statements and the related notes included elsewhere in this prospectus. This discussion contains forward-looking statements reflecting our current expectations that involve risks and uncertainties. See “Disclosure Regarding Forward-Looking Statements” for a discussion of the uncertainties, risks and assumptions associated with these statements. Actual results and the timing of events could differ materially from those discussed in our forward-looking statements as a result of many factors, including those set forth under “Risk Factors” and elsewhere in this prospectus.

Our Company

JUHEYING INTELLIGENT TECHNOLOGY LTD is a company dedicated to the research and development, production and sales of intelligent charging pile equipment.A new energy technology company that provides convenient charging services for electric vehicles and promotes the popularity of green travel and environmental protection concept.JUHEYING INTELLIGENT TECHNOLOGY LTD maintains the enterprise concept of "keeping the original intention unchanged and achieving more beauty", while the enterprise culture of JUHEYING INTELLIGENT TECHNOLOGY LTD upholds the core value of "innovation, quality, service and responsibility".We are committed to creating a positive and cooperative working environment for employees, providing excellent products and services to consumers, and contributing to the sustainable development of society.We believe that excellent corporate culture is an important cornerstone of the company's success and a driving force for its sustainable development.In order to better serve the vast number of consumers, JUHEYING INTELLIGENT TECHNOLOGY LTD has established a large number of charging stations synchronously in many places to provide convenient charging services for electric vehicles.At the same time, JUHEYING INTELLIGENT TECHNOLOGY LTD sells electric vehicles through financial schemes to cooperate with national new energy electric vehicles rural operations.Expand new energy electric vehicles tenure industry.

JUHEYING INTELLIGENT TECHNOLOGY LTD strives to become a global leader in the field of intelligent charging, through innovative products and services, to meet the growing demand for electric vehicle charging, while accelerating the company's sustainable development and market share expansion through listing.Achieve the enterprise mission of "strive to innovate for the benefit of customers, create the world's best and most innovative products, let more people get newer and better technology, use the lowest Total Cost of Ownership, and create higher work efficiency".

JUHEYING INTELLIGENT TECHNOLOGY LTD has the core values of "customer achievement, entrepreneurship and innovation, integrity, diversity and win-win".JUHEYING INTELLIGENT TECHNOLOGY LTD is committed to the satisfaction and success of each and every customer.Pursue innovations that are critical to both the customer and the company, while driving them quickly and efficiently.Whether internal or external, the JUHEYING INTELLIGENT TECHNOLOGY LTD has a belief in trust, honesty and responsibility.The JUHEYING INTELLIGENT TECHNOLOGY LTD advocates mutual understanding, cherishes diversity and takes a global view of our culture.

JUHEYING INTELLIGENT TECHNOLOGY LTD is a company dedicated to the research and development, production and sales of intelligent charging pile equipment.New energy technology companies that provide convenient charging services for electric vehicles and promote the popularity of green travel and environmental protection concept.

Our History and Development

JUHEYING INTELLIGENT TECHNOLOGY LTD is incorporated in the England and Wales as a Private company limited by shares, this 9th day of January 2024.Since its establishment, the company has been committed to the research and development, production and sales of intelligent charging pile equipment, providing convenient charging services for electric vehicles.New energy vehicle charging pile is an important logistics part to maintain new energy electric vehicles energy supply and ensure the convenient and smooth operation of new energy vehicles.JUHEYING INTELLIGENT TECHNOLOGY LTD, it upholds the concept of "keeping the original intention unchanged and achieving more beauty", and pays attention to the lifestyle of green travel and green life.By building an intelligent, large-scale and centralized charging pile industry, we will intensify the construction of charging facilities, build a perfect charging network and improve the convenience of users.The company has established a large number of charging stations synchronously in many places to provide convenient charging services for electric vehicles.

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At the same time, JUHEYING INTELLIGENT TECHNOLOGY LTD sells electric vehicles through financial schemes to cooperate with national new energy electric vehicles rural operations.Expand new energy electric vehicles tenure industry.JUHEYING INTELLIGENT TECHNOLOGY LTD through the creation of intelligent, large-scale and centralized charging pile industry, increase the construction of charging facilities, build a perfect charging network, improve the convenience of users.Setting up reasonable charging piles in shopping malls, residential parking lots, public buildings and other places is conducive to the promotion and growth of new energy vehicles, stimulating the development of new energy automobile industry in the sinking market, and promoting the use of clean energy and energy conservation.JUHEYING INTELLIGENT TECHNOLOGY LTD tailor-made charging solutions for operating vehicles, enterprises and institutions, temporary charging during travel, public fast charging stations and private car owners.Through the popularization and development of charging piles, it will play a positive role in improving and promoting the environmental protection of the natural environment, and contribute to the realization of peak carbon dioxide emissions and carbon neutrality.

In a word, since its establishment, our company has been committed to the research and development, production and sales of intelligent charging pile equipment, providing convenient charging services for electric vehicles and promoting the popularization of green travel and environmental protection concept.

Our Products and Service

JUHEYING INTELLIGENT TECHNOLOGY LTD is a new energy technology company committed to the research and development, production and sales of intelligent charging pile equipment, providing convenient charging services for electric vehicles and promoting the popularization of green travel and environmental protection concept. It has a number of advanced technologies and patents, and has developed a variety of series of products, which is roughly listed as follows:

(1) Products with new energy charging piles as the core: JUHEYING INTELLIGENT TECHNOLOGY LTD launched 22 kW AC charging post and 480 kW split type one machine four.Terminals eight guns DC charging pile, for example:

Ⅰ. 22kw AC charging post。AC charging pile adopts a new structural design, which is more convenient for installation and maintenance, and has an intelligent protection system to provide users with a safer electrical experience.Ethernet, 4G, multiple networking modes, diversified intelligent start-stop, multi-scene charging more intelligent, make full use of peak-valley price, save charging costs.Grounding protection + lightning protection + leakage protection + emergency stop protection + under/over voltage protection + overload protection and other protection functions make charging safer.The two-dimensional code is displayed on the screen to avoid artificial wear and replacement, the funds are safer, the protection is more thoughtful, waterproof, dustproof, anti-theft, charging is more worry-free.

Ⅱ. 480 kW split type one machine four terminals eight guns DC charging pile series.The 480 kW split type one machine four terminals eight guns DC charging pile series consists of a main powerThe cabinet and four charging terminals form a charging terminal, which can be one machine with two guns or one machine with a single gun. The main power cabinet can be installed with 24 charging modules at most, and the maximum power can reach 360kw (15 kW module)/480kw (20 kW module).

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(2) New energy charging scheme management: JUHEYING INTELLIGENT TECHNOLOGY LTD Provide the charging scheme management of new energy charging piles. Through the statistics and analysis of customers' conventional charging data, charging schemes of different levels are set for customers to choose. At the same time, exclusive individual charging schemes are formulated according to different charging consumption needs of customers to meet the general needs of customers.

(3) Installation and after-sales service: JUHEYING INTELLIGENT TECHNOLOGY LTD Provide high-quality installation and after-sales service, such as:

I. Installation and commissioning. When the charging pile is delivered to the customer, the customer can install the charging pile according to the needs. The installer will install the charging pile in the specified position according to the installation manual of the charging pile. The staff will debug and test the charging pile to ensure that the charging pile can work normally.

Ⅱ. after-sale service. After the smooth installation and commissioning of the charging pile, the after-sales service personnel will provide relevant technical support and services. If customers encounter problems in the process of use, they can contact the after-sales service personnel at any time, and they will solve the problem in time to ensure the normal operation of the charging pile.

In the future, JUHEYING INTELLIGENT TECHNOLOGY LTD will also combine the different needs of consumer groups, constantly develop and improve products and system platforms, take green development as the core development goal, meet the needs of new energy vehicle consumers in the new era, provide high-quality charging solutions and charging pile use experience solutions, and build a well-known new energy charging pile brand.

Major Factors Affecting Our Results of Operations

JUHEYING INTELLIGENT TECHNOLOGY LTD Is a new energy technology company that is committed to the research and development, production and sales of intelligent charging pile equipment, providing convenient charging services for electric vehicles and promoting the popularity of green travel and environmental protection concept. The factors affecting its operation can be roughly divided into social objective factors and internal factors of the company.

(1) Social objective factors

I. Pollution degree of the living environment. The pollution degree of the living environment will also affect the market prospects of new energy technology companies. In cities and countries with high environmental pollution levels, the market prospects of new energy technology companies may be better, and the demand for green travel will be greater. In cities and countries with low pollution levels, people often do not choose a green lifestyle, and the market prospects of new energy technology companies will be limited.

II. Level of economic development. The economic development level also has a certain impact on the market prospects of new energy technology companies. When the level of economic development is high, people will begin to choose a more comfortable living environment after meeting the basic living needs. At the same time, they will pay attention to environmental governance. People's demand for green life and green travel will also increase, which will promote the development of new energy technology companies.

III. socio-cultural background. Social and cultural background will also affect the market prospects of new energy technology companies. In a highly polluted and neglected society, the development of new energy technology companies may be limited, while in a society focusing on environmental protection and green travel, the market prospects of new energy technology companies may be better.

IV. Social and legal system. The social legal system has an impact on the operation of the new energy technology companies. If the social legal system is sound, the new energy technology companies will have greater opportunities. If the social and legal system is not sound, new energy technology companies will face greater risks.

V. Internet technology. The development of Internet technology has an impact on the operation of new energy technology companies. In today's society, the level of digitalization and intelligence is gradually rising. The development of new energy technology companies is affected by the development of contemporary Internet technology. They cannot meet the needs of Internet technology and will face the risk of being eliminated.

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VI. economic globalization. Economic globalization makes the market competition of new energy technology companies more fierce, countries are closely connected, technology upgrading speed is fast, and the production area of intelligent charging pile parts is all over the world. Therefore, enterprises need to improve their service quality to improve their competitiveness.

(2) Internal internal factors

I. Cultural values. The cultural values of new energy technology companies will determine the moral bottom line and code of conduct, and directly affect the internal employees and customers of the enterprise.

Ⅱ. Recruitment and training. Enterprises need to recruit excellent talents to ensure their long-term development. In addition, training employees is also an important task of the enterprise to ensure that employees have the ability to meet the development needs of the company.

Ⅲ. Organizational structure and management mode: the organizational structure and management mode of an enterprise will affect the working atmosphere and incentive mechanism of the internal employees, and then affect the performance and customer satisfaction of the enterprise.

Ⅳ. Technology research and development capabilities. The company's technology research and development capabilities are key to driving these areas. In order to gain competitive advantages in the field of big data platform and new energy charging piles, the company needs to have strong research and development strength, and constantly promote the innovation and application of new technologies.

V. Data quality and privacy protection capability. Big data platform and new energy charging pile research and development field are inseparable from massive data. Companies must ensure the quality and security of data, including privacy protection during data collection, storage, processing and transmission, to follow relevant laws and regulations and win the trust of users.

Ⅵ. And cooperation institutions and channel expansion capacity. The company needs to establish cooperative relations with the upstream and downstream industrial chain institutions of related new energy charging piles, including parking lots, automobile 4S shops, etc. In addition, the company also needs to expand appropriate channels, bring its products and services to market, and establish good cooperative relationships with potential users.

Ⅶ. Capital and resource input. In the management field of big data platform and new energy charging pile research and development, the company needs to invest a lot of funds and resources in technology research and development, equipment procurement, talent training and other aspects. The company's financial strength and resource ability will directly affect its competitiveness in the industry.

Ⅷ. Product or service innovation. New energy technology companies need to constantly innovate to ensure the competitiveness of their products, which requires innovative talents in the enterprise to constantly explore and try new products or services.

Ⅸ. customers satisfaction degree. Customer satisfaction is one of the key indicators of enterprise development, which determines the loyalty and recommendation degree of customers to the enterprise, and has a positive impact on the enterprise.

X. Brand building and publicity. Enterprises need to improve their visibility and reputation through brand building and publicity, which helps to attract more excellent talents and customers, and improve the customer retention rate and brand awareness of enterprises.

In general, the market prospect of JUHEYING INTELLIGENT TECHNOLOGY LTD as a new energy technology company depends on many factors, but with the development of society and the increasing demand of people's needs, as well as the good construction of their own brand, the development prospect of new energy technology companies is still very potential.

Our Research and Development

JUHEYING INTELLIGENT TECHNOLOGY LTD Is a new energy technology company dedicated to the research and development, production and sales of intelligent charging pile equipment, providing convenient charging services for electric vehicles and promoting the popularization of green travel and environmental protection concept.

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JUHEYING INTELLIGENT TECHNOLOGY LTD Through JUHEYING INTELLIGENT TECHNOLOGY LTD, by building an intelligent, large-scale and centralized charging pile industry, increase the construction of charging facilities, build a perfect charging network, and improve the convenience of users. By setting up reasonable charging piles in shopping malls, residential parking lots, public buildings and other places, it is conducive to the promotion and growth of new energy vehicles, stimulating the development of the new energy vehicle industry in the sinking market, and is conducive to promoting the use of clean energy and energy conservation. JUHEYING INTELLIGENT TECHNOLOGY LTD Tamade charging solutions for operating vehicles, enterprises and institutions, temporary charging during the journey, public fast charging stations and private car owners. Environmental protection of the natural environment, play a positive role in improving and promoting, for the realization of peak carbon dioxide emissions, carbon neutrality to make a contribution.

JUHEYING INTELLIGENT TECHNOLOGY LTD Currently has the following series of products:

(1) Products with new energy charging piles as the core: JUHEYING INTELLIGENT TECHNOLOGY LTD launched 22 kW AC charging post and 480 kW split type one machine four.Terminals eight guns DC charging pile makes the charging of new energy vehicles safer and more worry-free.

(2) New energy charging scheme management: JUHEYING INTELLIGENT TECHNOLOGY LTD Provide the charging scheme management of new energy charging piles. Through the statistics and analysis of customers' conventional charging data, charging schemes of different levels are set for customers to choose. At the same time, exclusive individual charging schemes are formulated according to different charging consumption needs of customers to meet the general needs of customers.

(3) Installation and after-sales service: JUHEYING INTELLIGENT TECHNOLOGY LTD provides high-quality installation and after-sales service to improve customer satisfaction with JUHEYING INTELLIGENT TECHNOLOGY LTD and customer retention rate.

In the future, JUHEYING INTELLIGENT TECHNOLOGY LTD will also combine the different needs of consumer groups, constantly develop products and system platform, with green development as the core development goals, to meet the demand of the new era of new energy automobile consumers, provide high quality charging scheme and charging pile use experience scheme, build well-known new energy charging pile brand, expanding the scale of enterprise, strive to 2026 become the industry in the field of large head enterprise platform.

Regulatory Environment

The international regulatory environment for new energy technology enterprises is quite complex and diversified. Different countries and regions will have their own regulators and regulations to ensure that the operations, products and services of new energy technology enterprises meet certain standards and requirements. The international regulatory environment mainly includes the following aspects:

(1) Regulations and standards: Different countries have different laws, regulations and standards requirements for intelligent charging pile equipment. Companies need to understand and follow these requirements to ensure the safety and performance of their products. For example, the relevant regulations and standards of the regions or countries such as the EU, USA, Canada, Australia and New Zealand.

(2) Certification and licensing: Enterprises that sell smart charging pile equipment in the international market need to obtain relevant certifications and licenses. For example, CE certification, UL certification, FCC certification, etc. These certifications will help to prove that the product complies with international standards and regulations and will facilitate access to national markets.

(3) Patent and intellectual property rights: Enterprises should pay attention to patent and intellectual property rights in the process of research and development and production to avoid infringing the intellectual property rights of others. At the same time, enterprises can also apply for their own patents to protect their technological innovation achievements.

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(4) Data security and privacy protection: Intelligent charging pile equipment involves a large number of data processing and transmission, and enterprises need to ensure data security and privacy protection. Countries have different regulatory requirements for data security and privacy protection, and companies need to follow these requirements to avoid compliance risks in the international market.

(5) Environmental protection and energy efficiency requirements: During the production and operation process of intelligent charging pile equipment, enterprises need to pay attention to environmental protection and energy efficiency requirements. For example, follow the RoHS certification, energy conservation and emission reduction and other relevant regulations and standards.

(6) International cooperation and competition: In the international market, enterprises need to pay attention to the situation of cooperation and competition with enterprises in other countries. Enterprises can seek cooperation with international partners to jointly develop the market, while also paying attention to the dynamics of competitors to maintain their competitive advantage.

(7) Government policies and subsidies: various governments have different policy support and subsidy measures for the new energy technology industry. Enterprises can pay attention to these policies and strive to obtain subsidies and preferential policies to reduce operating costs.

(8) Trade barriers and tariffs: In the international market, enterprises need to pay attention to trade barriers and tariffs. Enterprises can seek to reduce the impact of trade barriers and tariffs through free trade agreements and regional economic integration organizations.

(9) Industry organizations and associations: enterprises can join international or domestic industry organizations and associations to understand the industry dynamics, seek policy support and technical guidance, and strengthen exchanges and cooperation with other enterprises.

In short, new energy technology enterprises that produce intelligent charging pile equipment need to pay attention to many aspects in terms of international supervision to ensure compliance operation. Enterprises should fully understand the international regulatory environment, rationally plan the market layout, give full play to their own advantages, and actively participate in international competition. At the same time, governments and relevant departments of all countries should also strengthen cooperation to jointly promote the formulation of international regulatory standards for new energy charging equipment and promote industrial development.

The following are some key points of international environment and some countries on new energy technology enterprises:

(1) International Electrotechnical Commission (IEC) standards: intelligent charging pile equipment shall comply with IEC 61851, IEC 61508 and other international standards to ensure the safety and performance of the equipment. Enterprises need to follow these standards in the production process and carry out strict quality control of their products.

(2) Eu regulations: The EU has strict regulatory requirements for new energy charging equipment, and manufacturers need to follow MDR (Medical Devices Regulation, medical device regulations) and IVDR (In-vitro Diagnostic Medical Devices Regulation, in vitro diagnostic medical device regulations) and other relevant regulations. In addition, the charging pile equipment also needs to comply with CE certification and RoHS certification.

(3) American regulations: In the United States, enterprises producing intelligent charging pile equipment need to follow the UL (Underwriters Laboratories) certification, FCC (Federal Communications Commission) certification and other standards. In addition, compliance with the U. S. Department of Energy (DOE) regulations is required.

(4) Canadian regulations: Canadian smart charging pile equipment manufacturers need to comply with IC (Industry Canada) certification and CSA (Canadian Standards Association) certification and other relevant regulations.

(5) Australian and New Zealand regulations: Australian and intelligent charging pile equipment manufacturers in New Zealand shall follow AS / NZS (Australian / New Zealand Standard) certification and other relevant regulations.

(6) Other national regulations: In other countries and regions, manufacturers shall comply with local laws and regulations, industry standards and certification requirements. For example, the relevant regulations in Japan, South Korea, Brazil, Russia and other countries.

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In short, the new energy technology enterprises producing intelligent charging pile equipment need to follow the laws and regulations, industry standards and certification requirements of various countries in terms of the international regulatory environment. Companies should fully understand the international regulatory environment to ensure the quality and safety of their products to access the global market. At the same time, governments and relevant departments of all countries should also strengthen cooperation to jointly promote the formulation of international regulatory standards for new energy charging equipment and promote industrial development.

Production Capacity

The production capacity of new energy technology enterprises depends on many factors, including enterprise scale, equipment investment, human resources and supply chain management, etc. The following are some key elements that may affect the production capacity of new energy technology enterprises:

(1)       Production equipment and technology. New energy technology enterprises need to have advanced production equipment and technology, including new energy technology, charging scheme planning procedures and the manufacturing process of charging pile. The advancement and efficiency of these equipment and technologies will directly affect the production of enterprises.

(2)       Human resources. Enterprises need to have sufficient human resources, including research and development personnel and management personnel, etc. Having a professional team of talents can effectively improve production efficiency and quality control.

(3)       Industrial chain management. New energy technology enterprises need to establish a stable and reliable industrial chain system to ensure the timely update of the upstream and downstream industrial chain of new energy charging piles. Efficient management of the industrial chain can reduce the production cost, shorten the production cycle, and improve the production capacity.

(4)       Production capacity. The production scale of an enterprise will directly determine its production capacity. Larger enterprises usually have more resources and higher production efficiency, which can better meet the market demand.

(5)       Qualification and certification. The legitimacy of the new energy used and the safety of the charging pile are crucial. Enterprises need to establish an effective management system, and obtain relevant certification and qualifications to ensure the compliance and high quality of services.

In general, the production capacity of new energy technology enterprises is a comprehensive index, which is affected by many factors and invests in equipment technology, human resources, supply chain management and other aspects, so as to improve the production capacity and meet the market demand.

Our Marketing and Sales

(1) (1) Sales channel

I. Join the chain platform (city agent, district and county agent, etc.). By winning the agency of the city, district and county regions, open many branches in the region according to the specific market situation, the formation of Chunhui Le play company to join the chain platform, expand the coverage of the business circle. This model covers multiple levels such as city agent, district and county agent, forming a complete chain platform system. Each agent can understand the operation situation of the respective area in real time through the digital management system, and carry out accurate operation management of the store.

II. Marketing system transfer introduction (company contacts, franchisees, partners, users, etc.). Marketing system introduction is an effective marketing strategy, through the use of company contacts, franchisees, partners, users and other resources, to achieve the promotion of products or services. This strategy can encourage participants to actively recommend products or services by providing discounts and rewards, expand brand influence and increase sales.

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III. Promotion of new media network platforms (Facebook, Twitter, Instagram, Tiktok, etc.). New media network platform promotion is an Internet-based promotion method. Through the use of Facebook, Twitter, Instagram, Tiktok and other platforms, it spreads brand information and product knowledge, expand brand influence and improve popularity. This method can improve the exposure rate and conversion rate of advertising through accurate user portrait and targeted delivery, so that more potential customers in the wait-and-see stage can understand and serve, and improve the visibility and exposure rate.

IV. Big data promotion platform. Big data promotion platform is a promotion method based on the management of digital member information. By digitizing the member information and cooperating with other platforms, it realizes the exchange and sharing of the rights and interests of members. This method can improve the membership loyalty and promote consumption by providing personalized membership services and preferential activities.

(2) Promotion methods

I. Service ecosystem model. JUHEYING INTELLIGENT TECHNOLOGY LTD Form a service ecosystem based on user use. There are intelligent parking management, parking space operation, advertising and marketing, training, custody, sales and insurance services. According to the needs of customers can do customized APP and a series of agent operation hosting, construction, installation, maintenance and other turnkey TK solutions.

II. Partner mode. The partnership model is a partnership that achieves common development and maximizes benefits by sharing resources and risks with partners. In the process of franchise management, partners can be individuals or institutions with relevant knowledge and resources, cooperate with the company to jointly promote and market products or services, and share profits.

III. Membership mode. Membership model is a business model based on membership management to establish a membership system to attract consumers to become members and provide personalized services and products. In this model, members can enjoy specific benefits and benefits, while the company can also obtain consumer preferences and needs through the member management system, so as to improve customer satisfaction and loyalty.

IV. New media drainage mode. JUHEYING INTELLIGENT TECHNOLOGY LTD Relying on the sales system of agent distribution, with the use of the emerging new media short video trend, the company's products and services for public domain drainage, private domain conversion product penetration. At the same time, it takes the first opportunity to make use of the celebrity effect to carry out brand publicity and product and service promotion, so that the company's brand can stand out among many well-known old companies in the new energy charging pile industry.

V. Regional vehicle network construction and pilot parallel mode. Through the arrangement of charging piles for new energy vehicles, a regional vehicle network exclusive to this area is constructed. For specific areas, the pilot will drive the reasonable distribution of charging piles in the whole area. The region will be connected to gradually expand the coverage of charging piles for new energy vehicles to achieve comprehensive coverage.

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BUSINESS

Our Mission

JUHEYING INTELLIGENT TECHNOLOGY LTD Is a new energy technology company dedicated to the research and development, production and sales of intelligent charging pile equipment, providing convenient charging services for electric vehicles and promoting the popularization of green travel and environmental protection concept. JUHEYING INTELLIGENT TECHNOLOGY LTD Keep a "beginner's mind does not change, achievement more beautiful" enterprise philosophy, at the same time the JUHEYING INTELLIGENT TECHNOLOGY LTD enterprise culture with "innovation, quality, service, responsibility" the core value, is committed to create a positive, collaborative work environment, provide consumers with excellent products and services, make contributions to the sustainable development of the society.

We believe that an excellent corporate culture is an important cornerstone of the company's success, but also to promote the sustainable development of the enterprise of the source of power. In order to better serve consumers, JUHEYING INTELLIGENT TECHNOLOGY LTD has set up a large number of charging stations in many places simultaneously to provide convenient charging services for electric vehicles. At the same time, JUHEYING INTELLIGENT TECHNOLOGY LTD sells electric vehicles through financial programs, and cooperates with the national new energy electric vehicles rural operations to expand the new energy electric vehicles tenure industry.

JUHEYING INTELLIGENT TECHNOLOGY LTD The mission is to strive for innovation for the benefit of customers, create the world's best and most innovative products, so that more people can get newer and better technology, use the lowest Total Cost of Ownership, and create higher work efficiency.

JUHEYING INTELLIGENT TECHNOLOGY LTD It has the core values of "customer achievement, entrepreneurship and innovation, integrity and integrity, diversity and win-win". JUHEYING INTELLIGENT TECHNOLOGY LTD Dedicated to the satisfaction and success of each customer. Pursue innovation that is critical to both customers and the company, while driving it so quickly and efficiently. Both internally and externally, JUHEYING INTELLIGENT TECHNOLOGY LTD believes trust, honesty and responsibility. JUHEYING INTELLIGENT TECHNOLOGY LTD Advocate mutual understanding, value diversity, and view our culture from a global perspective.

Overview

JUHEYING INTELLIGENT TECHNOLOGY LTD Is a new energy technology company dedicated to the research and development, production and sales of intelligent charging pile equipment, providing convenient charging services for electric vehicles and promoting the popularization of green travel and environmental protection concept.

JUHEYING INTELLIGENT TECHNOLOGY LTD Strive to become a global leader in the field of intelligent charging, meeting the growing demand for electric vehicle charging through innovative products and services, and accelerating the company's sustainable development and market share expansion through listing. Through technological innovation and green energy solutions, it provides global consumers with efficient, convenient and safe electric vehicle charging services, promotes the popularization of sustainable travel and environmental protection concept, and realizes the corporate purpose of JUHEYING INTELLIGENT TECHNOLOGY LTD.

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JUHEYING INTELLIGENT TECHNOLOGY LTD Since its establishment, it has been committed to the research and development, production and sales of intelligent charging pile equipment, to provide convenient charging services for electric vehicles. Charging pile of new energy vehicles is an important logistics part to maintain new energy electric vehicles energy supply and ensure the convenience and smooth transportation of new energy vehicles. JUHEYING INTELLIGENT TECHNOLOGY LTD Uphold the concept of "never change the original aspiration, achieve more beautiful", pay attention to green travel, green life style. By building an intelligent, large-scale and centralized charging pile industry, the construction of charging facilities should be strengthened to build a perfect charging network and improve the convenience of users.

Our Competitive Strengths

JUHEYING INTELLIGENT TECHNOLOGY LTD With a complete charging industry chain of charging equipment and strong technology research and development capabilities, it provides convenient charging services and charging solutions for new energy vehicle users. JUHEYING INTELLIGENT TECHNOLOGY LTD Actively promote the integration of new energy vehicles and renewable energy, and contribute to green travel. With good reputation, excellent quality, perfect service, strong production scale, adhering to the core values of "customer achievements, entrepreneurship and innovation, integrity, diversity and win-win", we strengthen cooperation with all sectors of society to create a brilliant future.

JUHEYING INTELLIGENT TECHNOLOGY LTD, a large number of charging stations have been established synchronously in many places to provide convenient charging services for electric vehicles.At the same time, JUHEYING INTELLIGENT TECHNOLOGY LTD sell electric vehicles through financial schemes to cooperate with national new energy electric vehicles rural operations.Expand new energy electric vehicles tenure industry.

JUHEYING INTELLIGENT TECHNOLOGY LTD By building an intelligent, large-scale and centralized charging pile industry, strengthen the construction of charging facilities, build a perfect charging network, and improve the convenience of users. By setting up reasonable charging piles in shopping malls, residential parking lots, public buildings and other places, it is conducive to the promotion and growth of new energy vehicles, stimulating the development of the new energy vehicle industry in the sinking market, and is conducive to promoting the use of clean energy and energy conservation.

JUHEYING INTELLIGENT TECHNOLOGY LTD Tamade charging solutions for operating vehicles, enterprises and institutions, temporary charging during the journey, public fast charging stations and private car owners. Through the popularization and development of charging piles, it will play a positive role in improving and promoting the environmental protection of the natural environment, and make a contribution to the realization of peak carbon dioxide emissions and carbon neutrality. In addition, we also provide customized new energy charging pile charging solutions, and launch new energy charging solutions and service products that are more suitable for different individual needs.

Under the trend of economic globalization, the demand for the new energy industry is constantly increasing. Combined with the development plan of JUHEYING INTELLIGENT TECHNOLOGY LTD, its competitive advantages can be simply summarized as follows:

(1) User data. JUHEYING INTELLIGENT TECHNOLOGY LTD Through its unique and powerful online and offline linkage capabilities, it matches powerful digital systems with individual needs. The combination of online and offline methods can attract more user traffic and help JUHEYING INTELLIGENT TECHNOLOGY LTD effectively expand its market share.

(2) Professional services. JUHEYING INTELLIGENT TECHNOLOGY LTD According to the proprietary technology path, the traditional new energy charging pile fixed point and the products and services of surrounding businesses can be comprehensively digital constructed and transformed. Using big data to analyze the object demand data, and according to the data provided by the intelligent system, to provide them with more rapid services and products, to meet the needs of different groups of people.

(3) Brand awareness. JUHEYING INTELLIGENT TECHNOLOGY LTD Through the investment and distribution of various advertising, as well as the company's own quality service level, diversified service content, innovative business scope, to create and form high-profile brand benefits, to help the company stand out in the fierce market competition.

(4) Diversified service content. JUHEYING INTELLIGENT TECHNOLOGY LTD According to the different needs of social groups, we will provide diversified service content, including online services and offline services, to help users to better meet their needs, improve user satisfaction and loyalty, so as to lock user traffic.

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(5) Social media channels. JUHEYING INTELLIGENT TECHNOLOGY LTD It will be publicized through various social media channels. This can help enterprises to promote their own services, attract more users, at the same time, through the online social platform, help JUHEYING INTELLIGENT TECHNOLOGY LTD better promote the communication and interaction between enterprises and users, more understanding of the user in the contemporary social economic and cultural background for travel and more requirements related to new energy planning management.

Our Opportunities

Under the background of the current Internet development, scientific and technological progress and favorable policies, the new energy industry is showing a trend of sustainable development. With the development of society and environmental pollution, green environmental protection travel concept and way of life gradually by the attention and welcome, when people's living standards reached a certain degree, people living environmental pollution has reached a certain peak, they will be money and time into environmental governance and reduce pollution, as meet the demand of people at present of new energy industry, intelligent charging pile has a broad space for development.

However, in the open social space, it is difficult to form a dominant situation. Due to the diversification of market demand, people have different preferences for new energy charging piles, so there are many competitors to participate in the competition situation. Although the market competition is fierce, it also provides an opportunity for JUHEYING INTELLIGENT TECHNOLOGY LTD to seize the market opportunity.

JUHEYING INTELLIGENT TECHNOLOGY LTD As a competitive enterprise, in the current international situation, we should take the initiative to adapt to the changes in market demand, actively look for development opportunities and seize the first opportunity. First of all, companies should pay close attention to consumers' demand and preferences for new energy charging piles and new energy charging, and launch more personalized and differentiated products and services for different groups. On the basis of in-depth understanding of consumer needs, through research and market analysis, the target customer groups are determined, and marketing strategies are formulated to improve the market share of products.

Secondly, the company should strengthen the cooperation with relevant enterprises and achieve rapid development through the cooperation mode of resource sharing and mutual benefit. Establish partnerships with parking lots, automobile 4S shops, jointly carry out new energy charging pile service projects, make full use of the resources and advantages of all parties, and improve the quality and efficiency of service. At the same time, the company can also consider cooperating with scientific research institutions, universities and universities to carry out scientific and technological innovation projects, and jointly promote the development of the industry and improve the competitiveness of enterprises. In addition, the company also needs to increase investment in scientific and technological innovation, use artificial intelligence, big data analysis and other advanced technical means, improve the product research and development and operation efficiency, to provide consumers with a better experience. Through the establishment and improvement of information management system, realize the collection, analysis and utilization of data, constantly optimize products and services, to meet the diversified demands of consumers. At the same time, the company should also continue to pay attention to the cutting-edge technology and trends of the industry, actively introduce and apply new technologies, and promote the innovation and development of the enterprise.

In short, JUHEYING INTELLIGENT TECHNOLOGY LTD should keep up with the changes in market demand, actively seek for development opportunities, and through the establishment of personalized products and services, the promotion of partnerships and technological innovation, improve the competitiveness of enterprises, and achieve long-term and stable development. In addition, in the international market, JUHEYING INTELLIGENT TECHNOLOGY LTD should also actively expand overseas markets and find more partners and customers. Through the development of scientific internationalization strategy, and combined with the local market demand and cultural characteristics, to promote the rapid development of the company in the overseas market.

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The current international situation provides a broad space for development for JUHEYING INTELLIGENT TECHNOLOGY LTD to seize the market opportunity. The company can achieve its own rapid development and market leading position by paying close attention to market demand, strengthening cooperation, increasing investment in scientific and technological innovation, and expanding overseas markets.

Our Weaknesses

JUHEYING INTELLIGENT TECHNOLOGY LTD As a new energy technology enterprise, there may be some weaknesses:

(1) High cost. The construction, research and development equipment and technology of the new energy charging pile platform require a large amount of capital investment, including equipment procurement, personnel training and other costs. This will increase the operating costs of the business, and it may take a long time to recover the investment. Enterprises can reduce costs by optimizing internal management, improving equipment utilization, and reducing waste. At the same time, consider sharing research and development costs with partners, or raising capital through financing channels.

(2) Updates are fast. The upstream and downstream industry chain of the new energy industry involved in the production of charging piles is extremely fast. If the enterprise cannot timely follow up and update the information and is surpassed by the competitors, the market competitiveness of the enterprise will be affected. Enterprises need to pay close attention to the industry trends, maintain good cooperative relations with the technology-leading enterprises at home and abroad, and timely understand the new development trend of the new energy industry. At the same time, enterprises need to strengthen their internal research and development capabilities and establish a rapid response mechanism to update and replace information in a timely manner.

(3) Lack of standardization. The formulation of the production and delivery management plan of the new energy charging piles needs to be determined according to the specific situation of each region. The lack of standardization may lead to the instability of service quality and effect. At the same time, enterprises need more force and time investment to carry out personalized services, which cannot achieve large-scale production and operation. Enterprises can gradually establish a service standardization system, and for some common health problems, they can develop a set of standardized service management scheme, to improve the stability of service quality. In addition, enterprises can improve their service ability and level by training their employees to improve their service efficiency.

(4) High demand for talent. The new energy industry needs talents with high professional knowledge and skills, such as technical personnel and data analysts in the new energy industry. Enterprises need to invest a lot of time and resources in personnel training and recruitment, which may increase the human cost of enterprises and pose the risk of brain drain. Enterprises can cooperate with universities and professional talent institutions to carry out talent training and recruitment activities to improve their brand awareness and attraction. At the same time, enterprises can optimize the internal talent management mechanism, establish a perfect salary and welfare system and career promotion channels, in order to attract and retain excellent talents.

(5) Low market recognition. New energy charging piles and their related charging schemes may have less recognition in the market. Customers 'demand and acceptance of such services are limited, so enterprises need to carry out effective marketing and education to improve customers' awareness and acceptance of new energy charging piles and related charging solutions. The company can carry out marketing through various channels, such as advertising, cooperative promotion, online and offline activities, etc., to improve the popularity and recognition of new energy charging piles and related charging solutions. At the same time, enterprises can provide free or preferential experience services, so that customers can personally experience the advantages of new energy charging piles and related charging solutions, and improve customer satisfaction and loyalty. In addition, enterprises can cooperate with partners such as parking lots, 4S points and automobiles to jointly promote personalized fixed-point planning and management services of new energy charging piles to expand their market share.

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To sum up, to provide customers with new energy charging pile and related charging scheme of new energy technology enterprises in cost, technology update, standardization, talent demand and market recognition, there are some weaknesses, need enterprises in the process of management strategies and measures to overcome these problems, improve the enterprise competitiveness and development potential.

Our Threats

JUHEYING INTELLIGENT TECHNOLOGY LTD As a new energy technology enterprise, it may face the following threats:

(1) Policy risk. The constant change of regulations and policies in the new energy industry may lead enterprises to face new regulatory requirements and market access restrictions, which will affect the operation and development of enterprises. We will pay attention to the policy developments and keep abreast of the changes in the industry regulations and policies. Actively participate in policy formulation and industry standard formulation, and strive for policy support. Establish good government relations, maintain communication and cooperation with the regulatory authorities.

(2) Technical risk. The new energy information platform and new energy industry built by big data involve many technical fields, such as data privacy, information security, product security and so on. If enterprises fail to keep up with the development and innovation of technology, it may lead to technology and security risks, affecting the service quality and customer satisfaction. We will invest capital and human resources to strengthen corporate research and development and innovation in the technology field.Introduce advanced technology and equipment to improve the quality and efficiency of products and services. Strengthen data security and privacy protection to ensure that customer information is not leaked.

(3) Market competition. With the continuous development of the new energy industry, the market competition is becoming increasingly fierce. Competitors may compete for market share through price war, product innovation and other means, posing a threat to the profitability and market position of enterprises. Improve service quality and customer satisfaction, establish a corporate brand image. Optimize the product structure to meet the needs of different customers. Expand market channels and expand market share.

(4) Customer needs change. Customers' demand for new energy charging piles is constantly changing, such as higher requirements for service quality, personalized demand and other aspects. If the enterprise fails to adapt to the changes in customer demand in time, it may lead to customer loss and market share decline. We will establish a customer feedback mechanism to timely understand customer needs and satisfaction. Innovate the service mode to meet customers' personalized needs. Improve service quality and improve customer retention rate.

(5) The impact of the epidemic. The global outbreak has had a profound impact on the new energy industry. During the epidemic period, enterprises may face problems such as employee shortage and logistics obstruction, which will affect their normal operation and development. We will strengthen epidemic prevention and control measures to ensure the normal operation of enterprises. Flexible adjust the service mode to meet the needs of customers during the epidemic. Seize the market opportunities brought about by the epidemic and expand new business.

(6) Economical situation. The instability of the macroeconomic situation may affect the new energy industry. For example, the slowdown of economic growth and declining consumption power may lead to the decline of market demand, affecting the profitability and development of enterprises. We will optimize our business strategy, reduce costs and improve efficiency. Expand new profit models and increase revenue sources. Strengthen fund management to ensure the stability of the enterprise capital chain.

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(7) Industrial chain risk. New energy technology enterprises often need a large number of electronic parts to make new energy charging piles. The interruption of the industrial chain or the price fluctuation may pose a threat to the production and operation of enterprises. We will optimize the industrial chain management and reduce the procurement costs. Establish multiple information provision channels to prevent the interruption of the industrial chain. Strengthen industrial chain monitoring to ensure the authenticity of information.

(8) Word of mouth risk. The quality of service in the new energy industry directly affects the health of its customers and their satisfaction. If the enterprise has major service mistakes or quality problems, it may lead to the deterioration of reputation and affect the enterprise brand image and market share. We will improve the service quality and reduce the service errors. Establish a sound complaint handling mechanism to timely solve customer problems. Strengthen brand publicity, improve enterprise visibility and reputation.

To sum up, as a new energy technology enterprise, it is necessary to pay close attention to the market environment and industry trends, and do a good job in risk management and countermeasures to ensure that the enterprise can operate and develop stably when facing various threats.

Our Strategies

We will firmly grasp the market opportunities, make use of our own competitive advantages, reasonably analyze the existing weaknesses and threats, and develop business strategies in line with the development of the company. The development strategy of our company is to continuously expand the business scale by creating a new system of agent distribution and store franchise for business development, the development positioning of the new energy industry solution, and the brand chain mode, complete the listing transaction on NASDAQ, and become a large leading enterprise platform in the same industry.

First of all, we will build a new system of pilot by creating regional vehicle network, and build a regional vehicle network exclusive to this area through the arrangement of charging piles for new energy vehicles. For specific areas, the pilot will drive the reasonable distribution of charging piles in the whole area. Connect the region, gradually expand the coverage of charging piles for new energy vehicles, achieve comprehensive coverage, and lay a solid foundation for the stable and sustainable development of the brand. Effectively improve the company's financial strength, accelerate the pace of technology research and development and market expansion. At the same time, through resource integration and complementary advantages, we can reduce costs, improve efficiency, achieve scale effect, and further consolidate the competitive advantage of the company.

Secondly, we have established a large number of charging stations in many places to provide convenient charging services for electric vehicles. At the same time, the JUHEYING INTELLIGENT TECHNOLOGY LTD sells electric vehicles through financial solutions and expands the new energy electric vehicles tenure industry in conjunction with the national new energy electric vehicles rural operations. Build an intelligent, large-scale and centralized charging pile industry, increase the construction of charging facilities, build a perfect charging network, and improve the convenience of users. By setting up reasonable charging piles in shopping malls, residential parking lots, public buildings and other places, we can promote the promotion and growth of new energy vehicles, stimulate the development of the new energy vehicle industry in the sinking market, and promote the use of clean energy and energy conservation. Customized charging solutions for operating vehicles, enterprises and institutions, temporary charging, public fast charging stations and private car owners. Through the popularization and development of charging piles, it will play a positive role in improving and promoting the environmental protection of the natural environment, and make a contribution to the realization of peak carbon dioxide emissions and carbon neutrality.

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Finally, we will adopt the brand chain model to expand the business scale. By building a new energy brand with new energy charging pile as the core development goal, and catering to meet the needs of new energy vehicle consumers in the new era, we will continue to improve the core competitiveness of the company. Brand chain can not only improve the company's market visibility and influence, but also bring more sales opportunities and profit growth, and improve the overall operational efficiency and competitiveness.

Finally, it completed the listing transaction on NASDAQ, and became a large head enterprise platform in the same industry. Through the efforts of the above three aspects, we believe that we can further consolidate the company's market position, expand a broader business space, and create a greater market for investors. At the same time, we will continue to maintain the spirit of innovation and strategic vision, constantly adapt to the market changes, and meet the challenges of the future.

Our Products And Services

JUHEYING INTELLIGENT TECHNOLOGY LTD Is a new energy technology company committed to the research and development, production and sales of intelligent charging pile equipment, providing convenient charging services for electric vehicles and promoting the popularization of green travel and environmental protection concept. It has a number of advanced technologies and patents, and has developed a variety of series of products, which are roughly listed as follows:

(1) Products with new energy charging piles as the core: JUHEYING INTELLIGENT TECHNOLOGY LTD launched 22 kW AC charging post and 480 kW split type one machine four.Terminals eight guns DC charging pile, for example:

Ⅰ. 22kw AC charging post。The ac charging pile adopts a new structural design, with more convenient installation and maintenance, and has an intelligent protection system, to provide users with a safer electrical experience. Ethernet, 4G, a variety of networking methods, a variety of intelligent start and stop, multi-scene charging is more intelligent, make full use of peak-valley price, save charging costs. Ground protection + lightning protection + leakage protection + emergency stop protection + under / over voltage protection + overload protection and other protection functions, charging is safer. The screen displays two-dimensional code to avoid artificial wear and replacement, safer funds, more thoughtful protection, waterproof, dustproof, anti-theft, charging more worry.

Ⅱ. 480 kW split type one machine four terminals eight guns DC charging pile series.The 480 kW split type one machine four terminals eight guns DC charging pile series consists of a main powerThe cabinet and the four charging terminals form the charging terminal, which can be one machine with two guns or one machine with a single gun. The main power cabinet can install 24 charging modules at most, and the maximum power can be 360kw (15 kW module)/480kw (20 kW module).

(2) New energy charging scheme management: JUHEYING INTELLIGENT TECHNOLOGY LTD Provide the charging scheme management of new energy charging piles. Through the statistics and analysis of customers' conventional charging data, charging schemes of different gear levels are set for customers to choose. At the same time, exclusive and individual charging schemes are formulated according to the different charging consumption needs of customers to meet the general needs of customers.

(3) Installation and after-sales service: JUHEYING INTELLIGENT TECHNOLOGY LTD Provide high-quality installation and after-sales service, such as:

I. Installation and commissioning. When the charging pile is delivered to the customer, the customer can install the charging pile according to the needs. The installer will install the charging pile in the specified position according to the installation manual of the charging pile. The staff will debug and test the charging pile to ensure that the charging pile can work normally.

Ⅱ. after-sale service. After the smooth installation and commissioning of the charging pile, the after-sales service personnel will provide relevant technical support and services. If customers encounter problems in the process of use, they can contact the after-sales service personnel at any time, and they will solve the problem in time to ensure the normal operation of the charging pile.

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In the future, JUHEYING INTELLIGENT TECHNOLOGY LTD will combine the different needs of consumer groups, constantly develop and improve products and system platforms, take green development as the core development goal, meet the needs of new energy vehicle consumers in the new era, provide high-quality charging solutions and charging pile use experience solutions, and build a well-known new energy charging pile brand.

Our Business Model

JUHEYING INTELLIGENT TECHNOLOGY LTD Make full use of the way of innovation and integration, new mode and conventional marketing methods, and the use of core products to build hot style product breakthrough customer psychology, market breakthrough, is committed to do a temperature of new energy brand, mood, value, social and community culture output, establish the intensity of cultural new energy brand. It is mainly promoted through the following modes:

(1)       Agent distribution and store franchise mode: JUHEYING INTELLIGENT TECHNOLOGY LTD relying on 100000 agents build sales terminal, assist agents to realize their own resources, build belongs to the stability of JUHEYING INTELLIGENT TECHNOLOGY LTD private domain flow pool, product penetration, become a can form a national one promote its own flow pool, for the stable and sustainable development of the brand to lay a solid foundation.10,000 stores realize customer collection and agent collection service, and 336 branches connect with enterprise resources and channel customers.

(2)       New media drainage mode: JUHEYING INTELLIGENT TECHNOLOGY LTD Relying on the sales system of agent distribution, making use of the emerging new media short video trend, the company's products and services for public domain drainage, private domain conversion product penetration. At the same time, leading the opportunity, through China's new new energy shopping mall 1 million with goods to carry out comprehensive c-end coverage, using celebrity effect for brand publicity and product service promotion.

(3)       Flow thinking combined with fan economic sales strategy: on marketing, eliminate using conventional product thinking operation, using a new platform thinking, flow, combining the new fan economy to new energy ecological brand and marketing strategy, make more fit the younger generation of new energy brand. Put forward a new solution for the new energy industry, through the core marketing thinking of differentiated development, to make the company brand stand out among many well-known established companies in the new energy industry.

Competition

When it comes to new energy charging pile enterprises, we have to mention Blink Charging. Blink Charging Founded in 2009, headquartered in Florida, the United States, the main revenue source is charging pile sales and charging costs, Blink self-operated charging station business revenue ranks second, reaching 14.22%. Second, Blink also has revenue from other businesses, such as advertising and ride-sharing. Blink Using Blink's software Blink Network, owners can run, maintain and track various Blink EV charging stations and associated billing data. In order to obtain more revenue from the charging pile business and reflect Blink's continuous competitive advantage in the charging pile market, Blink provides a variety of charging equipment and services for its consumers and partners.

ChargePoint Founded in 2007, headquartered in California, it is one of the earliest operators in the world to layout charging piles and IPO. ChargePoint Occupying the majority of the share of L2 AC charging pile, it is in the leading position. ChargePoint Focusing on L2 level charging pile business, providing cloud services for electric vehicle owners, dealers and manufacturers, including charging station positioning, convenient payment means and remote monitoring of charging status. The company started its business expansion plan for Europe in 2017, and has started business in 16 countries in the European market. At present, the company has more than 20 0,000 active charging piles worldwide. As a leading charging pile enterprise in the United States, ChargePoint accounts for more than 75% of the market in the United States. There are 112,800 charging stations built worldwide, and it is planned to complete the construction of 250,10,000 charging piles by 2025. ChargePoint Provide a variety of charging ports, matching both the SAECombo (BMW, Volkswagen, etc.) used in Europe and the CHAdeMO (Nissan, etc.) standard ports used in Japan.

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In addition, Siemens in Europe began to engage in the electric vehicle charging industry in 2010, launching a series of electric vehicle charging piles, including wall-mounted household AC slow charging piles, public and commercial DC fast charging piles, etc. The company aims to install more than a million charging stations in the U. S. alone by 2025, as well as expand its charging networks in other countries around the world, including remote parts of Africa. Siemens' charging pile business in the United States is launched through its sub-brand VersiCharge. The company plans to build new plants in the United States to provide charging solutions for buses, trucks and heavy electric vehicles, and will produce more than 1 million charging piles in the United States, mainly for Level-2 AC charging piles. In the field of DC fast charging, the company produces DC fast charging piles through the Sicharge brand. The Sicharge solution provides a charging capacity ranging from 160-300kW in a single device, with a charging efficiency of up to 96%.

There is fierce competition in the new energy charging pile market, and major companies have set foot in this field to provide various innovative solutions. For a fledgling new energy technology company, it is difficult to stand out in the market compared with competitors that have established brands and customer base. Therefore, we will also refer to the business model of the above companies, combine with their own development positioning, and formulate business plans in line with their own development, so as to seek stable development.

Our Marketing and Sales

(1)Sales channel

I.Join the chain platform (city agent, district and county agent, etc.). By winning the agency of the city, district and county regions, open many branches in the region according to the specific market situation, the formation of Chunhui Le play company to join the chain platform, expand the coverage of the business circle. This model covers multiple levels such as city agent, district and county agent, forming a complete chain platform system. Each agent can understand the operation situation of the respective area in real time through the digital management system, and carry out accurate operation management of the store.

II.Marketing system transfer introduction (company contacts, franchisees, partners, users, etc.). Marketing system introduction is an effective marketing strategy, through the use of company contacts, franchisees, partners, users and other resources, to achieve the promotion of products or services. This strategy can encourage participants to actively recommend products or services by providing discounts and rewards, expand brand influence and increase sales.

III.Promotion of new media network platforms (Facebook, Twitter, Instagram, Tiktok, etc.). New media network platform promotion is an Internet-based promotion method. Through the use of Facebook, Twitter, Instagram, Tiktok and other platforms, it spreads brand information and product knowledge, expand brand influence and improve popularity. This method can improve the exposure rate and conversion rate of advertising through accurate user portrait and targeted delivery, so that more potential customers in the wait-and-see stage can understand and serve, and improve the visibility and exposure rate.

IV.Big data promotion platform. Big data promotion platform is a promotion method based on the management of digital member information. By digitizing the member information and cooperating with other platforms, it realizes the exchange and sharing of the rights and interests of members. This method can improve the membership loyalty and promote consumption by providing personalized membership services and preferential activities.

(2) Promotion methods

I.Service ecosystem model. JUHEYING INTELLIGENT TECHNOLOGY LTD Form a service ecosystem based on user use. There are intelligent parking management, parking space operation, advertising and marketing, training, custody, sales and insurance services. According to the needs of customers can do customized APP and a series of agent operation hosting, construction, installation, maintenance and other turnkey TK solutions.

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II.Partner mode. The partnership model is a partnership that achieves common development and maximizes benefits by sharing resources and risks with partners. In the process of franchise management, partners can be individuals or institutions with relevant knowledge and resources, cooperate with the company to jointly promote and market products or services, and share profits.

III.Membership mode. Membership model is a business model based on membership management to establish a membership system to attract consumers to become members and provide personalized services and products. In this model, members can enjoy specific benefits and benefits, while the company can also obtain consumer preferences and needs through the member management system, so as to improve customer satisfaction and loyalty.

IV.New media drainage mode. JUHEYING INTELLIGENT TECHNOLOGY LTD Relying on the sales system of agent distribution, with the use of the emerging new media short video trend, the company's products and services for public domain drainage, private domain conversion product penetration. At the same time, it takes the first opportunity to make use of the celebrity effect to carry out brand publicity and product and service promotion, so that the company's brand can stand out among many well-known old companies in the new energy charging pile industry.

V.Regional vehicle network construction and pilot parallel mode. Through the arrangement of charging piles for new energy vehicles, a regional vehicle network exclusive to this area is constructed. For specific areas, the pilot will drive the reasonable distribution of charging piles in the whole area. The region will be connected to gradually expand the coverage of charging piles for new energy vehicles to achieve comprehensive coverage.

Our Customer Base

(1) Main consumer groups of products or services

I. New energy vehicle users

The main target customer group of the new energy parking lot is the users of the new energy vehicles. These users have clear charging needs, and have high requirements for the convenience and charging efficiency of charging services. They want to quickly and easily access charging services in a variety of scenarios to meet their daily driving needs.

Ⅱ. Urban residents and commercial people

New energy parking lot can also be positioned as the parking lot choice for urban residents and commercial groups. Due to the increasing popularity of new energy vehicles in cities, urban residents and commercial groups are also paying increasing attention to the convenience of parking and the awareness of green environmental protection. They are willing to choose a new energy parking lot with convenient charging and elegant parking environment to meet the parking needs in daily life and work.

(2) The main reason for the products or services that consumers buy

I. Policy support to promote development. The government attaches great importance to the development of charging piles for new energy vehicles, vigorously promotes the support of relevant policies and funds, and encourages enterprises to increase the investment in the construction of charging piles by means of tax reduction, land supply and capital subsidies. The implementation of a number of policies makes the development direction and goals of the new energy charging pile industry gradually clear, which will provide beneficial soil for the development of the energy charging pile industry.

Ⅱ. The new energy vehicle market is growing rapidly. In recent years, the new energy vehicle market continues to break out, becoming the development direction of the future automobile industry. With the popularization of new energy vehicles and the continuous growth of market demand, the demand for charging piles will also expand rapidly. In the face of the gradually mature and perfect new energy vehicle industry, the new energy charging pile is in the weak link of supporting facilities. Accelerating the development of the charging pile industry plays a crucial role in promoting the development of the entire new energy electric vehicles industry.

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Ⅲ. Innovative technologies will help promote development. The accumulation of charging pile technology and service experience will provide strong support for the development of charging piles for new energy vehicles. With the progress and innovation of technology, charging piles will be more intelligent and efficient, providing a better charging experience, and meeting the needs of users. JUHEYING INTELLIGENT TECHNOLOGY LTD As a new energy technology company, to provide consumers with more cost-effective quality services.

Our Quality Control

The quality control scheme is the key measure to ensure the quality of its products and services. The quality control scheme of the new energy technology enterprises that produce intelligent charging pile equipment can be carried out from the following aspects:

(1) Design stage: In the product design stage, enterprises should fully consider the user needs, product functions, performance indicators, safety factors, etc., to ensure that the design is reasonable and scientific. Through communication with industry experts and relevant departments, formulate the design scheme in line with national policies and industry standards. At the same time, the use of simulation technology, data analysis and other methods to optimize the design, improve the reliability, stability and safety of the product.

(2) Raw material procurement: Enterprises should establish a long-term cooperative relationship with high-quality suppliers to ensure the quality of raw materials. In the process of raw material procurement, strengthen the qualification audit of suppliers and product sample testing, to ensure that the raw materials meet the relevant national standards and the quality requirements of enterprises.

(3) Production technology: Enterprises should adopt advanced production technology and equipment, standardize the production and operation process, and ensure the product quality. In the production process, strengthen the process control of the key process links, such as welding, assembly, debugging, etc. At the same time, the enterprise should regularly maintain and maintain the production equipment to ensure the normal operation of the production equipment.

(4) Strict quality testing: the enterprise shall establish a perfect quality testing system, and carry out a comprehensive quality testing of the products, including functional test, safety test, durability test, etc. Ensure that the product meets the predetermined quality standard before delivery. In addition, enterprises can also invite third-party testing institutions to conduct authoritative testing of products to improve the credibility of products.

(5) Product after-sales service: the enterprise should establish a sound after-sales service system, and timely solve the problems encountered by users in the process of use. By collecting user feedback, understand the actual use of the product, and continuously improve the product quality. At the same time, enterprises should also make regular return visits to users to understand their satisfaction and improve users' recognition of enterprise products and services.

(6) Staff training and management: strengthen staff quality awareness training, so that employees fully realize the importance of product quality. Through regular quality training, skills training and other activities, improve the comprehensive quality of the staff. In addition, enterprises should also establish a sound quality management system to strictly control the quality problems in the production process to ensure product quality.

(7) Continuous improvement: Enterprises should constantly pay attention to the development trends of the industry, actively introduce new technologies and new processes, and improve product quality. Through regular evaluation of product quality, find the existing problems, formulate corresponding improvement measures, continue to improve product quality.

To sum up, new energy technology enterprises should strictly follow the above quality control scheme in the process of producing intelligent charging pile equipment, ensure that the product quality is reliable and safe, and provide users with high-quality products and services.

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Warranty and After Sales Services

Providing warranty and after-sales service is very important to help ensure customer satisfaction with the product and establish a long-term and stable customer relationship. New energy technology enterprises producing intelligent charging pile equipment usually provide the following warranty and after-sales services:

(1) Warranty service: In order to ensure product quality, many enterprises will provide customers with a certain period of warranty service. During this period, if the charging pile equipment is damaged, the enterprise will be responsible for free maintenance or replacement of the corresponding parts. Warranty periods will generally vary according on product type and customer needs, usually one year or longer.

(2) After-sales technical support: In order to ensure that customers can get timely help in the process of using the intelligent charging pile equipment, enterprises will provide after-sales technical support services. This means that customers can contact the company's technical team when they encounter problems to get relevant solutions. After-sales technical support can be carried out through telephone, email, online chat and other ways.

(3) Accessory supply: enterprises usually provide customers with accessories supply services for charging pile equipment, including wearing parts and common parts. Customers can purchase the corresponding accessories when needed for timely replacement.

(4) Regular maintenance and inspection: In order to ensure the stable operation of charging pile equipment, enterprises will provide regular maintenance and inspection services. The staff of the enterprise will regularly check the operation condition of the equipment, and replace the worn or damaged parts in time.

(5) Training and guidance: In order to help customers to better use and maintain the charging pile equipment, enterprises will provide training and guidance services. This includes training on equipment installation, instructions, safe operation etc.

(6) Software upgrade: With the development of technology, enterprises will continuously optimize the software functions of intelligent charging pile equipment. Customers can enjoy the regular software upgrade service for free to get a better use experience.

(7) Logistics distribution and installation: Some enterprises will also provide logistics distribution and installation services to ensure that the charging pile equipment can reach the customers' locations smoothly and install it correctly.

In conclusion, we are committed to providing a comprehensive warranty and after-sales service to ensure customer satisfaction with the product and to establish a good customer relationship. These services will help enterprises to build a good reputation, improve their brand image, and gain a competitive advantage in the fierce market competition.

Government Regulation

The international regulatory environment for new energy technology enterprises is quite complex and diversified. Different countries and regions will have their own regulators and regulations to ensure that the operations, products and services of new energy technology enterprises meet certain standards and requirements. The international regulatory environment mainly includes the following aspects:

(10) Regulations and standards: Different countries have different laws, regulations and standards requirements for intelligent charging pile equipment. Companies need to understand and follow these requirements to ensure the safety and performance of their products. For example, the relevant regulations and standards of the regions or countries such as the EU, USA, Canada, Australia and New Zealand.

(11) Certification and licensing: Enterprises that sell smart charging pile equipment in the international market need to obtain relevant certifications and licenses. For example, CE certification, UL certification, FCC certification, etc. These certifications will help to prove that the product complies with international standards and regulations and will facilitate access to national markets.

(12) Patent and intellectual property rights: Enterprises should pay attention to patent and intellectual property rights in the process of research and development and production to avoid infringing the intellectual property rights of others. At the same time, enterprises can also apply for their own patents to protect their technological innovation achievements.

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(13) Data security and privacy protection: Intelligent charging pile equipment involves a large number of data processing and transmission, and enterprises need to ensure data security and privacy protection. Countries have different regulatory requirements for data security and privacy protection, and companies need to follow these requirements to avoid compliance risks in the international market.

(14) Environmental protection and energy efficiency requirements: During the production and operation process of intelligent charging pile equipment, enterprises need to pay attention to environmental protection and energy efficiency requirements. For example, follow the RoHS certification, energy conservation and emission reduction and other relevant regulations and standards.

(15) International cooperation and competition: In the international market, enterprises need to pay attention to the situation of cooperation and competition with enterprises in other countries. Enterprises can seek cooperation with international partners to jointly develop the market, while also paying attention to the dynamics of competitors to maintain their competitive advantage.

(16) Government policies and subsidies: various governments have different policy support and subsidy measures for the new energy technology industry. Enterprises can pay attention to these policies and strive to obtain subsidies and preferential policies to reduce operating costs.

(17) Trade barriers and tariffs: In the international market, enterprises need to pay attention to trade barriers and tariffs. Enterprises can seek to reduce the impact of trade barriers and tariffs through free trade agreements and regional economic integration organizations.

(18) Industry organizations and associations: enterprises can join international or domestic industry organizations and associations to understand the industry dynamics, seek policy support and technical guidance, and strengthen exchanges and cooperation with other enterprises.

In short, new energy technology enterprises that produce intelligent charging pile equipment need to pay attention to many aspects in terms of international supervision to ensure compliance operation. Enterprises should fully understand the international regulatory environment, rationally plan the market layout, give full play to their own advantages, and actively participate in international competition. At the same time, governments and relevant departments of all countries should also strengthen cooperation to jointly promote the formulation of international regulatory standards for new energy charging equipment and promote industrial development.

The following are some key points of international environment and some countries on new energy technology enterprises:

(7) International Electrotechnical Commission (IEC) standards: intelligent charging pile equipment shall comply with IEC 61851, IEC 61508 and other international standards to ensure the safety and performance of the equipment. Enterprises need to follow these standards in the production process and carry out strict quality control of their products.

(8) Eu regulations: The EU has strict regulatory requirements for new energy charging equipment, and manufacturers need to follow MDR (Medical Devices Regulation, medical device regulations) and IVDR (In-vitro Diagnostic Medical Devices Regulation, in vitro diagnostic medical device regulations) and other relevant regulations. In addition, the charging pile equipment also needs to comply with CE certification and RoHS certification.

(9) American regulations: In the United States, enterprises producing intelligent charging pile equipment need to follow the UL (Underwriters Laboratories) certification, FCC (Federal Communications Commission) certification and other standards. In addition, compliance with the U. S. Department of Energy (DOE) regulations is required.

(10) Canadian regulations: Canadian smart charging pile equipment manufacturers need to comply with IC (Industry Canada) certification and CSA (Canadian Standards Association) certification and other relevant regulations.

(11) Australian and New Zealand regulations: Australian and intelligent charging pile equipment manufacturers in New Zealand shall follow AS / NZS (Australian / New Zealand Standard) certification and other relevant regulations.

(12) Other national regulations: In other countries and regions, manufacturers shall comply with local laws and regulations, industry standards and certification requirements. For example, the relevant regulations in Japan, South Korea, Brazil, Russia and other countries.

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In short, the new energy technology enterprises producing intelligent charging pile equipment need to follow the laws and regulations, industry standards and certification requirements of various countries in terms of the international regulatory environment. Companies should fully understand the international regulatory environment to ensure the quality and safety of their products to access the global market. At the same time, governments and relevant departments of all countries should also strengthen cooperation to jointly promote the formulation of international regulatory standards for new energy charging equipment and promote industrial development.

Research and Development

JUHEYING INTELLIGENT TECHNOLOGY LTD Is a new energy technology company dedicated to the research and development, production and sales of intelligent charging pile equipment, providing convenient charging services for electric vehicles and promoting the popularization of green travel and environmental protection concept.

JUHEYING INTELLIGENT TECHNOLOGY LTD Through JUHEYING INTELLIGENT TECHNOLOGY LTD, by building an intelligent, large-scale and centralized charging pile industry, increase the construction of charging facilities, build a perfect charging network, and improve the convenience of users. By setting up reasonable charging piles in shopping malls, residential parking lots, public buildings and other places, it is conducive to the promotion and growth of new energy vehicles, stimulating the development of the new energy vehicle industry in the sinking market, and is conducive to promoting the use of clean energy and energy conservation. JUHEYING INTELLIGENT TECHNOLOGY LTD Tamade charging solutions for operating vehicles, enterprises and institutions, temporary charging during the journey, public fast charging stations and private car owners. Environmental protection of the natural environment, play a positive role in improving and promoting, for the realization of peak carbon dioxide emissions, carbon neutrality to make a contribution.

JUHEYING INTELLIGENT TECHNOLOGY LTD Currently has the following series of products:

(1) Products with new energy charging pile as the core: JUHEYING INTELLIGENT TECHNOLOGY LTD Launch 22kw AC charging post and 480kw split type one machine four terminals eight guns DC charging pile, making the charging of new energy vehicles safer and less worry.

(2) New energy charging scheme management: JUHEYING INTELLIGENT TECHNOLOGY LTD Provide the charging scheme management of new energy charging piles. Through the statistics and analysis of customers' conventional charging data, charging schemes of different levels are set for customers to choose. At the same time, individual charging schemes are formulated according to different charging consumption needs of customers to meet the general needs of customers.

(3) Installation and after-sales service: JUHEYING INTELLIGENT TECHNOLOGY LTD provides high-quality installation and after-sales service to improve customer satisfaction with JUHEYING INTELLIGENT TECHNOLOGY LTD and customer retention rate.

In the future, JUHEYING INTELLIGENT TECHNOLOGY LTD will also combine the different needs of consumer groups, constantly develop products and system platform, with green development as the core development goals, to meet the demand of the new era of new energy automobile consumers, provide high quality charging scheme and charging pile use experience scheme, build well-known new energy charging pile brand, expanding the scale of enterprise, strive to 2026 become the industry in the field of large head enterprise platform.

Intellectual Property

JUHEYING INTELLIGENT TECHNOLOGY LTD It owns its own new energy charging pile products, and provides personalized services for customers, which may involve intellectual property rights including patents, trademarks and Copyrights. For these IP rights, here are our possible ways to respond:

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(1) Patent protection scheme. We will conduct a comprehensive patent search and analysis to ensure that the products developed by the company do not conflict with the existing patents. And according to the core technology and innovation points, apply for patent protection to ensure product uniqueness. In the future, the profit value and effectiveness of the product will be evaluated regularly, and the patent renewal and rights protection will be maintained according to the needs.

(2) Trademark protection scheme. We will conduct a trademark search to ensure that the selected trademarks do not conflict and avoid the risk of infringement. And submit the trademark registration application in advance, to protect the company's brand image and market competitiveness. At the same time, the company will monitor the market in real time to find out possible trademark infringement, and take legal measures to safeguard their own rights and interests.

(3) Copyright protection scheme. We will write detailed documents for the personalized new energy charging pile management plan developed by customers, and retain relevant Copyrights. Protect the copyright of the company's training materials and market publicity materials. At the same time, when cooperating with customers, the confidentiality agreement is signed to ensure the secret and comprehensive response plan of intellectual property rights.

(4) Tort prevention. We will establish an internal infringement monitoring mechanism to detect and respond to potential infringement problems in a timely manner. Strengthen employees 'awareness of intellectual property rights and training to avoid unintentional infringement of others' intellectual property rights. Establish cooperative relations with relevant departments to jointly resist possible intellectual property infringement.

(5) Intellectual property management. We will establish a sound intellectual property management system, including intellectual property registration, rights protection process, etc. Regular evaluation of intellectual property value, intellectual property allocation and protection strategies. Work with professional IP consultants or lawyers to obtain professional legal support and advice.

To sum up, we have taken intellectual property protection measures, including patent protection, trademark protection, copyright protection, etc., and established relevant management systems and cooperative relations to ensure the safety and legality of our own intellectual property rights.

Legal Proceedings

As a new energy technology enterprise with new energy charging pile products and personalized charging services for customers, the litigation risks mainly include the following aspects:

(1) Product quality and safety problems: If the new energy charging pile products have quality problems or potential safety risks, they may lead to user injury or property losses in the process of use, thus leading to lawsuits. Enterprises need to ensure the product quality and safety, and follow the relevant standards and regulatory requirements.

(2) Patent and intellectual property rights infringement: In the process of research and development and production, enterprises should pay attention to avoid infringing others' patents and intellectual property rights. If there is any infringement, the company may face litigation. At the same time, enterprises should also protect their own intellectual property rights to prevent infringement from others.

(3) Data security and privacy protection: In the process of providing personalized charging services for customers, enterprises need to process a large amount of user data. If data is leaked or abused, users' privacy may be damaged and lead to lawsuits. Companies need to ensure data security and user privacy protection.

(4) Contract disputes: Customers who sign the charging service contract with the enterprise may have disputes due to the performance of the contract, such as the service content is inconsistent with the agreement, and the service quality is not up to standard, etc. Enterprises should pay attention to contract management, ensure that the contract performance is in place, and reduce the risk of contract disputes.

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(5) Price monopoly and fair competition: if an enterprise has price monopoly or malicious competition in the market competition, it may cause lawsuits from competitors. Enterprises should follow the principle of fair competition and avoid unfair competition behavior.

(6) Environmental protection and energy efficiency issues: If the enterprise's charging pile equipment or charging service has a serious impact on the environment, it may cause penalties or lawsuits from environmental protection departments. Companies need to pay attention to environmental protection and energy efficiency issues, and abide by relevant laws and regulations.

(7) Product quality and service quality certification: Enterprises should ensure that charging pile products and charging services meet the requirements of relevant certification and standard, such as CE certification, ISO quality management system certification, etc. Otherwise, they may face penalties or lawsuits from the certification body.

(8) Disputes over employee rights and interests: Enterprises should pay attention to employees' rights and interests, such as wages, working conditions, social insurance, etc. If violations occur, they may lead to employee litigation.

(9) Tax and market regulation: Enterprises should abide by tax laws and regulations to ensure tax compliance. At the same time, avoid violating the market supervision and regulations in the process of market operation, such as false publicity and unfair competition.

In order to reduce the litigation risk, new energy technology enterprises should strengthen internal management, ensure product quality and safety, strictly abide by regulations and standards, protect user privacy and data security, follow the principle of fair competition, pay attention to environmental protection and energy efficiency issues, protect the rights and interests of employees, and ensure compliance with tax and market regulation. At the same time, enterprises can seek the advice of professional legal advisers to prevent and deal with litigation risks in advance.

Employees

As a new energy technology enterprise with new energy charging pile products and developing personalized charging services for customers, the types of employees may include the following categories:

(1) R & D personnel: responsible for the research and development, design and improvement of charging pile products to improve product performance, safety and user experience.

(2) Sales and marketing personnel: responsible for promoting and selling charging pile products, as well as exploring the market and expanding the business scale for enterprises.

(3) Engineering and technical personnel: responsible for the installation, commissioning, maintenance and repair of charging piles to ensure the normal operation of the equipment.

(4) Customer service personnel: to provide customers with charging service consultation, answer questions, handle complaints, etc., to improve customer satisfaction.

(5) Data analysis and operation personnel: Responsible for analyzing and processing user data, providing support for enterprises to develop personalized charging services, and optimizing operation and management.

(6) Financial personnel: responsible for enterprise financial management, capital supervision and tax compliance, etc.

(7) Human resource management personnel: responsible for recruitment, training, compensation and welfare and other human resource management work, to ensure the stability and development of the company's talent team.

(8) Senior management personnel: formulate the enterprise development strategy, control the business direction, and be responsible for the overall operation and management of the enterprise.

(9) Legal counsel: to provide legal advice to enterprises, ensure the compliance of their business activities, and prevent and respond to litigation risks.

(10) Corporate public relations and publicity personnel: responsible for corporate brand image building, publicity and public opinion monitoring.

(11) Procurement and supply chain management personnel: responsible for the procurement and supplier management of charging piles and related parts to ensure the stability of the supply chain.

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These employee types together constitute the core team of new energy technology enterprises, which can support the development of enterprises and market competition. In the actual operation, enterprises can adjust the staff structure and configuration according to the business needs.

Our Culture

Our corporate service tenet is: JUHEYING INTELLIGENT TECHNOLOGY LTD Through technological innovation and green energy solutions, to provide efficient, convenient and safe electric vehicle charging services for consumers around the world, and promote the popularization of sustainable travel and environmental protection concept.

Our corporate belief is: the original aspiration, achieve more beautiful. With the core values of "innovation, quality, service and responsibility", we are committed to creating a positive and cooperative working environment for employees, providing consumers with excellent products and services, and contributing to the sustainable development of the society. We believe that the excellent corporate culture is an important cornerstone of the company's success, but also to promote the sustainable development of the enterprise of the source of power.

Our corporate mission is to innovate for the benefit of our customers. Create the world's most innovative and excellent products, so that more people can get newer, better technology, the lowest Total Cost of Ownership (TCO), higher work efficiency.

Our corporate values are: customer achievement- -we are committed to the satisfaction and success of each customer. Entrepreneurship and Innovation- -We pursue innovation that is critical to both our customers and our company, while driving it so quickly and efficiently. Integrity-We uphold trust, honesty and responsibility, both internally and externally. Variety- -We advocate mutual understanding, value diversity, and view our culture from a global perspective.

Our corporate direction is to become a global leader in smart charging, meeting the growing demand for electric vehicle charging through innovative products and services, while accelerating the company's sustainable growth and market share expansion by going public.

Facilities

As a new energy technology enterprise with new energy charging pile products and developing personalized charging services for customers, it needs to be equipped with the following facilities:

(1) Charging pile equipment: According to different charging needs, provide customers with domestic, commercial or industrial charging piles, such as AC charging piles, DC quick charging piles, etc.

(2) Layout planning of charging facilities: conduct site exploration for customers, design reasonable layout of charging facilities for customers according to the site conditions, and ensure the installation and use effect of charging piles.

(3) Power equipment and cables: in order to meet the power demand of charging piles, corresponding power equipment and cables should be equipped to ensure the stability and safety of power supply.

(4) Monitoring and safety system: Monitoring cameras, fire alarms and other equipment are installed in the charging facilities to monitor the charging process in real time to ensure the charging safety.

(5) Customer service facilities: Rest area, toilet and other convenience facilities are set up in the charging area to provide customers with a comfortable waiting environment for charging.

(6) Charging pile maintenance and maintenance equipment: equipped with professional maintenance and maintenance tools, and regularly repair the charging pile to ensure the normal operation of the charging pile.

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(7) Information management system: develop a charging pile monitoring and management system to monitor the operation status of the charging pile in real time and facilitate customers to query and use it.

(8) Network security equipment: in order to ensure the security of the charging pile and its data, it is necessary to install a firewall, data encryption and other network security equipment.

(9) Training and support facilities: to provide users with charging operation training and answer questions, and to improve users' proficiency in using charging piles.

(10) After-sales service facilities: to provide professional after-sales service, including the installation, maintenance and replacement of charging piles, to ensure the rights and interests of customers.

(11) Clean energy equipment: According to customer needs, recommend and install solar energy and wind energy equipment to facilitate green charging.

(12) Partner resources: Establish cooperative relations with the government, electric power companies, automobile manufacturers, etc., to provide customers with more comprehensive charging services.

With the above facilities, the company will be able to provide customers with efficient, convenient and safe charging services.

PESTEL Analysis

(1) Industry Analysis

Smart charging pile industry belongs to one of the new energy industries. The charging pile industry can be divided into upstream charging pile manufacturers, midstream charging pile operators and downstream new energy vehicle end-use. The upstream is mainly charging pile equipment manufacturers and all kinds of charging pile products, including DC charging piles, AC charging piles, AC and DC integrated piles and other equipment, mainly including, charging modules, motors, chips, contactors, circuit breakers, housings, plugs and sockets, cable materials and so on. The midstream is mainly a charging pile operator, responsible for the construction and operation of charging piles and charging stations, providing charging pile services, capable of coordinating the upstream and downstream as well as meeting the needs of customers, and providing effective and reasonable overall operation solutions. In order to provide a variety of functions and services, some hardware manufacturers will also be involved in the construction and operation of piles, so there will be overlapping roles in the upper reaches of the industry chain. The downstream is mainly utilized for all kinds of electric vehicles and application terminals. New energy electric vehicles mainly include passenger cars and commercial vehicles.

With the development of society and the intensification of environmental pollution, the green travel concept and lifestyle is gradually being valued and welcomed by people, when people's living standards reach a certain level, people live in a certain level of environmental pollution has also reached a certain peak, they will invest money and time in environmental governance and reduce pollution, as a new energy industry to meet people's current needs, intelligent charging piles undoubtedly has a broad space for development.

Under the background of Internet development, scientific and technological progress, favorable policies, etc., the new energy industry continues to develop, the new energy industry chain development so far, the charging pile has been the short board of the whole industry chain; charging equipment is less, the charging time is long, etc. These shortcomings are also in the reverse effect of the new energy vehicle sales. However, with the development of fast charging technology and extra high voltage, the profitability of charging pile enterprises has been improved, and the new energy industry is developing rapidly. This shows that the new energy industry has a bright future.

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(2)       Industry Data

Ⅰ. New Energy Industry Market Size

The International Energy Agency's (IEA) previously released Global Electricity Market Report 2023 shows that global electricity demand has grown by nearly 2%, spurred by the electrification of transportation energy and record sales of electric vehicles.

In terms of renewable energy distribution and storage market size, the U.S., Europe, and China lead the latest annual capacity growth. Compared to 2021, the U.S. has more than 80% capacity growth in 2022, China has nearly 100% growth, and Europe has about 35% growth. In 2022, the U.S. remains the country with the most cumulative installed energy storage systems, and China surpasses Europe with 10,500 MW of cumulative capacity, compared to Europe's 9,400 MW. In both China and the U.S., more than 45% of the cumulative installed energy storage capacity is deployed in 2022.

Ⅱ. Market structure of the new energy industry

The share of renewables in the global electricity generation mix will rise from 29% in 2022 to 35% in 2025. As renewables expand, the share of coal- and gas-fired power generation will decline. Global carbon emissions from electricity generation will level off by 2025, and CO2 emissions intensity (i.e., the amount of CO2 produced per unit of energy) will decline further in the coming years, and is projected to fall by an average of about 3% per year. With the easing of the energy crisis and the growth of Asian economies, global electricity demand is projected to increase by 2.6% in 2023 and by an average of about 3.2% in 2024 and 2025, which is a significant increase from the average 2.4% growth rate in the years prior to COVID-19 pandemic. More than half of this growth will come from China, followed by India and Southeast Asia. By 2025, global electricity demand will be 2,500 terawatt-hours higher than it was in 2022, meaning that the annual increase in electricity consumption over the next three years will be roughly equivalent to that of the UK and Germany combined.

Ⅲ. New energy charging pile market size

With the latest The Infrastructure Investment and Jobs Act of the United States through the Parliament, the federal government will increase investment in charging pile infrastructure, while Tesla as a representative of the enterprise is also accelerating the construction of fast charging station in North America, it is expected that the penetration rate of fast charging piles will be gradually increased. In 2021, the U.S. fast charging piles accounted for about 20%, it is expected that by 2025 new charging piles, fast charging pile penetration will reach 35%, corresponding to the new demand for fast charging piles of about 65,000, according to the price of a single pile of 32,000 U.S. dollars / one, the U.S. fast charging piles market space in 2025 is estimated to reach 2.06 billion U.S. dollars. Demand for charging piles in the U.S. is expected to continue to grow rapidly, and the market space is vast. In 2021, the total scale of U.S. charging pile market is relatively small, about 140 million U.S. dollars, with the rapid growth of new energy vehicle ownership brought about by the demand for charging pile supporting the construction of the market is expected to reach a total scale of 2.90 billion U.S. dollars in 2025, compound annual growth rate as high as 114%, the market continues to grow rapidly, and the space of the future market is vast. New energy vehicle ownership continues to increase, supporting charging pile ushered in demand increment. The production and sales of new energy vehicles in the U.S. are growing rapidly, with sales of 652,000 new energy vehicles in 2021 and expected to reach 2.917 million in 2025, a compound annual growth rate of 45.4%, and the number of new energy vehicles in the U.S. will reach 7.90 million. Charging pile is an important infrastructure for new energy vehicles to replenish energy, the rise of new energy vehicle ownership must be synchronized with the supporting charging pile to meet the charging needs of vehicle owners, it is expected that in 2025 the need for supporting charging pile of 560,000, 2025 will be added to the demand for charging pile of 185,000, the demand for a significant release. It is expected that the new slow charging pile demand of 12.0 million in 2025, corresponding to the market size of about 1.6 billion U.S. dollars.

The penetration rate of fast charging piles in Europe is high, and the market space is expanding. European new energy vehicle market developed earlier, fast charging technology is mature, the penetration rate of fast charging piles is at a high level, and the fast charging penetration rate will be as high as 51% in 2021. It is expected that among the new charging piles in 2025, the penetration rate of fast-charging piles will continue to rise to 61%, corresponding to the demand of new fast-charging piles of about 213,000 piles, and according to the price of a single pile of 32,000 piles, the market space of fast-charging piles in Europe in 2025 is estimated to be 6.80 billion U.S. dollars. Policy-driven acceleration of charging infrastructure construction in Europe will greatly drive the demand for charging piles. Under the European "Fit for 55 Package" program, the European Commission requires member states to accelerate the construction of infrastructure for new energy vehicles, requiring member states to ensure that there is an electric vehicle charging station every 60 kilometers on major roads. According to a joint report by Eurelectric, with 130 million electric vehicles on the road in Europe by 2035, future infrastructure expansion will cost about $62 billion, and another $72 billion will be needed to install 56 million home charging posts.

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Ⅳ.New Energy Charging Pile Market Industrial Structure

In 2022, the U.S. will have approximately 115,900 public charging posts, up 15.0% year-over-year and 1.3% sequentially, accounting for approximately 85% of the total number of charging posts, and approximately 19,900 private charging posts, up 4.1% year-over-year and 0.7% sequentially. The proportion of public charging pile may be further increased in the future under high growth rate. Looking at different charging methods, traditional L2 level slow chargers still dominate the public charging piles in the U.S., while the proportion of DC fast chargers is rapidly increasing. U.S. charging posts are categorized by mode type as L1, L2, and DC fast charging. The L1 level provides charging through a 120-volt AC plug, with charging power of about 1 to 2 kW. By 2021, the L1 level will account for less than 2% of public charging posts in the U.S., and its share will decrease every year. L2 chargers charge at 240 V (residential) or 208 V (commercial) and can deliver up to 19.2 kW of charging power, but most operate at lower power levels, with L2 levels accounting for more than 80% of the total by 2021. DC fast-charging piles will account for nearly 20% in 2021, and maintain strong growth at a high rate. The share is expected to continue to rise on the back of policy support and increased penetration of medium- and large-sized electric vehicles. The U.S. charging pile application scenario is dominated by home charging piles, with a high proportion of AC slow charging pile demand, and the market size maintains growth. Home and workplace charging is typically accomplished through AC charging, with 83% of U.S. EV drivers charging at home, a factor that is expected to drive demand for AC charging and more EVs entering the marketplace, supported by government regulations.

(3)       Industry Pain Point

Ⅰ. Lack of standardization and norms. In the rapid development of new energy and intelligent charging pile industry, the lack of unified standards and norms has led to the uneven quality of charging pile products and the emergence of hidden safety hazards. Some charging pile enterprises neglect product quality and safety in order to reduce costs and competition, bringing hidden dangers to consumer use. Charging pile enterprises need to strengthen the standardized management, establish unified standards, and improve the safety and reliability of charging pile products.

Ⅱ. Market competition is fierce. With the rapid expansion of the charging pile industry, the market competition is becoming increasingly fierce. In this case, companies often engage in price wars in order to compete for market share, resulting in smaller and smaller profit margins within the industry. In order to solve this problem, charging pile enterprises should strengthen technological innovation, improve the added value of products, constantly improve their core competitiveness, and find the path of differentiated development.

Ⅲ. High construction cost of charging piles. The construction cost of charging piles is one of the important factors restricting the development of the industry. Especially in some areas, the construction cost of charging piles is even higher due to expensive land prices and other factors. In order to solve this problem, charging pile enterprises need to cooperate with the government to strive for policy support and subsidies to reduce construction costs and accelerate the pace of charging pile construction.

Ⅳ. The use of the Internet traffic dividend is still lacking, charging pile online services are emerging, the traditional offline charging pile services in the face of the Internet wave can not keep pace with the footsteps will be eliminated, through the Internet to explore a more healthy and sustainable development of the business model is more favorable.

Ⅴ. Poor user experience. Some charging pile enterprises ignore the importance of user experience, resulting in users encountering many inconveniences in the charging process. For example, the location of the charging pile is not convenient, the operation interface is not friendly and other problems. In order to improve the user experience, charging pile enterprises need to start from the user demand, product design and service optimization, to provide a more convenient and comfortable charging experience.

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(4)       Industry Forecast

Ⅰ. Policies drive new energy sector

After the epidemic, in order to further promote the sound development of new energy industry, accelerate the national new energy related industry layout, new energy automobile support policies have been introduced, accompanied by new energy automobile support policies, new energy charging pile supporting the development of demand on the agenda. At the same time, a number of plans for the new energy industry have been issued to encourage the innovative development of the new energy industry. New energy industry development prospects are very broad, the government issued laws and regulations on the new energy industry and policies for the development of the industry provides a strong policy and regulatory basis to better promote the benign development of the new energy industry.

Ⅱ. Increased demand for green mobility fuels new energy industry growth

With the development of society and the intensification of environmental pollution, the green travel concept and lifestyle is gradually being valued and welcomed by people, when people's living standards reach a certain level, people live in a certain level of environmental pollution has also reached a certain peak, they will invest money and time in environmental governance and reduce pollution, as a new energy industry to meet people's current needs, intelligent charging piles undoubtedly has a broad space for development.

Ⅲ. Charging Piles, Charging Stations Intelligent Drive New Energy Industry Development

With the popularization of the Internet and the improvement of technology, the degree of intelligence in the new energy industry has been increasing. The future charging pile will be more intelligent, with remote monitoring, online payment, data statistics and other functions, to improve the convenience of users. Second, fast charging technology will see a major breakthrough. The future development of fast charging technology will effectively shorten the charging time and improve the user experience. In the future, we will continue to increase the construction of charging facilities and build a comprehensive charging network to improve user convenience.

Ⅳ. New energy comprehensive service market structure is rich in optimization and market penetration is gradually increasing

With the maturity of ultra-high voltage technology and the decline in construction costs, the penetration rate of high-power DC charging pile will be accelerated, and fast charging will become an important development direction of the charging pile industry. Usually for ordinary pure electric vehicles, it takes a few hours to fully charge an AC charging station, while a DC charging station with higher charging power takes only a few minutes to fully charge. For users, the shortening of charging time enhances the convenience of using new energy vehicles, and fast charging is the first choice of the vast majority of users. For operators, shorter charging times can improve profitability. The small number of charging piles, slow charging, difficulty in finding piles, low utilization rate, mileage anxiety, safety anxiety, etc., have seriously affected the user experience of electric vehicles and become an obstacle to the development of new energy vehicles. Accelerating the construction of charging piles will help solve user pain points and promote the development of new energy vehicles. The new energy industry has been emphasized and accelerated penetration, and the new energy charging pile market size is growing rapidly.

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MANAGEMENT

Directors and Executive Officers

The following table sets forth information regarding our directors and executive officers as of the date of this prospectus.

Name	Position/Title
Mr. Xinzhuang Wang	Chairman of the board
Mr. Yafei Sun	Director
Mr. Yiming Chen	Director
Ms. Ruiling Jing	Chief Executive Officer
Mr. Fei Wang	Chief Financial Officer

Introduction

Mr. Xinzhuang Wang is the chairman of JUHEYING INTELLIGENT TECHNOLOGY LTD. Mr. Xinzhuang Wang graduated from Huanghe Science & Technology University in 1998, after which he continued to improve himself and eventually obtained a Master of Business Administration degree. Mr. Xinzhuang Wang has extensive experience, having founded several companies between 2008 and 2018. He always maintains a positive attitude and optimistic mindset, and is not only a great colleague but also a great friend to the people he works with. Mr. Xinzhuang Wang's unique vision, strong strength and unwillingness to lag behind will lead JUHEYING INTELLIGENT TECHNOLOGY LTD to a more brilliant future.

Mr. Yafei Sun is the director of JUHEYING INTELLIGENT TECHNOLOGY LTD. Mr. Yafei Sun, as a director, he plays an important role in the development and operation of the company. With extensive industry experience and deep expertise, he is committed to driving innovation and growth for the company. Under his leadership, the company continues to introduce advanced technologies and optimize services to meet customer needs and maintain a competitive edge. Mr. Yafei Sun will continue to lead the team to innovate and realize the vision and mission of JUHEYING INTELLIGENT TECHNOLOGY LTD.

Mr. Yiming Chen is the director of JUHEYING INTELLIGENT TECHNOLOGY LTD. He pursued a law degree and has an undergraduate degree. Mr. Yiming Chen has excellent leadership skills and keen business insights, and he always strives to formulate long-term development strategies for the company and stay ahead of the competition in the market. He focuses on customer needs and guides his staff to continuously optimize products and services to ensure the company's competitiveness in the industry. Mr. Yiming Chen is full of confidence in the development of JUHEYING INTELLIGENT TECHNOLOGY LTD and firmly believes that green life will become the mainstream trend in the future. He hopes that through his efforts and the development of the company, he can make a greater contribution to the promotion of the popularization and application of intelligent charging piles.

Ms. Ruiling Jing is the Chief Executive Officer of JUHEYING INTELLIGENT TECHNOLOGY LTD. She has studied both finance and business administration and has extensive practical experience. Ms. Ruiling Jinghas worked in various banks from 1998 to 2010 and has a deep reservoir of financial knowledge. In 2011, Ms. Ruiling Jing started to try to start her own business. To date she has successfully started a number of different types of companies. After joining JUHEYING INTELLIGENT TECHNOLOGY LTD, Ms. Ruiling Jing has made an indelible contribution to help JUHEYING INTELLIGENT TECHNOLOGY LTD grow further.

Mr. Fei Wang is the Chief Financial Officer of JUHEYING INTELLIGENT TECHNOLOGY LTD. He is primarily responsible for managing the company's finances and investments, among other things. Mr. Fei Wang has a Ph.D. in Business Economics from the Global Business School in the U.S. He possesses a depth of expertise and a sensitivity that no one else can match. Mr. Fei Wang has extensive experience in finance, specializing in fund management and financial planning. Mr. Fei Wanghas been instrumental in the development and strategic planning of JUHEYING INTELLIGENT TECHNOLOGY LTD, and his expertise and leadership has reinvigorated the company's growth.

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Board of Directors

Our board of directors will consist of three directors upon the SEC’s declaration of effectiveness of our registration statement on Form F-1 of which this prospectus is a part.

Subject to the Nasdaq rules and disqualification by the chairman of the relevant board meeting, a director may vote in respect of any contract or proposed contract or transaction notwithstanding that he may be interested therein provided that the nature of the interest of any director in such contract or transaction shall be disclosed by him or her at or prior to its consideration and any vote on that matter, and if he or she does so his or her vote shall be counted and he may be counted in the quorum at any meeting of the directors at which any such contract or proposed contract or transaction is considered. Our board of directors may exercise all the powers of the company to borrow money, mortgage or charge its undertaking, property and uncalled capital, and issue debentures, debenture stock and other securities whenever money is borrowed or as security for any debt, liability or obligation of the company or of any third party. None of our directors has a service contract with us that provides for benefits upon termination of service as a director.

Duties of Directors

Under England law, our directors have a duty to act honestly, in good faith and with a view to our best interests. Our directors also have a duty to exercise the care, diligence and skills that a reasonably prudent person would exercise in comparable circumstances. In fulfilling their duty of care to us, our directors must ensure compliance with our memorandum and articles of association, as amended and restated from time to time. In certain limited exception circumstances, a shareholder has the right to seek damages in our name if a duty owed by our directors is breached.

Our board of directors has all the powers necessary for managing, and for directing and supervising, our business affairs. The functions and powers of our board of directors include, among others:

●	convening shareholders’ annual general meetings and reporting its work to shareholders at such meetings;
●	declaring dividends and distributions;
●	appointing officers and determining the term of office of officers;
●	exercising the borrowing powers of our company and mortgaging the property of our company; and
●	approving the transfer of shares of our company, including the registering of such shares in our share register.

Terms of Directors and Executive Officers

Our directors are not subject to a term of office and hold office until such time as they are removed from office by ordinary resolution or the unanimous written resolution of all shareholders.

Our officers are elected by and serve at the discretion of our board of directors, and may be removed by our board of directors.

Corporate Governance

Our board of directors has adopted a code of business conducts and ethics, which is applicable to all of our directors, officers, employees and advisors. We will make our code of business conducts and ethics publicly available on our website. In addition, our board of directors has adopted a set of corporate governance guidelines. The guidelines reflect certain guiding principles with respect to our board’s structure, procedures and committees. The guidelines are not intended to change or interpret any law, or our memorandum and articles of association, as amended from time to time. The code of business conducts and ethics and corporate governance guidelines all become effective upon completion of this offering.

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Limitation on Liability and Other Indemnification Matters

England law allows us to indemnify our directors, officers and auditors acting in relation to any of our affairs against actions, costs, charges, losses, damages and expenses incurred by reason of any act done or omitted in the execution of their duties as our directors, officers and auditors.

Under our amended and restated memorandum and articles of association to be adopted upon the closing of this offering, we may indemnify our directors and officers to, among other persons, our Directors and officers from and against all actions, costs, charges, losses, damages and expenses which they or any of them may incur or sustain by reason of any act done, concurred in or omitted in or about the execution of their duty or supposed duty in their respective offices or trusts, except such (if any) as they shall incur or sustain through their own fraud or dishonesty.

Employment Agreements and Indemnification Agreements

We have entered into employment agreements with each of our executive officers for a specified time period providing that the agreements are terminable for cause at any time. The terms of these agreement are substantially similar to each other. A senior executive officer may terminate his or her employment at any time by 30-day prior written notice. We may terminate the executive officer’s employment for cause, at any time, without advance notice or remuneration, for certain acts of the executive officer, such as conviction or plea of guilty to a felony or any crime involving moral turpitude, negligent or dishonest acts to our detriment, or misconduct or a failure to perform agreed duties.

Each executive officer has agreed to hold in strict confidence and not to use, except for the benefit of our company, any proprietary information, technical data, trade secrets and know-how of our company or the confidential or proprietary information of any third party, including our subsidiaries and our clients, received by our company. Each of these executive officers has also agreed to be bound by noncompetition and non-solicitation restrictions during the term of his or her employment and typically for two years following the last date of employment.

We expect to enter into indemnification agreements with our directors and executive officers, pursuant to which we will agree to indemnify our directors and executive officers against certain liabilities and expenses incurred by such persons in connection with claims made by reason of their being such a director or officer.

Foreign Private Issuer Exemption

We are a foreign private issuer within the meaning of the rules under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). As such, we are exempt from certain provisions applicable to United States domestic public companies. For example:

●	we are not required to provide as many Exchange Act reports, or as frequently, as a U.S. domestic public company;
●	for interim reporting, we are permitted to comply solely with our home country requirements, which are less rigorous than the rules that apply to domestic public companies;
●	we are not required to provide the same level of disclosure on certain issues, such as executive compensation;
●	we are exempt from provisions of Regulation FD aimed at preventing issuers from making selective disclosures of material information;
●	we are not required to comply with the sections of the Exchange Act regulating the solicitation of proxies, consents, or authorizations in respect of a security registered under the Exchange Act; and
●

we are not required to comply with Section 16 of the Exchange Act requiring insiders to file public reports of their share ownership and trading activities and establishing insider liability for profits realized from any “short-swing” trading transaction.

We intend to comply with the Nasdaq corporate governance rules applicable to foreign private issuers, which permit us to follow certain corporate governance rules that conform to the England requirements in lieu of many of the Nasdaqcorporate governance rules applicable to U.S. companies. As a result, our corporate governance practices may differ from those you might otherwise expect from a U.S. company listed on Nasdaq.

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PRINCIPAL SHAREHOLDERS

Except as specifically noted, the following table sets forth information with respect to the beneficial ownership of our Ordinary Shares as of the date of this prospectus by:

●	each of our directors and executive officers; and
●	each person known to us to beneficially own more than 5% of our Ordinary Shares on an as-converted basis.

Beneficial ownership is determined in accordance with the rules and regulations of the SEC. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, we have included shares that the person has the right to acquire within 60 days, including through the exercise of any option, warrant or other right or the conversion of any other security. These shares, however, are not included in the computation of the percentage ownership of any other person.

	Ordinary Shares Beneficially Owned Prior to This Offering		Shares Beneficially Owned After This Offering
	Number	%	Number	%
Directors and Executive Officers:
Mr. Xinzhuang Wang		100

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DESCRIPTION OF SHARE CAPITAL

As of the date of this prospectus, our authorized share capital is US$           , divided into               Ordinary Shares, with a par value of US$0.0001 each. All of our shares to be issued in the offering will be issued as fully paid. There are              Ordinary Shares issued and outstanding as of the date of this prospectus.

Ordinary Shares

As of the date of this Prospectus, the Company has no outstanding options, warrants and other convertible securities.

Listing

We have received the approval letter from Nasdaq to have our Ordinary Shares listed on the Nasdaq Capital Market under the symbol “JHY”.

Transfer Agent and Registrar

The transfer agent and registrar for the Ordinary Shares is .

Objects of Our Company

Under the Articles, the objects of our company are unrestricted and we have the full power and authority to carry out any object not prohibited by England law.

Ordinary Shares

Our ordinary shares are issued in registered form and are issued when registered in our register of members. We may not issue shares to bearer. Our shareholders who are not England residents may freely hold and vote their shares.

Voting Rights

At each general meeting, each shareholder who is present in person or by proxy (or, in the case of a shareholder being a corporation, by its duly authorized representative) will have one (1) vote for each Ordinary Share.

An ordinary resolution to be passed by the shareholders requires the affirmative vote of a simple majority of the votes attached to the Ordinary Shares cast by those shareholders entitled to vote who are present in person or by proxy (or, in the case of corporations, by their duly authorized representatives) at a general meeting, while a special resolution requires the affirmative vote of a majority of not less than two-thirds of the votes attached to the Ordinary Shares cast by those shareholders who are present in person or by proxy (or, in the case of corporations, by their duly authorized representatives) at a general meeting. Both ordinary resolutions and special resolutions may also be passed by a unanimous written resolution signed by all the shareholders of our company, as permitted by the Companies Act and our amended and restated memorandum and articles of association. A special resolution will be required for important matters such as a change of name or making changes to our amended and restated memorandum and articles of association.

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Our Memorandum and Articles of Association

The following are summaries of the material provisions of our amended and restated memorandum and articles of association and the Companies Act, insofar as they relate to the material terms of our Ordinary Shares. They do not purport to be complete. Reference is made to our amended and restated memorandum and articles of association, a copy of which is filed as an exhibit to the registration statement of which this prospectus is a part (and which is referred to in this section as, respectively, the “memorandum” and the “articles”).

Meetings of Shareholders

The directors may convene a meeting of shareholders whenever they think necessary or desirable. We must provide notice counting from the date service is deemed to take place, stating the place, the day and the hour of the general meeting and, in the case of special business, the general nature of that business, to such persons who are entitled to receive such notices from the Company. Our board of directors must convene a general meeting upon the written requisition of one or more shareholders entitled to attend and vote at general meeting of the Company holding not less than 10% of the paid up voting share capital of the Company in respect to the matter for which the meeting is requested.

No business may be transacted at any general meeting unless a quorum is present at the time the meeting proceeds to business. One or more shareholders present in person or by proxy holding in aggregate at least a majority of the paid up voting share capital of the Company shall be a quorum. If, within half an hour from the time appointed for the meeting, a quorum is not present, the meeting, if convened upon the requisition of shareholders, shall be dissolved. In any other case, it shall stand adjourned to the same day in the next week, at the same time and place and if, at the adjourned meeting, a quorum is not present within half an hour from the time appointed for the meeting, the shareholders present and entitled to vote shall be a quorum. At every meeting, the shareholders present shall choose someone of their number to be the chairman.

A corporation that is a shareholder shall be deemed for the purpose of our amended and restated memorandum and articles of association to be present at a general meeting in person if represented by its duly authorized representative. This duly authorized representative shall be entitled to exercise the same powers on behalf of the corporation which he represents as that corporation could exercise if it were our individual shareholder.

Meetings of Directors

The business of our company is managed by the directors. Our directors are free to meet at such times and in such manner and places within or outside the United Kingdom as the directors determine to be necessary or desirable. The quorum necessary for the transaction of the business of the directors may be fixed by the directors, and unless so fixed, if there be more than two directors shall be two, and if there are two or less Directors shall be one. An action that may be taken by the directors at a meeting may also be taken by a resolution of directors consented to in writing by all of the directors.

Winding Up

If we are wound up and the assets available for distribution among our shareholders are more than sufficient to repay the whole of the paid up capital at the commencement of the winding up, the excess shall be distributable among those shareholders in proportion to the capital paid up at the commencement of the winding up on the shares held by them respectively. If we are wound up and the assets available for distribution among the shareholders as such are insufficient to repay the whole of the paid up capital, such assets shall be distributed so that, as nearly as may be, the losses shall be borne by the shareholders in proportion to the capital paid up at the commencement of the winding up on the shares held by them, respectively. If we are wound up, the liquidator may with the sanction of a special resolution and any other sanction required by the Companies Act, divide among our shareholders in specie or kind the whole or any part of our assets (whether they shall consist of property of the same kind or not), and may, for such purpose, set such value as the liquidator deems fair upon any property to be divided and may determine how such division shall be carried out as between the shareholders or different classes of shareholders.

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The liquidator may also vest the whole or any part of these assets in trusts for the benefit of the shareholders as the liquidator shall think fit, but so that no shareholder will be compelled to accept any assets, shares or other securities upon which there is a liability.

Calls on Ordinary Shares and forfeiture of Ordinary Shares

Our board of directors may from time to time make calls upon shareholders for any amounts unpaid on their Ordinary Shares in a notice served to such shareholders at least one month prior to the specified time of payment. The Ordinary Shares that have been called upon and remain unpaid are subject to forfeiture.

Redemption, Repurchase and Surrender of Ordinary Shares

We may issue shares on terms that such shares are subject to redemption, at our option, on such terms and in such manner as may be determined, before the issue of such shares, by our board of directors or by an ordinary resolution of our shareholders. The Companies Act and our amended and restated memorandum and articles of association permits us to purchase our own shares, subject to certain restrictions and requirements. Subject to the Companies Act, our amended and restated memorandum and articles of association and to any applicable requirements imposed from time to time by the Nasdaq, the U.S. Securities and Exchange Commission, or by any other recognized stock exchange on which our securities are listed, we may purchase our own shares (including any redeemable shares) on such terms and in such manner as been approved by the directors or by an ordinary resolution of our shareholders. Under the Companies Act, the repurchase of any share may be paid out of our Company’s profits, or out of the share premium account, or out of the proceeds of a fresh issue of shares made for the purpose of such repurchase, or out of capital. If the repurchase proceeds are paid out of our Company’s capital, our Company must, immediately following such payment, be able to pay its debts as they fall due in the ordinary course of business. In addition, under the Companies Act, no such share may be repurchased (1) unless it is fully paid up, and (2) if such repurchase would result in there being no shares outstanding other than shares held as treasury shares. The repurchase of shares may be effected in such manner and upon such terms as may be authorized by or pursuant to the Company’s articles of association. If the articles do not authorize the manner and terms of the purchase, a company shall not repurchase any of its own shares unless the manner and terms of purchase have first been authorized by a resolution of the company. In addition, under the Companies Act and our amended and restated memorandum and articles of association, our Company may accept the surrender of any fully paid share for no consideration unless, as a result of the surrender, the surrender would result in there being no shares outstanding (other than shares held as treasury shares).

Variations of Rights of Shares

If at any time, our share capital is divided into different classes of shares, all or any of the rights attached to any class of our shares may (unless otherwise provided by the terms of issue of the shares of that class) be varied with the consent in writing of the holders of two-thirds of the issued shares of that class or with the sanction of a resolution passed by at least a two-thirds majority of holders of shares of that class as may be present in person or by proxy at a separate general meeting of the holders of shares of that class.

Objects of Our Company

Under our post-offering Amended and Restated Memorandum and Articles of Association, the objects of our company are unrestricted, and we are capable of exercising all the functions of a natural person of full capacity irrespective of any question of corporate benefit, as provided by section 27(2) of the Companies Act.

Ordinary Shares

Our ordinary shares are issued in registered form and are issued when registered in our register of members. We may not issue shares to bearer. Our shareholders who are non-residents of the England may freely hold and vote their shares.

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Dividends

The holders of our ordinary shares are entitled to such dividends as may be declared by our board of directors. Our post-offering Amended and Restated Memorandum and Articles of Association provide that dividends may be declared and paid out of the funds of our company lawfully available therefor. Under the laws of the England, our company may pay a dividend out of either profit or share premium account; provided that in no circumstances may a dividend be paid out of our share premium if this would result in our company being unable to pay its debts as they fall due in the ordinary course of business.

Voting Rights

Voting at any meeting of shareholders is by show of hands unless a poll is demanded. A poll may be demanded by:

●	the chairperson of such meeting;
●	by at least three shareholders present in person or by proxy for the time being entitled to vote at the meeting;
●	by shareholder(s) present in person or by proxy representing not less than one-tenth of the total voting rights of all shareholders having the right to vote at the meeting; and
●	by shareholder(s) present in person or by proxy and holding shares in us conferring a right to vote at the meeting being shares on which an aggregate sum has been paid up equal to not less than one-tenth of the total sum paid up on all shares conferring that right.

An ordinary resolution to be passed at a meeting by the shareholders requires the affirmative vote of a simple majority of the votes attaching to the ordinary shares cast at a meeting, while a special resolution requires the affirmative vote of no less than two-thirds of the votes cast attaching to the issued and outstanding ordinary shares at a meeting. A special resolution will be required for important matters such as a change of name, making changes to our post-offering Amended and Restated Memorandum and Articles of Association, a reduction of our share capital and the winding up of our company. Our shareholders may, among other things, divide or combine their shares by ordinary resolution.

General Meetings of Shareholders

As a England company, we are not obliged by the Companies Act to call shareholders’ annual general meetings. Our post-offering Amended and Restated Memorandum and Articles of Association provide that we shall, if required by the Companies Act, in each year hold a general meeting as its annual general meeting, and shall specify the meeting as such in the notices calling it, and the annual general meeting shall be held at such time and place as may be determined by our directors. General meetings, including annual general meetings, may be held at such times and in any location in the world as may be determined by the Board. A general meeting or any class meeting may also be held by means of such telephone, electronic or other communication facilities as to permit all persons participating in the meeting to communicate with each other, and participation in such a meeting constitutes presence at such meeting.

Shareholders’ general meetings may be convened by the chairperson of our board of directors or by a majority of our board of directors. Advance notice of at least ten clear days is required for the convening of our annual general shareholders’ meeting (if any) and any other general meeting of our shareholders. A quorum required for any general meeting of shareholders consists of, at the time when the meeting proceeds to business, two shareholders holding shares which carry in aggregate (or representing by proxy) not less than one-third of all votes attaching to issued and outstanding shares in our company entitled to vote at such general meeting.

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The Companies Act does not provide shareholders with any right to requisition a general meeting or to put any proposal before a general meeting. However, these rights may be provided in a company’s articles of association. Our post-offering Amended and Restated Memorandum and Articles of Association provide that upon the requisition of any one or more of our shareholders holding shares which carry in aggregate not less than one-third of all votes attaching to the issued and outstanding shares of our company entitled to vote at general meetings, our board will convene an extraordinary general meeting and put the resolutions so requisitioned to a vote at such meeting. However, our post-offering Amended and Restated Memorandum and Articles of Association do not provide our shareholders with any right to put any proposals before annual general meetings or extraordinary general meetings not called by such shareholders.

Transfer of Ordinary Shares

Subject to the restrictions set out below, any of our shareholders may transfer all or any of his or her ordinary shares by an instrument of transfer in the usual or common form or in a form prescribed by Nasdaq or any other form approved by our board of directors. Notwithstanding the foregoing, ordinary shares may also be transferred in accordance with the applicable rules and regulations of Nasdaq.

Our board of directors may, in its absolute discretion, decline to register any transfer of any ordinary share which is not fully paid up or on which we have a lien. Our board of directors may also decline to register any transfer of any ordinary share unless:

●	the instrument of transfer is lodged with us, accompanied by the certificate for the ordinary shares to which it relates and such other evidence as our board of directors may reasonably require to show the right of the transferor to make the transfer;
●	the instrument of transfer is in respect of only one class of ordinary shares;
●	the instrument of transfer is properly stamped, if required;
●	in the case of a transfer to joint holders, the number of joint holders to whom the ordinary share is to be transferred does not exceed four; and
●	a fee of such maximum sum as the Nasdaq may determine to be payable or such lesser sum as our directors may from time to time require is paid to us in respect thereof.

If our directors refuse to register a transfer they shall, within two months after the date on which the instrument of transfer was lodged, send to each of the transferor and the transferee notice of such refusal.

The registration of transfers may, after compliance with any notice required in accordance with the rules of the Nasdaq, be suspended and the register closed at such times and for such periods as our board of directors may from time to time determine; provided, however, that the registration of transfers shall not be suspended nor the register closed for more than 30 days in any year as our board may determine.

Liquidation.

On the winding up of our company, if the assets available for distribution amongst our shareholders shall be more than sufficient to repay the whole of the share capital at the commencement of the winding up, the surplus shall be distributed amongst our shareholders in proportion to the par value of the shares held by them at the commencement of the winding up, subject to a deduction from those shares in respect of which there are monies due, of all monies payable to our company for unpaid calls or otherwise. If our assets available for distribution are insufficient to repay all of the paid-up capital, such the assets will be distributed so that, as nearly as may be, the losses are borne by our shareholders in proportion to the par value of the shares held by them.

Calls on Shares and Forfeiture of Shares

Our board of directors may from time to time make calls upon shareholders for any amounts unpaid on their shares in a notice served to such shareholders at least 14 days prior to the specified time and place of payment. The shares that have been called upon and remain unpaid are subject to forfeiture.

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Redemption, Repurchase and Surrender of Shares

We may issue shares on terms that such shares are subject to redemption, at our option or at the option of the holders of these shares, on such terms and in such manner as may be determined by our board of directors. Our company may also repurchase any of our shares on such terms and in such manner as have been approved by our board of directors. Under the Companies Act, the redemption or repurchase of any share may be paid out of our company’s profits, share premium or out of the proceeds of a new issue of shares made for the purpose of such redemption or repurchase, or out of capital if our company can, immediately following such payment, pay its debts as they fall due in the ordinary course of business. In addition, under the Companies Act no such share may be redeemed or repurchased (a) unless it is fully paid up, (b) if such redemption or repurchase would result in there being no shares outstanding or (c) if the company has commenced liquidation. In addition, our company may accept the surrender of any fully paid share for no consideration.

Variations of Rights of Shares

Whenever the capital of our company is divided into different classes the rights attached to any such class may, subject to any rights or restrictions for the time being attached to any class, only be varied with the sanction of a resolution passed by a majority of two-thirds of the votes cast at a separate meeting of the holders of the shares of that class. The rights conferred upon the holders of the shares of any class issued with preferred or other rights shall not, unless otherwise expressly provided by the terms of issue of the shares of that class, be deemed to be varied by the creation, allotment or issue of further shares ranking pari passu with such existing class of shares.

Issuance of Additional Shares

Our post-offering Amended and Restated Memorandum and Articles of Association authorizes our board of directors to issue additional ordinary shares from time to time as our board of directors shall determine, to the extent of available authorized but unissued shares.

Our post-offering Amended and Restated Memorandum and Articles of Association also authorizes our board of directors to establish from time to time one or more series of preference shares and to determine, with respect to any series of preference shares, the terms and rights of that series, including, among other things:

●	the designation of the series;
●	the number of shares of the series;
●	the dividend rights, dividend rates, conversion rights and voting rights; and
●	the rights and terms of redemption and liquidation preferences.

Our board of directors may issue preference shares without action by our shareholders to the extent of available authorized but unissued shares. Issuance of these shares may dilute the voting power of holders of ordinary shares.

Inspection of Books and Records

Holders of our ordinary shares will have no general right under England law to inspect or obtain copies of our list of shareholders or our corporate records. However, our post-offering Amended and Restated Memorandum and Articles of Association have provisions that provide our shareholders the right to inspect our register of shareholders without charge, and to receive our annual audited financial statements. See “Where You Can Find Additional Information.”

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Anti-Takeover Provisions. Some provisions of our post-offering Amended and Restated Memorandum and Articles of Association may discourage, delay or prevent a change of control of our company or management that shareholders may consider favorable, including provisions that:

●	authorize our board of directors to issue preference shares in one or more series and to designate the price, rights, preferences, privileges and restrictions of such preference shares without any further vote or action by our shareholders; and
●	limit the ability of shareholders to requisition and convene general meetings of shareholders.

However, under England law, our directors may only exercise the rights and powers granted to them under our post-offering Amended and Restated Memorandum and Articles of Association for a proper purpose and for what they believe in good faith to be in the best interests of our company.

Exempted Company

We are an exempted company with limited liability under the Companies Act. The Companies Act distinguishes between ordinary resident companies and exempted companies. Any company that is registered in the England but conducts business mainly outside of the England may apply to be registered as an exempted company. The requirements for an exempted company are essentially the same as for an ordinary company except that an exempted company:

●	does not have to file an annual return of its shareholders with the Registrar of Companies;
●	is not required to open its register of members for inspection;
●	does not have to hold an annual general meeting;
●	may issue negotiable or bearer shares or shares with no par value;
●	may obtain an undertaking against the imposition of any future taxation (such undertakings are usually given for 20 years in the first instance);
●	may register as an exempted limited duration company; and
●	may register as a segregated portfolio company.

“Limited liability” means that the liability of each shareholder is limited to the amount unpaid by the shareholder on that shareholder’s shares of the company (except in exceptional circumstances, such as involving fraud, the establishment of an agency relationship or an illegal or improper purpose or other circumstances in which a court may be prepared to pierce or lift the corporate veil).

Rights of Non-Resident or Foreign Shareholders

There are no limitations imposed by our amended and restated memorandum and articles of association on the rights of non-resident or foreign shareholders to hold or exercise voting rights on our shares. In addition, there are no provisions in our amended and restated memorandum and articles of association governing the ownership threshold above which shareholder ownership must be disclosed.

Issuance of additional Ordinary Shares

Our amended and restated memorandum and articles of association authorizes our board of directors to issue additional Ordinary Shares from authorized but unissued shares, to the extent available, from time to time as our board of directors shall determine.

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SHARES ELIGIBLE FOR FUTURE SALE

Upon completion of this offering, we will have Ordinary Shares outstanding assuming the underwriters do not exercise their over-allotment option to purchase additional Ordinary Shares. Of that amount, Ordinary Shares will be publicly held by investors participating in this offering, and Ordinary Shares will be held by our existing shareholders, some of whom may be our “affiliates” as that term is defined in Rule 144 under the Securities Act. As defined in Rule 144, an “affiliate” of an issuer is a person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, the issuer. Prior to this offering, there has been no public market for our Ordinary Shares. While we intend to list the Ordinary Shares on the Nasdaq Capital market, we cannot assure you that a regular trading market will develop in our Ordinary Shares.

Future sales of substantial amounts of our Ordinary Shares in the public markets after this offering, or the perception that such sales may occur, could adversely affect market prices prevailing from time to time. As described below, only a limited number of our Ordinary Shares currently outstanding will be available for sale immediately after this offering due to contractual and legal restrictions on resale. Nevertheless, after these restrictions lapse, future sales of substantial amounts of our ordinary share, including ordinary share issued upon exercise of outstanding options, in the public market in the United States, or the possibility of such sales, could negatively affect the market price in the United States of our ordinary share and our ability to raise equity capital in the future.

All of the ordinary shares sold in the offering will be freely transferable by persons other than our “affiliates” in the United States without restriction or further registration under the Securities Act. Ordinary shares purchased by one of our “affiliates” may not be resold, except pursuant to an effective registration statement or an exemption from registration, including an exemption under Rule 144 under the Securities Act described below.

The ordinary share held by existing shareholders are, and any ordinary share issuable upon exercise of options outstanding following the completion of this offering will be, “restricted securities,” as that term is defined in Rule 144 under the Securities Act. These restricted securities may be sold in the United States only if they are registered or if they qualify for an exemption from registration under Rule 144 or Rule 701 under the Securities Act. These rules are described below.

Rule 144

All of our Ordinary Shares outstanding prior to this offering are “restricted shares” as that term is defined in Rule 144 under the Securities Act and may be sold publicly in the United States only if they are subject to an effective registration statement under the Securities Act or pursuant to an exemption from the registration requirements. Under Rule 144 as currently in effect, a person who has beneficially owned our restricted shares for at least six months is generally entitled to sell the restricted securities without registration under the Securities Act beginning 90 days after the date of this prospectus, subject to certain additional restrictions.

Our affiliates are subject to additional restrictions under Rule 144. Our affiliates may only sell a number of restricted shares within any three-month period that does not exceed the greater of the following:

●	1% of the then outstanding Ordinary Shares, which will equal approximately Ordinary Shares immediately after this offering; or
●	the average weekly trading volume of our Ordinary Shares during the four calendar weeks preceding the date on which notice of the sale is filed with the SEC.

Affiliates who sell restricted securities under Rule 144 may not solicit orders or arrange for the solicitation of orders, and they are also subject to notice requirements and the availability of current public information about us.

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Persons who are not our affiliates are only subject to one of these additional restrictions, the requirement of the availability of current public information about us, and this additional restriction does not apply if they have beneficially owned our restricted shares for more than one year.

Rule 701

In general, under Rule 701 of the Securities Act as currently in effect, each of our employees, consultants or advisors who purchases our Ordinary Shares from us in connection with a compensatory stock or option plan or other written agreement relating to compensation is eligible to resell such Ordinary Shares 90 days after we became a reporting company under the Exchange Act in reliance on Rule 144, but without compliance with some of the restrictions, including the holding period, contained in Rule 144.

Regulation S

Regulation S provides generally that sales made in offshore transactions are not subject to the registration or prospectus-delivery requirements of the Securities Act.

THE DISCUSSION ABOVE IS A GENERAL SUMMARY. IT DOES NOT COVER ALL MATTERS RELATING TO SHARE TRANSFER RESTRICTIONS THAT MAY BE OF IMPORTANCE TO A PROSPECTIVE INVESTOR. EACH PROSPECTIVE INVESTOR SHOULD CONSULT ITS OWN LEGAL ADVISOR REGARDING THE PARTICULAR SECURITIES LAWS AND TRANSFER RESTRICTION CONSEQUENCES OF PURCHASING, HOLDING, AND DISPOSING OF OUR COMMON SHARES OR THE COMMON SHARES, INCLUDING THE CONSEQUENCES OF ANY PROPOSED CHANGE IN APPLICABLE LAWS.

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TAXATION

The following summary contains a description of the material U.S. federal income tax and United Kingdom tax consequences of the acquisition, ownership and disposition of Ordinary Shares and Depositary Shares, but it does not purport to be a comprehensive description of all the tax considerations that may be relevant to a decision to purchase Ordinary Shares or Depositary Shares. The summary is based upon the on the tax laws of the United States and regulations thereunder and the tax laws of the United Kingdom and regulations thereunder as of the date hereof, which are subject to change.

Certain United Kingdom Tax Considerations

The following is a general summary of certain United Kingdom tax considerations relating to the ownership and disposal of our Ordinary Shares or Depositary Shares and does not address all possible tax consequences relating to an investment in our Ordinary Shares or Depositary Shares. It is based on United Kingdom tax law and generally published His Majesty’s Revenue & Customs, or HMRC, practice as of the date of this prospectus, both of which are subject to change, possibly with retrospective effect.

Save as provided otherwise, this summary applies only to a person who is the absolute beneficial owner of our Ordinary Shares or Depositary Shares and who is resident (and, in the case of an individual, domiciled) in the United Kingdom for tax purposes and who is not resident for tax purposes in any other jurisdiction and does not have a permanent establishment or fixed base in any other jurisdiction with which the holding of our Ordinary Shares or Depositary Shares is connected, or a U.K. Holder. A person who is not a U.K. Holder, including a person (a) who is not resident (or, if resident, is not domiciled) in the United Kingdom for tax purposes, including an individual and company who trades in the United Kingdom through a branch, agency or permanent establishment in the United Kingdom to which an Ordinary Share or Depositary Share is attributable, or (b) who is resident or otherwise subject to tax in a jurisdiction outside the United Kingdom, is recommended to seek the advice of professional advisors in relation to their taxation obligations.

This summary is for general information only and is not intended to be, nor should it be considered to be, legal or tax advice to any particular investor. It does not address all of the tax considerations that may be relevant to specific investors in light of their particular circumstances or to investors subject to special treatment under United Kingdom tax law. In particular this summary:

●	only applies to an absolute beneficial owner of Ordinary Shares or Depositary Shares and any dividend paid in respect of that Ordinary Share where the dividend is regarded for United Kingdom tax purposes as that person’s own income (and not the income of some other person); and
●	(a) only addresses the principal United Kingdom tax consequences for an investor who holds Ordinary Shares or Depositary Shares as a capital asset, (b) does not address the tax consequences that may be relevant to certain special classes of investor such as a dealer, broker or trader in shares or securities and any other person who holds Ordinary Shares or Depositary Shares otherwise than as an investment, (c) does not address the tax consequences for a holder that is a financial institution, insurance company, collective investment scheme, pension scheme, charity or tax-exempt organization, (d) assumes that a holder is not an officer or employee of the company (nor of any related company) and has not (and is not deemed to have) acquired the Ordinary Shares or Depositary Shares by virtue of an office or employment, and (e) assumes that a holder does not control or hold (and is not deemed to control or hold), either alone or together with one or more associated or connected persons, directly or indirectly (including through the holding of Depositary Shares), an interest of 10% or more in the issued share capital (or in any class thereof), voting power, rights to profits or capital of the company, and is not otherwise connected with the company.

This summary further assumes that a holder of Depositary Shares is the beneficial owner of the underlying Ordinary Shares for United Kingdom direct tax purposes.

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United States Federal Income Tax Considerations

The following discussion is a summary of U.S. federal income tax considerations generally applicable to the ownership and disposition of our Ordinary Shares by a U.S. Holder (as defined below) that acquires our Ordinary Shares in this offering and holds our Ordinary Shares as “capital assets” (generally, property held for investment) under the U.S. Internal Revenue Code of 1986, as amended, or the Code. This discussion is based upon existing U.S. federal tax law, which is subject to differing interpretations or change, possibly with retroactive effect. No ruling has been sought from the Internal Revenue Service, or the IRS, with respect to any U.S. federal income tax considerations described below, and there can be no assurance that the IRS or a court will not take a contrary position. This discussion, moreover, does not address the U.S. federal estate, gift, and alternative minimum tax considerations, the Medicare tax on certain net investment income, information reporting or backup withholding or any state, local, and non-U.S. tax considerations, relating to the ownership or disposition of our Ordinary Shares. The following summary does not address all aspects of U.S. federal income taxation that may be important to particular investors in light of their individual circumstances or to persons in special tax situations such as:

●    banks and other financial institutions;

●    insurance companies;

●    pension plans;

●    cooperatives;

●    regulated investment companies;

●    real estate investment trusts;

●    broker-dealers;

●    traders that elect to use a mark-to-market method of accounting;

●    certain former U.S. citizens or long-term residents;

●    tax-exempt entities (including private foundations);

●    individual retirement accounts or other tax-deferred accounts;

●    persons liable for alternative minimum tax;

●    persons who acquire their Ordinary Shares pursuant to any employee share option or otherwise as compensation;

●    investors that will hold their Ordinary Shares as part of a straddle, hedge, conversion, constructive sale or other integrated transaction for U.S. federal income tax purposes;

●    investors that have a functional currency other than the U.S. dollar;

●    persons that actually or constructively own 10% or more of our Ordinary Shares (by vote or value); or

●    partnerships or other entities taxable as partnerships for U.S. federal income tax purposes, or persons holding the Ordinary Shares through such entities,

all of whom may be subject to tax rules that differ significantly from those discussed below.

Each U.S. Holder is urged to consult its tax advisor regarding the application of U.S. federal taxation to its particular circumstances, and the state, local, non-U.S., and other tax considerations of the ownership and disposition of our Ordinary Shares.

General

For purposes of this discussion, a “U.S. Holder” is a beneficial owner of our Ordinary Shares that is, for U.S. federal income tax purposes:

●    an individual who is a citizen or resident of the United States;

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●    a corporation (or other entity treated as a corporation for U.S. federal income tax purposes) created in, or organized under the laws of the United States or any state thereof or the District of Columbia;

●    an estate the income of which is includible in gross income for U.S. federal income tax purposes regardless of its source; or

●    a trust (i) the administration of which is subject to the primary supervision of a U.S. court and which has one or more U.S. persons who have the authority to control all substantial decisions of the trust, or (ii) that has otherwise validly elected to be treated as a U.S. person under the Code.

●    If a partnership (or other entity treated as a partnership for U.S. federal income tax purposes) is a beneficial owner of our Ordinary Shares, the tax treatment of a partner in the partnership will generally depend upon the status of the partner and the activities of the partnership. Partnerships holding our Ordinary Shares and their partners are urged to consult their tax advisors regarding an investment in our Ordinary Shares.

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UNDERWRITING

In connection with this offering, we will enter into an underwriting agreement with          , as representative of the Underwriters, or the Representative, in this offering. The Representative may retain other brokers or dealers to act as a sub-agents or selected dealers on their behalf in connection with this offering. The Underwriters will be agreed to purchase from us, on a firm commitment basis, the number of ordinary shares set forth opposite its name below, at the offering price less the underwriting discounts set forth on the cover page of this prospectus:

Underwriters	Number of Shares

Total

The underwriters are offering the Ordinary Shares subject to their acceptance of the Ordinary Shares from us and subject to prior sale. The underwriting agreement provides that the obligations of the underwriters to pay for and accept delivery of the Ordinary Shares offered by this prospectus are subject to the approval of certain legal matters by its counsel and to other conditions. The underwriters are obligated to take and pay for all of the Ordinary Shares offered by this prospectus if any such Ordinary Shares are taken. However, the underwriters are not required to take or pay for the Ordinary Shares covered by the Representative’s option to purchase additional Ordinary Shares described below.

Certain of the underwriters are expected to make offers and sales both inside and outside the United States through their respective selling agents. Any offers or sales in the United States will be conducted by broker-dealers registered with the SEC.         is not a broker-dealer registered with the SEC and does not intend to make any offers or sales of the ordinary shares within the U.S. or to any U.S. persons.

Fees, Commissions and Expense Reimbursement

We will pay the Underwriter a discount equivalent to         percent ( %) of the gross proceeds of this offering. The Underwriter proposes initially to offer the ordinary shares to the public at the offering price set forth on the cover page of this prospectus and to dealers at those prices less the aforesaid fee (“underwriting discount”) set forth on the cover page of this prospectus. If all of the ordinary shares offered by us are not sold at the offering price, the Underwriter may change the offering price and other selling terms by means of a supplement to this prospectus

The following table shows the underwriting fees/commission payable to the Underwriter with this offering:

Per Ordinary Share
Public offering price
Underwriting fees and commissions ( %)
Proceeds, before expenses, to us

In addition to the cash commission, we will also reimburse the Underwriter for accountable out-of-pocket expenses not to exceed $         . Such accountable out-of-pocket expenses include no more than $         in Underwriter’s legal counsel fees, due diligence and other like expenses not to exceed $         and road show, travel, on-boarding fees and other reasonable out-of-pocket accountable expenses not to exceed $         , background checks expenses not to exceed $ , and DTC eligibility fees and expenses not to exceed $         . We have paid to $ in accountable expenses as of the date hereof, which will be refundable to us to the extent actually not incurred by the Underwriter in accordance with FINRA Rule 5110(f)(2)(C).

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We estimate that the total expenses payable by us in connection with the offering, other than the underwriting fees and commissions, will be approximately $.

We are discussing the offering with some underwriters. As of the date of this prospectus, we have not yet determined that the underwriters have entered into an underwriting agreement. The underwriting data used below is derived from industry practice and normal fees, which will not be formally recognized until an underwriting agreement is reached. The foregoing does not purport to be a complete statement of the terms and conditions of the underwriting agreement and subscription agreement.

Pricing of the Offering

Prior to the completion of this offering, there has been no public market for our Ordinary Shares. The initial public offering price of the Ordinary Shares has been negotiated between us and the underwriters. Among the factors considered in determining the initial public offering price of the Ordinary Shares, in addition to the prevailing market conditions, are our historical performance, estimates of our business potential and earnings prospects, an assessment of our management, and the consideration of the above factors in relation to market valuation of companies in related businesses.

Electronic Offer, Sale, and Distribution of Ordinary Shares

A prospectus in electronic format may be made available on the websites maintained by the underwriters or selling group members, if any, participating in this offering and the underwriters may distribute prospectuses electronically. The underwriters may agree to allocate a number of Ordinary Shares to selling group members for sale to its online brokerage account holders. The Ordinary Shares to be sold pursuant to internet distributions will be allocated on the same basis as other allocations. Other than the prospectus in electronic format, the information on these websites is not part of, nor incorporated by reference into, this prospectus or the registration statement of which this prospectus forms a part, has not been approved or endorsed by us or the underwriters, and should not be relied upon by investors.

Price Stabilization

The Underwriter will be required to comply with the Securities Act and the Exchange Act, including without limitation, Rule 10b-5 and Regulation M under the Exchange Act. These rules and regulations may limit the timing of purchases and sales of shares of capital stock by the Underwriter acting as principal. Under these rules and regulations, the Underwriter:

●	may not engage in any stabilization activity in connection with our securities; and
●	may not bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities, other than as permitted under the Exchange Act, until it has completed its participation in the distribution.

Selling Restrictions

No action has been taken in any jurisdiction (except in the United States) that would permit a public offering of the Ordinary Shares, or the possession, circulation or distribution of this prospectus or any other material relating to us or the Ordinary Shares, where action for that purpose is required. Accordingly, the Ordinary Shares may not be offered or sold, directly or indirectly, and neither this prospectus nor any other offering material or advertisements in connection with the Ordinary Shares may be distributed or published, in or from any country or jurisdiction except in compliance with any applicable rules and regulations of any such country or jurisdiction.

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WHERE YOU CAN FIND ADDITIONAL INFORMATION

We have filed with the SEC a registration statement on Form F-1, including relevant exhibits and schedules under the Securities Act, covering the Ordinary Shares offered by this prospectus. You should refer to our registration statements and their exhibits and schedules if you would like to find out more about us and about the Ordinary Shares. This prospectus summarizes material provisions of contracts and other documents that we refer you to. Since the prospectus may not contain all the information that you may find important, you should review the full text of these documents.

The registration statements, reports and other information so filed can be inspected and copied at the public reference facilities maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549. You can request copies of these documents upon payment of a duplicating fee, by writing to the SEC. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference rooms. The SEC also maintains a website that contains reports, proxy statements and other information about issuers, such as us, who file electronically with the SEC. The address of that website is http://www.sec.gov. The information on that website is not a part of this prospectus.

No dealers, salesperson or other person is authorized to give any information or to represent anything not contained in this prospectus. You must not rely on any unauthorized information or representations. This prospectus is an offer to sell only the securities offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this prospectus is current only as of its date.

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